As filed with the Securities and Exchange Commission on March 27, 2008
                                                         Registration No. 333-69272
____________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 8 TO THE
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
____________________

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership
(Exact name of registrant as specified in governing instruments)

2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)
___________________________

WILLIAM C. OWENS
President
Owens Financial Group, Inc.
2221 Olympic Blvd., P.O. Box 2400
Walnut Creek, California 94595
(925) 935-3840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

M. Greg Allio
Morgan Miller Blair, a Law Corporation
1331 N. California Blvd., Suite 200
Walnut Creek, California 94596

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

____________________________________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units of Limited Partnership Interest	200,000,000	$1.00	$200,000,000	$50,000*

* Paid with the original filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

OWENS MORTGAGE INVESTMENT FUND,
a California Limited Partnership

Up to 200,000,000 Units of Limited Partnership Interests

The Partnership

The Partnership primarily invests in mortgage loans on real estate and leasehold interests.  The Partnership began in 1984 and has offered and sold its Units at $1.00 each under six previous SEC registration statements, beginning in 1988.  There are 295,979,046 Units held by 2,515 limited partners as of December 31, 2007.  As of February 29, 2008, there are 91,930,426 Units remaining to be sold of the 200,000,000 Units registered under this Registration Statement.

The Offering

We are offering and selling to the public up to a maximum of 200,000,000 Units for $1 per unit, including Units issued under our distribution reinvestment plan.  There is no minimum amount of the offering.
	Price to Public	Selling Commissions/ Expenses (1)	Proceeds to the Partnership
Per Unit…………………	$1.00	$0.00	$1.00
Total Maximum…………	$200,000,000.00(1)	$494,000.00	$199,506,000.00

(1)
All expenses related to this offering will be paid by the Partnership and are estimated through the completion of sale of all Units remaining to be sold.  Units will be sold by Owens Securities Corporation (“OSC”), the underwriter selling our units in this offering.  OSC is wholly owned by Owens Financial Group, Inc., the General Partner of the Partnership.  There will be no commissions paid to OSC or to any other underwriter or broker.  OSC is not required to sell any specific number or dollar amount of Units, but will use its best effort to sell the Units offered.  The offer of Units will be terminated on December 31, 2009 unless extended by the General Partner.  The minimum purchase is 2,000 Units.  There are no arrangements to place funds from the sales of Units in an escrow, trust, or similar account.

The Risk Factors

See “Risk Factors” at page 10 for a discussion of these and other significant risk factors associated with a purchase of Units:

•	Rising delinquencies, defaults and foreclosures related to our mortgage loans, and declines in real estate values, may result in reduced Partnership income and distributions to you.

•	Your ability to sell or transfer Units is restricted, no market for the Units exists and none is likely to develop.

•
Your ability to liquidate your investment is limited and subject to restrictions.  For example, you must hold your Units for one year before the Partnership may repurchase them, and repurchases of Units by the Partnership are subject to other limitations.

•	You must place total reliance for operating the Partnership on the General Partner.

•	The General Partner is subject to conflicts of interest with the Partnership and the limited partners.

•
The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience than the General Partner.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Units or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in the Units is not permitted.

The date of this Prospectus is April __, 2008

TABLE OF CONTENTS
COVER PAGE		Balloon Payment	55
INVESTOR SUITABILITY STANDARDS	1	Equity Interests and Participation in Real Property	55
SUMMARY OF THE OFFERING	3	Debt Coverage Standard for Mortgage Loans	55
The Partnership	3	Loan Limit Amount	55
The General Partner	3	Loans to Affiliates	55
Compensation to the General Partner	3	Purchase of Loans from Affiliates	56
Summary Risk Factors	4	Borrowing	56
Conflicts of Interest	4	Repayment of Mortgage on Sales of
The Units	4	Properties	56
Units are Restricted as to Sale and Transfer	4	No Trust or Investment Company Activities	57
The Offering	5	Miscellaneous Policies and Procedures	57
Investor Suitability Standards	5	Competitive Conditions	57
Tax Considerations	5	Employees	57
Purchase of Units	5	HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER	58
Use of Offering Proceeds	6	Introduction	58
Investment Portfolio	6	General	58
Investment Objectives	6	Parties to a Deed of Trust	58
Partnership Borrowing	6	Foreclosure	58
Distributions	6	Provisions in Deeds of Trust	59
Distribution Reinvestment Plan	6	California Usury Law Not Applicable to
Partnership Agreement	6	Partnership Mortgage Loans	60
SUMMARY FINANCIAL INFORMATION	7	FEDERAL INCOME TAX CONSEQUENCES	61
RISK FACTORS	8	SUMMARY OF PARTNERSHIP AGREEMENT,
NOTICE TO CALIFORNIA RESIDENTS	19	RIGHTS OF LIMITED PARTNERS AND
HOW TO SUBSCRIBE	19	DESCRIPTION OF UNITS	76
USE OF PROCEEDS	20	Nature of the Partnership	77
CAPITALIZATION OF PARTNERSHIP	21	Authorized Units	77
CAPITAL CONTRIBUTION OF THE GENERAL		The Responsibilities of the General Partner	77
PARTNER	21	Limitations on the General Partner	77
COMPENSATION OF THE GENERAL PARTNER	21	Liabilities of the Limited Partners--
Compensation and Reimbursement from the		Nonassessability	78
Partnership	21	Term and Dissolution	78
Compensation from Borrowers	23	General Partner's Interest Upon Removal,
Table of Compensation and Reimbursed Expenses	23	Withdrawl or Termination	78
CERTAIN RELATIONSHIPS AND RELATED		Meetings	78
TRANSACATIONS	23	Voting Rights and Books and Records	79
CONFLICTS OF INTEREST	26	Status of Units	79
FIDUCIARY RESPONSIBILITY	28	Distributions	79
MANAGEMENT	28	Reinvestments	80
Management of the Partnership	28	Assignment of Transfer of Units	81
Research and Acquisition	30	Repurchase of Units, Withdrawl from Partnership	81
Partnership Management	30	Special Power of Attorney	82
Mortgage Investments	30	REPORTS TO LIMITED PARTNERS	82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL		PRIVACY POLICY	82
OWNERS AND MANAGEMENT	31	PLAN OF DISTRIBUTION	83
MANAGEMENT’S DISCUSSION AND ANALYSIS OF		SUPPLEMENTAL SALES MATERIALS	84
FINANCIAL CONDITIONS AND RESULTS OF		MARKET FOR REGISTRANT'S LIMITED
OPERATIONS	32	PARTNERSHIP UNITS, RELATED UNIT HOLDER
BUSINESS	46	MATTERS AND ISSUER PURCHASES OF EQUITY
Delinquencies	48	SECURITIES	84
Real Estate Owned	49	LEGAL PROCEEDINGS	85
Principal Investment Objectives	51	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
Types of Mortgage Loans	53	ACCOUNTING AND FINANCIAL DISCLOSURE	85
First Mortgage Loans	53	LEGAL MATTERS	85
Second and Wraparound Mortgage Loans	53	EXPERTS	85
Third Mortgage Loans	53	AVAILABLE INFORMATION	85
Construction and Rehabilitation Loans	53
Leasehold Interest Loans	53	INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
Variable Rate Loans	54	EXHIBITS
Interest Rate Caps	54	A. Amended and Restated Limited Partnership Agreement	A-1
Assumability	54	B. Subscription Agreement and Power of Attorney	B-1
Prepayment Penalties and Exit Fees	55

INVESTOR SUITABILITY STANDARDS

You must meet the investor suitability standards in this section to purchase Units and to participate in the Partnership’s Distribution Reinvestment Plan.  In addition, the Partnership and certain states have placed various restrictions on the resale or transfer of Units.

The Subscription Agreement, which is Exhibit B to this Prospectus, outlines the suitability standards and requests the disclosure from each investor that it meets the minimum standards. The General Partner reviews and screens all Subscription Agreements, and rejects Subscription Agreements from investors not meeting the suitability standards. Owens Securities Corporation, which will offer and sell Units for the Partnership, must diligently inquire of all prospective investors to ascertain if the Units are suitable for the investor and to promptly transmit all completed Subscription Agreements to the General Partner.

Units represent a long-term investment with limited liquidity. You may not be able to liquidate your investment in the event of an emergency or for any other reason. Units will be sold to you only if you have, and you also represent in the Subscription Agreement that you have, either:

•
a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington) plus a minimum annual gross income of at least $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington);

•
a minimum net worth (exclusive of home, home furnishings and automobiles) of $150,000 ($75,000 in the State of California and $250,000 in the States of Arizona, Oregon and Washington) irrespective of annual gross income; or

•
in purchasing for a fiduciary account, the minimum standards above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

In certain states, you may transfer Units only to persons who meet similar suitability standards. You should carefully read the requirements in connection with resales of Units in “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units—Assignment and Transfer of Units” at page 84, and in the Subscription Agreement.

Investment in the Partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the Partnership’s investments, it is likely that all or substantially all of the income of the Partnership will be taxable to the Limited Partners as ordinary income. See “Federal Income Tax Consequences” at page 64. The Units may, therefore, be suitable for:

•	a corporate pension or profit sharing plan (“Corporate Plan”);

•	a Keogh Plan account (“Keogh Plan”) (Corporate Plans and Keogh Plans are referred to herein, collectively, as Qualified Plans”);

•	an Individual Retirement Account (“IRA” or “Roth IRA”);

•	a Simplified Employee Pension (“SEP”);

•
other entities exempt from federal income taxation such as charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment); and

•	persons seeking current taxable income.

It should be noted, however, that an investment in the Partnership will not create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code of 1986, as amended.

The investment objectives and policies of the Partnership have been designed to make the Units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 (“ERISA”) provides a comprehensive regulatory scheme for “plan assets.” In accordance with applicable regulations, the General Partner intends to manage the Partnership to assure that an investment in the Partnership by a Qualified Plan will not make the assets of the Partnership “plan assets.” The regulations are also applicable to an IRA. See “Federal Income Tax Consequences” at page 64.

The General Partner is not permitted to allow any Qualified Plan to purchase Units if the General Partner has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

You should obtain the advice of your attorney, tax advisor, and/or business advisor with respect to the legal, tax and business aspects of this investment prior to subscribing for Units.

SUMMARY OF THE OFFERING

This Summary highlights some of the information from this Prospectus.  The summary is not complete and does not contain all of the information that you should consider before investing in the Units.  You should read the entire Prospectus carefully; including the section, “Risk Factors,” beginning at page 10, and the Financial Statements and Notes, beginning at page F-1.

The Partnership
The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.”  It was organized in 1984, as a California limited partnership.  The date specified for termination of the Partnership in the Partnership Agreement is December 31, 2034.

The General Partner
The sole General Partner of the Partnership is Owens Financial Group, Inc., a California corporation, incorporated in 1981.  Its executive offices and the executive offices of the Partnership are at 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek, California 94595, telephone (925) 935-3840.

Compensation to General Partner
The General Partner receives substantial compensation and fees for services to and for the benefit of the Partnership, in connection with its making and arranging mortgage loans and the management of the Partnership and its business.  These include the following:

•   Management fees paid by the Partnership,
•   Loan servicing fees paid by the Partnership,
•   The Carried Interest,
•   Acquisition and origination fees (points) paid by borrowers,
•   Late payment charges paid by borrowers, and
•   Miscellaneous fees paid by borrowers.

The following table shows certain fees paid by the Partnership and borrowers to the General Partner during the periods indicated:

	Year ended 12/31/07	Year ended 12/31/06	Year ended 12/31/05	Year ended 12/31/04
Paid by the Partnership
• Management Fees (1)	$2,176,000	$5,616,000	$5,554,000	$5,266,000
• Management fees as a % of the average unpaid balance of loans (1)	0.79%	2.04%	2.27%	2.00%
• Servicing fees	$692,000	$688,000	$613,000	$663,000
• Servicing fees as a % of the average unpaid balance of loans	0.25%	0.25%	0.25%	0.25%
• Carried Interest (2)	$51,000	$10,000	$15,000	$9,000
Paid by Borrowers
• Acquisition and Origination Fees	$6,485,000	$5,684,000	$10,170,000	$4,034,000
• Late Payment Charges	$910,000	$1,088,000	$545,000	$416,000
• Miscellaneous Fees	$46,000	$97,000	$25,000	$50,000
(1)           The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement.  An increase or decrease in the management fees paid directly impacts the distribution per Partnership Unit (yield) paid to the partners.

(2)           The General Partner has a capital interest in the Partnership equal to ½ of 1% of the aggregate capital accounts of the limited partners (the “Carried Interest”).  The Carried Interest is increased each month by ½ of 1% of the net increase in the capital accounts of the limited partners.  No addition to the Carried Interest is made in months where there is a net decrease in the capital accounts of limited partners until such time that there is once again a net increase in the limited partners’ capital account. This Carried Interest participates in all allocations and monthly distributions from the Partnership.  Upon liquidation of the Partnership, distribution to the Carried Interest will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

Summary Risk Factors
The following are some of the significant risks concerning your investment:

•      Defaults on our mortgage loans will reduce our income and your distributions.  Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to our income.
•      The Partnership experienced increasing loan delinquencies and foreclosures in 2007.  The General Partner believes that a continued rise in loan delinquencies and foreclosures may lead to a reduction in net income (yield) paid to limited partners in 2008.
•      Completed, written appraisals are not always obtained on Partnership loans prior to original funding, and the Partnership may make a loan secured by a property on which the borrower previously commissioned an appraisal. Thus, there is a risk that the Partnership may make a loan on a property where the appraised value is less than estimated, which could increase the loan’s loan-to-value ratio and subject the Partnership to additional risk.
•      Concentration of mortgage loans in Northern California and other areas may expose the Partnership to greater risk than if the loan portfolio were more diversified.
•      Relatively larger individual loan amounts, which have been an increasing portion of our loan portfolio over the past several years, create greater risk because any default and foreclosure could have a proportionally larger negative impact on our earnings.
•      Declines in real estate values could impair our security in outstanding loans, and if such a loan required foreclosure, it might reduce the amount we have available to distribute to you.
•      Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.
•      There is no public market for the Units, and there is no likelihood that one will ever develop.  Further, you will not be free to sell or transfer your Units at will, and they are likely not to be accepted by a lender as security for borrowing.
•      You must own your Units for at least one year before you can request the Partnership to repurchase any of those Units (with the exception of Units purchased through the Partnership’s Distribution Reinvestment Plan).
•      The repurchase of Units by the Partnership is subject to other limitations.
•      You must place total reliance for operating the Partnership on the General Partner.  Thus, you will not have the ability to exercise control over the Partnership’s affairs.
•      The General Partner controls the daily conduct of our business, and, although the General Partner may not change the nature of our business  without majority approval by the limited partners, it may modify our investment objectives without approval of the limited partners.
•      The General Partner will receive substantial fees as a result of our investment in mortgage loans, including acquisition and origination fees.  Because the General Partner receives all of these fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether to charge the borrower a higher rate of interest on a loan or higher fees.
•      There are currently only five loan brokers obtaining loans for the Partnership.  If any one of these brokers were to leave the General Partner or become ill for a long period of time, it could impact the amount of new loan originations and the monitoring of existing loans.
•      The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner.

Conflicts of Interest
The General Partner will experience conflicts of interest with the Partnership and its limited partners in connection with the management of the Partnership, including the following:

•      The General Partner and its affiliates will have to allocate their time between the Partnership and other activities they are involved in.
•      The fees of the General Partner are not set by arms’-length negotiations.
•      Because the General Partner receives all mortgage placement fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher interest rate or higher fees.
•      Because the General Partner has not elected to receive all of the management fees that it was entitled to in prior periods, the Partnership’s performance in those prior periods may not be indicative of the Partnership’s future performance. Partnership expenses would have been higher and net income allocated to limited partners and distribution per partnership unit lower, had the General Partner elected to receive the maximum compensation. The General Partner may decide to not continue to waive portions of its management fee in the future and this could reduce net income (yield) paid to limited partners.
•      The same legal counsel currently represents the Partnership and the General Partner.
•      The General Partner arranges substantially all of the loans invested in by the Partnership and must choose loans for placement in the Partnership’s portfolio or with other investors or the General Partner itself.
•      The General Partner and its affiliates have the right to engage in other business and to compete, directly or indirectly, with the business of the Partnership.

The Units	Each Unit is a limited partnership interest in the Partnership.
Units are Restricted as to Sale and Transfer
Some of the factors that may prevent you from transferring your Units include:

•      No public market exists for our Units, and we do not expect one ever to develop;
•      Securities law restrictions if you are a resident of California;
•      The application of the investor suitability standards to the proposed transferees of your Units;
•      Restrictions regarding the potential of the Partnership to become a “publicly traded partnership” under the Tax Code (generally a partnership whose interests are publicly traded or frequently transferred); and
•      Restrictions regarding potential termination of the Partnership for tax purposes.

The Offering
The Partnership is offering for sale up to 200,000,000 Units of limited partnership interests at a purchase price per Unit of $1.00.  The minimum initial purchase under the offering is 2,000 Units for $2,000. As of December 31, 2007, there are 295,979,046 Units outstanding held by 2,515 limited partners.  As of February 29, 2008, there are 91,930,426 Units remaining to be sold of the 200,000,000 registered hereunder. The Partnership is authorized to have 500,000,000 Units outstanding at any time.  Owens Securities Corporation, a California corporation and wholly-owned subsidiary of the General Partner, is acting as the best-efforts underwriter of the offering, without commissions or other compensation. There is no minimum number of Units to be sold in this offering. The General Partner originally anticipated being able to sell all 200,000,000 Units registered by December 31, 2003.  However, economic and market conditions required the Partnership to remain closed to most new limited partner investments (other than by participants in the Distribution Reinvestment Plan) since September 2001. Thus, the General Partner elected to extend the offering period to December 31, 2009.  Beginning in June 2007, the Partnership reopened to new contributions from existing limited partners only on a limited basis and received approximately $11,767,000 is limited partner contributions during 2007.

Investor Suitability Standards
You must meet certain standards as an investor in Units.  These are imposed by the California Commissioner of Corporations and other state securities law administrators and by the General Partner, since there are risks associated with investment in the Units, including a lack of liquidity of the investment. In summary, the standards are:
•      You must have a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington), and a minimum annual gross income of at least $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington); or
•      Alternatively, a minimum net worth of $150,000 ($75,000 in the State of California and $250,000 in the States of Arizona, Oregon and Washington); or
•      If purchasing for a fiduciary account, the minimum standards above must be met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary.

Tax Considerations
The Partnership has been treated since its inception, for federal tax purposes, as a partnership and not an association taxable as a corporation. In the opinion of tax counsel to the Partnership, this tax treatment will continue.  A partnership generally is not subject to any federal income tax.  The Partnership will allocate to the partners, profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement.  Partners are subject to federal income tax on such allocations of income.  A person considering a purchase of the Units should consult his or her own tax advisor for advice on other personal tax consequences that might be associated with investment in the Units.  See “Taxation Risks”, beginning at page 19, and “Federal Income Tax Consequences”, beginning at page 64 of this Prospectus.

Purchase of Units
To Purchase Units you must complete and sign the Subscription Agreement and Power of Attorney, which is Exhibit B at page B-1 of this Prospectus. Then send or deliver it to Owens Securities Corporation, 2221 Olympic Boulevard, P.O. Box 2400, Walnut Creek, CA  94595, together with your check for the purchase price of your Units.  A sale of Units may not be completed until at least five business days after the date you received this Prospectus.  Subscriptions will be accepted or rejected within 30 days of their receipt by the General Partner. If your Subscription Agreement is accepted, you are then an owner of the Units and a limited partner of the Partnership. The General Partner will send you a confirmation of purchase within five business days of acceptance of the Subscription Agreement.  If you are not accepted, your purchase payment will be returned to you within 10 business days.

Use of Offering Proceeds
If the maximum amount of this offering is sold, the Partnership will receive an aggregate of $200,000,000 (including $103,222,462 already received as of December 31, 2007), less expenses of the offering estimated not to exceed $494,000. As of February 29, 2008, there are 91,930,426 Units remaining to be sold of the 200,000,000 Units registered under this Registration Statement. The offering proceeds will be received as Units are sold.  The General Partner intends to use all offering proceeds, net of offering expenses and contingency reserves, for investment in mortgage loans, repayment of amounts on the Partnership’s line of credit (if applicable) and operating expenses of the Partnership.  As of the date of this Prospectus, no specific mortgage loans have been identified for future investment.  Pending investment in mortgage loans, offering proceeds will be invested in short-term, liquid investments such as commercial paper and money market funds.

Investment Portfolio
The Partnership invests in mortgage loans on real property located in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of property with buildings under construction or no physical structures at all.  As of December 31, 2007, the Partnership held the following types of mortgages:

	Amount	Percent
By Deed Order:
1st Mortgages	$255,962,228	92.28%
2nd Mortgages	21,413,253	7.72%
Total	$277,375,481	100.00%

By Property Type:
Commercial	$151,435,333	54.60%
Condominiums	81,327,519	29.32%
Apartments	7,903,750	2.85%
Single family (1-4 units)	336,870	0.12%
Improved and unimproved land	36,372,009	13.11%
Total	$277,375,481	100.00%

Investment Objectives
Our objectives are:

•      to maximize distributable net income to you; and
•      to preserve, protect and return your capital contribution.

The General Partner may change these investment objectives at its full discretion, but may not change the nature of the Partnership’s business as a mortgage investment fund.

Partnership Borrowing
We have obtained a bank line of credit, under authority of the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans.  We may also incur indebtedness to:

•      prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or
•      assist in the development or operation of any real property.

The total amount of all borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

Distributions
All net income available for distribution is paid monthly to the partners on the last day of the calendar month following the month in which the net income is earned. Net income available for distribution means profits and losses reduced by amounts set aside for the restoration or creation of reserves and increased by the reduction or elimination of reserves.
Profits or cash revenues come primarily from interest on mortgage loans.

Distribution Reinvestment Plan
The Partnership has an automatic Distribution Reinvestment Plan that allows you to invest your monthly distribution in our Units.  If you elect this automatic reinvestment plan, your election may be changed by sending a written form obtained from the Partnership.

If you elect to participate in the Distribution Reinvestment Plan, you will be allocated your share of the Partnership’s taxable income even though you did not receive cash distributions. The General Partner could terminate this Plan for various reasons listed later in this Prospectus.  See “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units”, beginning at page 79 of this Prospectus.

Partnership Agreement
Your rights and obligations in the Partnership and your relationship with the General Partner will be governed by the Partnership Agreement.  Some of the significant features of the Partnership Agreement include:

A majority of limited partners may vote to:

•      amend the Partnership Agreement, subject to certain limitations;
•      dissolve and windup the Partnership;
•      remove and replace the General Partner; and
•      approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the Partnership’s assets.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

For a more detailed discussion concerning the terms of the Partnership Agreement please refer to the “Summary of Partnership Agreement, Rights of Limited Partners and Description of Units” section of this Prospectus on page 79.

SUMMARY FINANCIAL INFORMATION

We are providing the following summary financial information about us for your benefit.  This information is derived from our audited financial statements for each of the years 2006 and 2007.  These financial statements and notes are contained in this Prospectus, beginning at page F-1. You should read this Summary in conjunction with the full financial statements.

	Year Ended December 31,
	2007	2006

Loans Secured by Trust Deeds	$277,375,481	$250,143,631

Allowance for Loan Losses	$(5,042,000)	$(4,225,000)

Total Assets	$341,531,109	$303,891,440

Liabilities	$42,678,970	$12,946,777

Minority Interest	$108,509	$140,385

Partners’ Capital	$298,743,630	$290,804,278

Total Revenues	$32,809,785	$33,082,601

Total Expenses (2)	$11,217,179	$10,855,321

Net Loss from Discontinued Operations	$—	$(239,035)

Net Income (2)	$21,592,606	$21,988,245

Net Income Allocated to Limited Partners (2)	$21,379,251	$21,770,494

Percent of Net Income Allocated to Limited Partners per Weighted Average Limited Partnership Unit (2)	7.3%	7.6%

Distribution per Partnership Unit (Yield) (1)(2)	7.6%	7.5%

(1)           Distribution per Partnership Unit (yield) is the annualized average of the monthly yield paid to the partners for the periods indicated. The monthly yield is calculated by dividing the total monthly distribution to the partners by the prior month’s ending partners’ capital balance.

(2)    The management fees paid to the General Partner cannot exceed 2 ¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each of the 12 months in the calendar year.  In the past, the General Partner has chosen not to receive the maximum management fee.  Partnership expenses would have been higher and net income allocated to limited partners and distribution per partnership unit lower, had the General Partner elected to receive the maximum compensation.

RISK FACTORS

There are risks associated with investing in the Partnership, most of which the General Partner does not control, such as trends in the economy, general interest rates, income tax laws, governmental regulations, and the availability of satisfactory investment opportunities.  Also, you cannot properly evaluate whether to invest in the Partnership without careful analysis of your own investment objectives. Accordingly, it is important for you to discuss investment in the Partnership with your own professional advisors.

Forward Looking Statements

Some of the information in this Prospectus may contain forward-looking statements.  Such statements can be identified by the use of forward-looking words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “continue” or other similar words. These statements discuss expectations, hopes, intentions, beliefs and strategies regarding the future, contain projections of results of operations or of financial conditions or state other forward-looking information. When considering such forward-looking statements you should keep in mind the risk factors and other cautionary statements in the Partnership’s most recent Form 10-K. Forward-looking statements include, among others, statements regarding future interest rates and economic conditions and their effect on the Partnership and its assets, trends in real estate markets in which the Partnership does business, estimates as to the allowance for loan losses and the valuation of real estate held for sale and investment, estimates of future limited partner withdrawals, additional defaults and foreclosures, and recovering certain values for properties through sale. Although management of the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are certain factors, in addition to these risk factors and cautioning statements, such as general economic conditions, local real estate conditions, adequacy of reserves, or weather and other natural occurrences that might cause a difference between actual results and those forward-looking statements.  All forward-looking statements and reasons why results may differ included in this Prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

Risks Associated with Our Business

The Partnership invests primarily in mortgage loans secured by real property and interests in real property.  It is therefore subject to the usual risks associated with real estate financing, as well as certain special risks, as described below.

➢	Defaults on our mortgage loans will reduce our income and your distributions

Since most of the assets of the Partnership are mortgage loans, failure of a borrower to pay interest or repay a loan will have adverse consequences to the Partnership’s income. Examples of these are the following:

•	Any failure by a borrower to repay loans and/or interest on loans will reduce the liquidity and income of the Partnership and distributions to partners;

•
Since the General Partner retains all late payment charges collected on defaulted loans, the Partnership will not be able to partially offset any loss of income from the defaulted loans with these fees;

•	The General Partner is entitled to continue to receive management and loan servicing fees on delinquent loans;

•	The Partnership may not be able to resolve the default prior to foreclosure of the property securing the loan;

•	Properties foreclosed upon may not generate sufficient income from operations to meet expenses and other debt service;

•	Operation of foreclosed properties may require the Partnership to spend substantial funds for an extended period;

•	Subsequent income and capital appreciation from the foreclosed properties to the Partnership may be less than competing investments; and

•	The proceeds from sales of foreclosed properties may be less than the Partnership’s investment in the properties.

➢	The General Partner believes that a continued rise in loan delinquencies and foreclosures may lead to a reduction in net income (yield) paid to limited partners in 2008

As of December 31, 2007, mortgage loans of approximately $40,537,000 were more than ninety days delinquent in payments, which represented an increase from December 31, 2006, of $21,072,000.  In addition, the Partnership’s investment in loans that were past maturity (delinquent in principal) but current in monthly payments was approximately $62,031,000 as of December 31, 2007 (combined total of delinquent loans of $102,568,000 compared to $74,517,000 as of December 31, 2006). Of the impaired and past maturity loans as of December 31, 2007, approximately $17,617,000 were in the process of foreclosure and $1,600,000 involved borrowers in bankruptcy.  In the first quarter of 2008, the Partnership began foreclosure proceedings by filing notices of default on four delinquent loans with an aggregate principal balance totaling $38,195,000 as of December 31, 2007.  One of these loans with a principal balance of $435,000 was greater than ninety days delinquent as of December 31, 2007, two loans with an aggregate principal balance totaling $30,000,000 became greater than ninety days delinquent and one loan with a principal balance of $7,760,000 became past maturity (delinquent in principal) subsequent to year end. The Partnership foreclosed on four loans during 2007 with aggregate principal balances totaling $26,202,000 and obtained the properties via the trustee’s sales. As of March 24, 2008, the Partnership’s investment in mortgage loans that were more than ninety days delinquent in payments was approximately $80,464,000 and in past maturity loans (delinquent in principal) was approximately $73,950,000 (combined total of delinquent loans of $154,414,000).

The General Partner believes that Partnership loan delinquencies and foreclosures may continue to rise and that this may lead to a reduction in the net income (yield) paid to limited partners during 2008.  The General Partner may decide to reduce its management fees to reduce the impact of the yield reductions, as they expect to sell certain Partnership real estate properties in 2008.  Although there are no assurances, the General Partner expects that with time the majority of the loan delinquency problems will clear up favorably to the Partnership.  In the meantime, the reduced liquidity may require a reduction in the net income paid to limited partners and the management fees paid to the General Partner in the near term.

➢	Our Results are Subject to Fluctuations in Interest Rates and Other Economic Conditions Which Affect Yields

The Partnership’s results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets.  If the economy is healthy, more people are expected to borrow money to acquire, develop and renovate real property.  As the economy has showed signs of entering a recession, real estate development has slowed.  A continued slowdown in real estate lending may mean the Partnership will have fewer loans to acquire, thus reducing revenues and distributions to partners.

➢	Larger Loans Result in Less Diversity and May Increase Risk

As of December 31, 2007, the Partnership was invested in a total of 72 mortgage loans, with an aggregate face value of $277,375,481.  The average value of those loans was approximately $3,852,000, and the median value was $2,167,000.  There were twelve of such loans with a face value each of 3% or more of the aggregate face value of all loans, and the largest loan had a face value of 8.5% of the aggregate.  The Partnership Agreement permits investment in any single mortgage loan with a face value up to 10% of the total Partnership assets as of the date the loan is made.

The Partnership can as a general rule decrease risk of loss from delinquent mortgage loans by investing in a greater total number of loans.  Investing in fewer, larger loans generally decreases diversification of the portfolio and increases risk of loss and possible reduction of yield to investors in the Partnership in the case of a delinquency of such a loan.  However, since larger loans generally will carry a somewhat higher interest rate to the Partnership, the General Partner may determine, from time to time, that a relatively larger loan is advisable for the Partnership, particularly, as has occurred at times in the recent past, when smaller loans that are appropriate for investment by the Partnership are not available.

➢	Incorrect Original Collateral Assessment (Valuation) Could Result in Losses and Decreased Distributions to You

Appraisals are obtained from qualified, independent appraisers on all properties securing trust deeds, which may have been commissioned by the borrower and also may precede the placement of the loan with the Partnership.  However, there is a risk that the appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to these loans.

Completed, written appraisals are not always obtained on Partnership loans prior to original funding, due to the quick underwriting and funding required on the majority of Partnership loans.  Although the loan officers often discuss value with the appraisers and perform other due diligence and calculations to determine property value prior to funding, there is a risk that the Partnership may make a loan on a property where the appraised value is less than estimated, which could increase the loan’s LTV ratio and subject the Partnership to additional risk.

The Partnership may make a loan secured by a property on which the borrower previously commissioned an appraisal.  Although the Partnership generally requires such appraisal to have been made within one year of funding the loan, there is a risk that the appraised value is less than actual value, increasing the loan’s LTV ratio and subjecting the Partnership to additional risk.

➢	Unexpected Declines in Values of Secured Properties Could Cause Losses in Event of Foreclosures and Decreased Distributions to You

Declines in real estate values could impair the Partnership’s security in outstanding loans, and if such a loan required foreclosure, it might reduce the amount we have available to distribute to limited partners.

The Partnership generally makes its loans with the following maximum loan to appraised value ratios:

•	First Mortgage Loans ---

80% of improved residential property,

50% of unimproved property,

75% of commercial property;

•	Second and Wraparound Loans ---

total indebtedness of 75%; and

•	Third Mortgage Loans ---
total indebtedness of 70%.

Values of properties can decline below their appraised values during the term of the associated Partnership loans.  In addition, appraisals are only opinions of the appraisers of property values at a certain time.  Material declines in values could result in Partnership loans being undersecured with subsequent losses if such loans must be foreclosed.  The General Partner may vary from the above ratios in evaluating loan requests in its sole discretion.

➢	Foreclosures Create Additional Ownership Risks

The Partnership foreclosed on four loans during the year ended December 31, 2007 with aggregate principal balances totaling $26,202,000 and obtained the properties via the trustee’s sales.  In addition, as of March 24, 2008, eight delinquent loans with aggregate principal balances totaling $55,812,000 were in the process of foreclosure. As of December 31, 2007, the Partnership held title to twelve properties (either directly or indirectly through ownership in limited liability companies) in the amount of approximately $53,224,000.

When the Partnership acquires property by foreclosure, it has economic and liability risks as the owner, such as:

•	Earning less income and reduced cash flows on foreclosed properties than could be earned and received on mortgage loans;

•	Not being able to realize sufficient amounts from sales of the properties to avoid losses;

•
Properties being acquired with one or more co-owners (called tenants-in-common) where development or sale requires written agreement or consent by all; without timely agreement or consent, the Partnership could suffer a loss from being unable to develop or sell the property;

•	Maintaining occupancy of the properties;

•	Controlling operating expenses;

•	Coping with general and local market conditions;

•	Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection; and

•	Possible liability for injury to persons and property.

➢	Geographical Concentration of Mortgages May Result in Additional Delinquencies

Northern California real estate secured approximately 35% of the total mortgage loans held by the Partnership as of December 31, 2007. Northern California consists of Monterey, Kings, Fresno, Tulare and Inyo counties and all counties north of those.  In addition, 21.7%, 10.2%, 8.5%, 6.6% and 5.1% of total mortgage loans were secured by Southern California, Arizona, Florida, Washington and Colorado real estate, respectively. These concentrations may increase the risk of delinquencies on our loans when the real estate or economic conditions of one or more of those areas are weaker than elsewhere, for reasons such as:

•	economic recession in that area;

•	overbuilding of commercial properties; and

•	relocations of businesses outside the area, due to factors such as costs, taxes and the regulatory environment.

These factors also tend to make more commercial real estate available on the market and reduce values, making suitable mortgages less available to the Partnership.  In addition, such factors could tend to increase defaults on existing loans.

Commercial real estate markets in segmented areas of California have continued to prosper. However, there can be no assurance that the rate of growth will continue to increase in the future.  A worsening economy, particularly in California, Arizona or Florida, could adversely affect the Partnership’s operating results.

➢	Investments in construction and rehabilitation loans may be riskier than loans secured by operating properties

Construction and rehabilitation mortgage loans may be riskier than loans secured by properties with an operating history, because:

•	The application of the loan proceeds to the construction or rehabilitation project must be assured;

•	The completion of planned construction or rehabilitation may require additional financing by the borrower; and

•	Permanent financing of the property may be required in addition to the construction or rehabilitation loan.

As of December 31, 2007, the Partnership’s loan portfolio contains approximately 26% in construction and rehabilitation loans.

➢	Investments in loans secured by leasehold interests may be riskier than loans secured by fee interests in properties

Loans secured by leasehold interests are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner (lessor) and the borrower, and the Partnership’s rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations and period of the lease. As of December 31, 2007, the Partnership’s loan portfolio contained approximately 3% in loans secured by leasehold interests.

➢	Investments in second, third and wraparound mortgage loans may be riskier than loans secured by first deeds of trust

Second, third and wraparound mortgage loans (those under which the Partnership generally makes the payments to the holders of the prior liens) are riskier than first mortgage loans because of:

•	Their subordinate position in the event of default;

•	There could be a requirement to cure liens of a senior loan holder and, if not done, the Partnership would lose its entire interest in the loan.

As of December 31, 2007, the Partnership’s loan portfolio contained 7.7% in second mortgage loans and no third mortgage loans.  As of December 31, 2007, the Partnership was invested in no wraparound mortgage loans.

➢	Loans with Balloon Payments Involve a Higher Risk of Default

A majority of the loans made or invested in by the Partnership (95% as of December 31, 2007) require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan.  To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

➢	Our Loans Permit Prepayment Which May Lower Yields

The majority of the Partnership’s loans do not include prepayment penalties for a borrower paying off a loan prior to maturity.  The absence of a prepayment penalty in the Partnership’s loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates.  This would then require the Partnership to reinvest the prepayment proceeds in loans or alternative short-term investments with lower interest rates and a corresponding lower yield to partners.  However, since the majority of Partnership loans have interest rates that are higher than competing lenders, most borrowers would not make loans with the Partnership if they were required to pay a prepayment penalty.

➢	Equity or Cash Flow Participation in Loans Could Result in Loss of Secured Position in Loans

The Partnership may obtain participation in the appreciation in value or in the cash flow from a secured property.  If a borrower defaults and claims that this participation makes the loan comparable to equity (like stock) in a joint venture, the Partnership might lose its secured position as lender in the property.  Other creditors of the borrower might then wipe out or substantially reduce the Partnership’s investment.  The Partnership could also be exposed to the risks associated with being an owner of real property.  The Partnership is not presently involved in any such arrangements.

If a third party were to assert successfully that a Partnership loan was actually a joint venture with the borrower, there might be a risk that the Partnership could be liable as joint venturer for the wrongful acts of the borrower toward the third party.

➢      Intense Competition in the Partnership’s Business Affects Availability of Suitable Loans

The mortgage lending business is highly competitive, and the Partnership competes with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than the General Partner. The Partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts, and other lenders with objectives similar in whole or in part to those of the Partnership. Strong competitive conditions tend to lower interest rates on Partnership loans.

➢	Interim Investments, Pending Investment in Suitable Mortgage Loans, Provide Lower Yields

A decrease in lending opportunities to the Partnership can result in an increase in excess cash that must be invested in lower yielding liquid investments. Interest returns on short-term interim investments, pending investment in suitable mortgage loans, are lower than returns on mortgage loans, which may reduce the yield to holders of Partnership Units, depending on how long these non-mortgage investments are held.  In an effort to reduce the amount of excess cash that must be invested in lower yielding investments, the General Partner has chosen to close the Partnership to new contributions from limited partners for periods of time in the past.

When the Partnership invests in non-mortgage, short-term investments, using proceeds from the sale of Units, the purchasers of those Units will nevertheless participate equally in income distributions from the Partnership with holders of Units whose sale proceeds have been invested in mortgage loans, based solely on relative capital account amounts.  This will favor, for a time, holders of Units whose purchase monies were invested in non-mortgage investments, to the detriment of holders of Units whose purchase monies are invested in normally higher-yielding mortgage loans.

➢	Some Losses That Might Occur to Borrowers May Not be Insured and May Result in Defaults

Partnership loans require that borrowers carry adequate hazard insurance for the benefit of the Partnership.  Some events are however either uninsurable or insurance coverage is economically not practicable.  Losses from earthquakes, floods or mudslides, for example, which occur in California, may be uninsured and cause losses to the Partnership on entire loans.  No such loan loss has occurred to date.

If a borrower allows insurance to lapse, an event of loss could occur before the Partnership knows of the lapse and has time to obtain insurance itself.

Insurance coverage may be inadequate to cover property losses, even though the General Partner imposes insurance requirements on borrowers that it believes are adequate.

➢	Development on Property Acquired by the Partnership Creates Risks of Ownership a Lender Does Not Have

When the Partnership has acquired property by foreclosure or otherwise as a lender, it may develop the property, either singly or in combination with other persons or entities.  This could be done in the form of a joint venture, limited liability company or partnership, with the General Partner and/or unrelated third parties.  This development can create the following risks:

•	Reliance upon the skill and financial stability of third-party developers and contractors;

•	Inability to obtain governmental permits;

•	Delays in construction of improvements;

•	Increased costs during development; and

•	Economic and other factors affecting sale or leasing of developed property.

➢	Hazardous or Toxic Substances Could Impose Unknown Liabilities on the Partnership

Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property.  Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

When the Partnership forecloses on a mortgage loan, it becomes the owner of the property. As owner, the Partnership could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property. Other costs or liabilities that could result include the following:

•	damages to third parties or a subsequent purchaser of the property;

•	loss of revenues during remediation;

•	loss of tenants and rental revenues;

•	payment for clean up;

•	substantial reduction in value of the property;

•	inability to sell the property; or

•	default by a borrower if it must pay for remediation.

Any of these could create a material adverse affect on Partnership assets and/or profitability.

Partnership Borrowing Involves Risks if Defaults Occur and Your Distributions May Decrease

Any borrowing by the Partnership may increase the risk of limited partner investments and reduce the amount the Partnership has available to distribute to limited partners. We have obtained a bank line of credit, under authority granted by the Partnership Agreement, which we expect to use from time to time to acquire or make mortgage loans. We may also incur other indebtedness to:

•	prevent defaults under senior loans or discharge them entirely if that becomes necessary to protect the Partnership’s interests; or

•	assist in the development or operation of any real property, which the Partnership has taken over as a result of a default.

The total amount of such borrowing cannot exceed at any time 50% of the aggregate fair market value of all Partnership mortgage loans.

Borrowing by the Partnership under its bank line of credit is likely to be secured with recourse by the lending bank to all Partnership assets.  The Partnership and limited partners could face increased risk from our bank line of credit.

If the interest rates we are able to charge on our mortgage loans decrease below the interest rates we must pay on our line of credit, payments of interest due on our line of credit will decrease our income otherwise available for distribution to limited partners.  In addition, if one of our mortgage loans goes into default and we are unable to obtain repayment of the principal amount of the loan through foreclosure or otherwise, payments of principal required on our line of credit will decrease the amount of cash we have available and could reduce the amounts we otherwise would have available for repurchases of Units from limited partners.

Lack of Liquidity of Your Investment Increases its Risk

➢	General

You may not be able to obtain cash for Units you own on a timely basis. There are a number of restrictions on your ability to sell or transfer your Units or to have them repurchased by the Partnership.  These are summarized in this Risk Factor.

➢	No Free Tradability of Units

The Units are restricted as to free tradability. You will not be free to sell or transfer your Units at will, and they may not be acceptable by a lender as security for borrowing.

There is no market for the Units, public or private, and there is no likelihood that one will ever develop.  You must be prepared to hold your Units as a long-term investment.

To comply with applicable tax laws, the General Partner may refuse on advice of tax counsel to consent to a transfer or assignment of Units.  The General Partner must consent to any assignment that gives the assignee the right to enjoy full rights of a limited partner, and its consent to that transaction may be withheld in its absolute discretion.

The California Commissioner of Corporations has also imposed a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of Units who is a resident of California.  Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of Units, and the Partnership.

➢	Repurchase of Units by the Partnership is Restricted

If you purchase Units pursuant to the offering made by this Prospectus, you must own them for at least one year before you can request the Partnership to repurchase any of those Units. This restriction does not apply to Units purchased through the Partnership’s Distribution Reinvestment Plan.  Some of the other restrictions on repurchase of Units are the following:

•	You must give a written request to withdraw at least 60 days prior to the withdrawal;

•	Payments only return all or the requested portion of your Capital Account and are not affected by the value of the Partnership’s assets, except upon final liquidation of the Partnership;

•	Payments are made only to the extent the Partnership has available cash;

•	There is no reserve fund for repurchases;

•	You may withdraw a maximum of $100,000 during any calendar quarter;

•	The total amount withdrawn by all limited partners during any calendar year cannot exceed 10% of the aggregate capital accounts of the limited partners.

•	Any withdrawal that reduces a limited partners’ capital account below $2,000 may lead to the General Partner distributing all remaining amounts in the account to close it out.

•	All withdrawal payments are made on a “first-come, first-served” basis.

•	Payments are only made by the Partnership on the last day of any month.

If the Partnership does not sell sufficient Units in this offering or if principal payments on existing loans decrease, your ability to have your Units repurchased may be adversely affected, especially if the total amount of requested withdrawals should increase substantially. To help prevent lack of such liquidity, the Partnership will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of limited partners, unless it has sufficient funds to cover previously requested withdrawals.  However, per the Partnership Agreement and tax law, there is a 10% limit on Limited Partner withdrawals as compared to total partner capital in any calendar year.  For the first quarter of 2008, withdrawal requests have increased as compared to 2007 and prior years.  Thus, there is the possibility that the General Partner may be required to suspend Limited Partner withdrawal requests during 2008 due to the 10% limitation and liquidity concerns.

Limited Partners Have No Control Over Operations of the Partnership

➢	California law prevents limited partners from involvement in the conduct of our business.

Under California limited partnership law, you cannot exercise any control over the day to day conduct of business of the Partnership. The General Partner has the sole power to do so.  However, a majority of the limited partners can take action and bind the Partnership to:

•	dissolve the Partnership,

•	change the nature of the Partnership’s business,

•	remove and replace the General Partner,

•	amend the Partnership Agreement, or

•	approve a merger with another entity or sell all of the assets of the Partnership.

➢	Removal or withdrawal of the General Partner could terminate the Partnership.

The Partnership has only one General Partner, Owens Financial Group, Inc.  If it withdraws or is terminated as General Partner by its dissolution or bankruptcy, the Partnership itself will be dissolved unless a majority of the limited partners agree to continue the Partnership, and, within six months, admit one or more successor general partners.

➢	Only the General Partner selects mortgage loans.

The General Partner has sole discretion in selecting the mortgage loans to be invested in by the Partnership, so the limited partners have no control over the choice of mortgage loans to be acquired with their invested funds.  There are currently only four loan brokers obtaining loans for the Partnership, three employed by the General Partner and one commissioned broker.  If any one of these brokers were to leave the General Partner or become ill for a long period of time, it could impact the amount of new loan originations and the monitoring of existing loans for the Partnership.

➢	The General Partner could choose loans with less favorable terms.

The General Partner in selecting mortgage loans for the Partnership has the discretion to set or negotiate the terms of the loans, such as interest rates, term and loan-to-value ratios, that could vary from the targeted values that it has otherwise established.

➢	The Partnership relies exclusively on the General Partner to originate or arrange loans to be invested in by the Partnership.

The General Partner originates or arranges all of the mortgage loans purchased by the Partnership.  The General Partner receives referrals for loans from existing and prior borrowers and commercial loan brokers and occasionally purchases loans from other lending institutions on behalf of the Partnership. There are currently only five loan brokers obtaining loans for the Partnership.  If any one of these brokers were to leave the General Partner or become ill for a long period of time, it could impact the amount of new loan originations and the monitoring of existing loans.

➢	The General Partner can change the Partnership’s investment objectives and controls the daily conduct of the Partnership’s business.

Although the General Partner may not change the nature of the Partnership’s business without majority approval by the limited partners, it does establish our investment objectives and may modify those without the approval of the limited partners.

➢	The Partnership’s compliance with Rule 404 of the Sarbanes-Oxley Act is dependent solely on the General Partner.

The General Partner’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rules 13a-15(f).  As the Partnership has no employees of its own, the Partnership is dependent on the employees and management of the General Partner to establish, maintain and report upon internal control over financial reporting.

Conflicts of Interest Risks

The General Partner and its affiliates are subject to various conflicts of interest in managing the Partnership. The Partnership pays the General Partner substantial fees that are not determined by arms’-length negotiations.

➢	Payment of Fees to General Partner

Acquisition and origination fees to the General Partner are generally payable up front from payments made by third party borrowers.  These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at placement, extension or refinancing of the loan or at the time of final repayment of the loan. Such fees may create a conflict of interest for the General Partner when determining whether particular loans are suitable as investments for the Partnership.  Because the General Partner receives all of these fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest on a loan or higher fees.  The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership.  The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in this situation. Substantial amounts were earned by the General Partner in 2006 and 2007 from loan origination fees.

➢	Maximum Compensation Not Received by General Partner

The monthly management and loan servicing fees are paid to the General Partner, as determined by the General Partner within the limits set by the Partnership Agreement. These are obligations of the Partnership. Accordingly, the General Partner may continue to receive these fees even if the Partnership is generating insufficient income to make distributions to the limited partners.

In prior periods, the General Partner has elected to receive less than the maximum management fees it is entitled to pursuant to the Partnership Agreement, which is 2 ¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each month.  Because the General Partner has not elected to receive all of the management fees that it was otherwise entitled to receive in all prior periods, the Partnership’s performance (and yield/distributions to limited partners) in those prior periods may be better than the Partnership’s performance in future periods in which the General Partner elects to receive up to the maximum management fees.  In 2007, the General Partner elected to receive a management fee of 0.79%, compared to 2.04% in 2006. The limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations. The General Partner may decide to not continue to waive portions of its management fee in the future.

➢	General Partner Not Full Time

The Partnership does not have its own officers, directors, or employees.  The General Partner supervises and controls the business affairs of the Partnership, locates investment opportunities for the Partnership and renders certain other services.  The General Partner devotes only such time to the Partnership’s affairs as may be reasonably necessary to conduct its business. The General Partner conducts business as a real estate broker separate from the Partnership.  While the General Partner has investments in various real estate joint ventures where they act as a general partner, member or managing member, it does not act as the general partner or sponsor of any other real estate mortgage investment program.

Taxation Risks

➢	Tax consequences can vary among investors.

The tax consequences of investing in the Partnership may differ materially, depending on whether the limited partner is an individual, corporation, trust, partnership or tax-exempt entity. You should consult your own tax advisor about investing in the Partnership.

➢	Your cash flow and distributions will be reduced if we are taxed as a corporation.

Tax counsel to the Partnership has given its opinion as of March 27, 2008 that the Partnership will not be classified as a “publicly traded partnership”, taxable as a corporation.

Of course, it is possible that this treatment might change because of future changes in tax laws or regulations. The Partnership will not apply for a ruling from the IRS that it agrees with tax counsel’s opinion.

If the Partnership were taxable as a corporation, it would be subject to federal income tax on its taxable income at regular corporate tax rates.  The limited partners would then not be able to deduct their share of the Partnership’s deductions and credits.  They would be taxed on the distributions they receive from the Partnership.  Taxation as a corporation would result in a reduction in yield and cash flow, if any, of the Units.

➢	If the Partnership were not engaged in a trade or business, your share of expense deductions would be reduced.

The IRS might assert that the Partnership is not engaged in a trade or business.  If it is not, then your share of expenses would be deductible only to the extent all your other “miscellaneous itemized deductions” exceed 2% of your adjusted gross income.

➢	If you finance the purchase of your Units, interest you pay might not be deductible.

Under the “investment interest” limitation of the tax code, the IRS might disallow any deductions you take on any financing you use to purchase Units.  Thus, you may not be able to deduct those financing costs from your taxable income.

➢	An IRS audit of our return, books and records could result in an audit of your tax returns.

If we are audited by the IRS and it makes determinations adverse to us, including disallowance of deductions we have taken, the IRS may decide to audit your income tax returns.  Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

➢	Equity participation in mortgage loans may result in limited partners reporting taxable income and gains from these properties.

If the Partnership participates under a mortgage loan in any appreciation of the property securing the loan or its cash flow and the IRS characterizes this participation as “equity”, the Partnership might have to recognize income, gains and other items from the property. The limited partners will then be considered to have received these additional taxable items.

➢	Inconsistencies between federal, state and local tax rules may adversely affect your cash flow, if any, from investment in our Units.

If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions from our Units would be adversely affected.

➢	Unrelated business income of the Partnership would subject tax-exempt investors to taxation of Partnership income.

If you as an investor are a tax-exempt entity, and all or a portion of Partnership income were to be deemed “unrelated trade or business income”, you would be subject to tax on that income.  Moreover, in the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business taxable income will cause all income of the trust to be subject to tax.

Retirement Plan Risks

➢	An investment in the Partnership may not qualify as an appropriate investment under all retirement plans.

There are special considerations that apply to pension or profit sharing plans or IRAs investing in Units.  If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Partnership, you could incur liability or subject the plan to taxation if:

•	your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

•	your investment impairs the liquidity of the plan; or

•	your investment produces “unrelated business taxable income” for the plan or IRA.

NOTICE TO CALIFORNIA RESIDENTS

The following legend applies to all Units sold to residents of California:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefore, without the prior written consent of the Commissioner of Corporations of the state of California, except as permitted in the Commissioner’s Rules.

A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner.

HOW TO SUBSCRIBE

Each person wishing to subscribe for Units (when the Partnership is open to new investments) should carefully review this Prospectus, detach, complete and sign the Subscription Agreement attached as Exhibit “B” to this Prospectus, and deliver it to Owens Securities Corporation, P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595 together with a check in the full amount of his or her subscription payable to “Owens Mortgage Investment Fund, a California Limited Partnership.” Additional copies of the Subscription Agreement may be obtained from Owens Securities Corporation.

Important Information about Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means to you:  When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We may also ask to see your driver’s license or other identifying documents.

USE OF PROCEEDS

The General Partner is obligated to commit at least 86.5% of capital contributions to investment in mortgage loans; however, it has historically invested approximately 98% of capital contributions in mortgage loans, except for short periods that have occurred from time to time when suitable mortgage loans were not immediately available for investment.  The General Partner has not identified the future mortgage loans in which it will invest the proceeds of this offering, although it is anticipated that the Partnership will continue to invest in additional mortgage loans of the kind that are now in its portfolio.  Limited partners, however, have no advance information concerning particular investments that the Partnership may make and must rely solely upon the judgment and abilities of the General Partner. The General Partner has complete discretion in investing the proceeds from the sale of Units, subject to certain limitations set forth in the Partnership Agreement.  At times when the General Partner determines, in its sole discretion, that suitable mortgage loans are not available for investment by the Partnership, it will invest in short-term, liquid investments.

There is no assurance that Units will be sold or that any or all of the proceeds will be received. If only minimal additional proceeds are received, the Partnership will continue to operate with its current portfolio of mortgage loans for some time without, in the judgment of the General Partner, any adverse effects. However, in the course of time, depending on the rates of withdrawal by limited partners and principal payments on loans by borrowers, withdrawals by limited partners could be restricted due to lack of liquidity.

The following table sets forth the application of the sales proceeds of 50% and 100% of the maximum number of aggregate Units being offered, including Units issued under the Distribution Reinvestment Plan. Pending investment in such mortgage loans, the Partnership may invest funds in short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. As of February 29, 2008, there are 91,930,426 Units remaining to be sold of the 200,000,000 Units originally registered under this Registration Statement.

	50% of Offering (100,000,000 Units Sold)		100% of Offering (200,000,000 Units Sold)
	Amount	Percent of Offering	Amount	Percent of Offering
Gross Offering Proceeds	$100,000,000	100.00%	$200,000,000	100.00%
Less:
Public Offering Expenses (1)	494,000	0.49%	494,000	0.25%
Proceeds Available for Investment	$99,506,000	99.51%	$199,506,000	99.75%
Less:
Cash Reserves (2)	1,500,000	1.50%	3,000,000	1.50%
Cash Available for Investment in Mortgage Loans (3) (4)	$98,006,000	98.01%	$196,506,000	98.25%

(1)	Includes legal, accounting, printing and other expenses of this offering, estimated not to exceed this amount through December 31, 2008.

(2)
The Partnership maintains contingency reserves of at least 1½ % of the aggregate capital accounts of the limited partners.  This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying securities and expend money to satisfy unforeseen obligations of the Partnership. The General Partner will make a capital contribution in the amount of ½ of 1% of the aggregate capital accounts of the limited partners. This capital contribution is available as an additional contingency reserve, making the total reserves equal to 2% of the aggregate capital accounts of limited partners.

(3)
The General Partner has not set the amount of sales proceeds to be allocated to the various types of mortgage loans to be made or invested in by the Partnership. Each loan presented to the Partnership is reviewed to determine if it meets the criteria established by the General Partner. See “Business—Principal Investment Objectives” at page 54.  The Partnership intends to continue its current investment policies. It is expected that the majority of the funds will be invested in first mortgage loans on income-producing commercial properties.  The Partnership does not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of its business.

(4)	The General Partner receives a carried interest equal to ½ of 1% of the aggregate capital accounts of the limited partners as additional compensation.

CAPITALIZATION OF PARTNERSHIP

The capitalization of the Partnership as of December 31, 2007, and as adjusted to give effect to the sale of the maximum number of Units offered hereby, excluding the cash contributions and carried interest of the General Partner, is as follows:

	Actual	As Adjusted (1)
Units ($1.00 per Unit)	295,979,046	392,756,584
_____________

(1)
“As Adjusted” Units are equal to the actual Limited Partner Units outstanding as of December 31, 2007 plus the number of Units available for sale as of December 31, 2007 (96,777,538 Units), prior to any deduction for the payment of public offering expenses.

CAPITAL CONTRIBUTION OF THE GENERAL PARTNER

The General Partner is required to contribute to capital ½ of 1% of the aggregate capital accounts of the limited partners and, as of December 31, 2007, has contributed $1,496,000. In addition, the General Partner is entitled to a carried interest of ½ of 1% of the aggregate capital accounts of the limited partners.  As of December 31, 2007, the General Partner had been credited with $1,496,000 from such interest. If the maximum 200,000,000 Units are sold in the present offering, the General Partner will contribute a total of $1,000,000 and will be credited with a total of $1,000,000 from the carried interest. If less than the maximum number of Units is sold, those amounts will be correspondingly less.

COMPENSATION OF THE GENERAL PARTNER

The General Partner receives various forms of compensation and reimbursement of expenses from the Partnership and compensation from borrowers under mortgage loans held by the Partnership.  The General Partner is not entitled to receive real estate brokerage commissions, property management fees or insurance services fees.  In addition, the General Partner is not entitled to receive reimbursement of acquisition and origination expenses incurred by the General Partner or its affiliates in the origination, selection and acquisition of mortgage loans.  The General Partner may not receive from the Partnership a rebate or participate in any reciprocal business arrangement that would enable the General Partner or any of its affiliates to do so.  The General Partner cannot receive fees of any kind related to Partnership investments in any other securities other than mortgage loans.

Compensation and Reimbursement from the Partnership

Management Fees

Management fees to the General Partner are paid pursuant to the Partnership Agreement and are determined at the sole discretion of the General Partner. The management fee is paid monthly and cannot exceed 2¾% annually of the average unpaid balance of the Partnership’s mortgage loans at the end of each of the 12 months in the calendar year.  Since this fee is paid monthly, it could exceed 2¾% in one or more months, but the total fee in any one year is limited to a maximum of 2¾%, and any amount paid above this must be repaid by the General Partner to the Partnership.  The General Partner is entitled to receive a management fee on all loans, including those that are delinquent. The General Partner believes this is justified by the added effort associated with such loans. In order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation.  A number of factors are considered in the General Partner’s monthly meeting to determine the yield to pay to partners.  These factors include:

•	Interest rate environment and recent trends in interest rates on loans and similar investment vehicles;

•	Delinquencies on Partnership loans;

•	Level of cash held pending investment in mortgage loans; and

•	Real estate activity, including net operating income from real estate and gains/losses from sales.

Once the yield is set and all other items of tax basis income and expense are determined for a particular month, the management fees are also set for that month. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, etc.) or fluctuations in the level of delinquent loans, since the majority of the Partnership’s assets are invested in mortgage loans.

If the maximum management fees had been paid to the General Partner during the year ended December 31, 2007 and 2006, the management fees would have been $7,614,000 (increase of $5,438,000) and $7,569,000 (increase of $1,953,000), respectively, which would have reduced net income allocated to limited partners by approximately 25.2% and 8.9%, respectively, and net income allocated to limited partners per weighted average limited partner unit by the same percentage to $.05 and $.07, respectively.

The maximum management fee permitted under the Partnership Agreement is 2 ¾% per year of the average unpaid balance of mortgage loans. For the years 2002, 2003, 2004, 2005, 2006 and 2007, the management fees were 1.46%, 2.01%, 2.00%, 2.27%, 2.04% and 0.79% of the average unpaid balance of mortgage loans, respectively.

Servicing Fees

The General Partner has serviced all of the Partnership’s mortgage loans and expects to continue this policy. The Partnership Agreement permits the General Partner to receive from the Partnership a monthly servicing fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of mortgage loans held by the Partnership.  The General Partner has historically been paid the maximum servicing fee allowable.

Carried Interest and Contributed Capital

The General Partner is required to contribute capital to the Partnership in the amount of 0.5% of the limited partners’ aggregate capital accounts, and together with its carried interest has an interest equal to 1% of the limited partners’ capital accounts.  Based upon the Partnership’s investment in mortgages of a minimum of 86.5% of capital contributions, the General Partner receives a carried interest of 0.5% of the aggregate capital accounts of the limited partners, which is additional compensation to the General Partner. The carried interest is recorded as an expense of the Partnership and as a contribution to the General Partner’s capital account as additional compensation.  The carried interest is increased each month by 0.5% of the net increase in the capital accounts of the limited partners.  If there is a net decrease in the capital accounts for a particular month, no carried interest is allocated for that month and the allocation to carried interest is “trued-up” to the correct 0.5% amount in the next month that there is an increase in the net change in capital accounts. Thus, if the Partnership generates an annual yield on capital of the limited partners of 10%, the General Partner would receive additional distributions on its carried interest of approximately $150,000 per year if $300,000,000 of Units were outstanding. In addition, if the Partnership were liquidated, the General Partner could receive up to $1,500,000 in capital distributions without having made equivalent cash contributions as a result of its carried interest. These capital distributions, however, will be made only after the limited partners have received capital distributions equaling 100% of their capital contributions.

Reimbursement of Other Expenses

The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).

Compensation from Borrowers

In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.

Acquisition and Origination Fees

The General Partner is entitled to receive and retain all acquisition and origination fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership (including any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers).  The acquisition and origination fees are paid by borrowers, and thus, are not an expense of the Partnership. These fees may be paid at the placement, extension or refinancing of the loan or at the time of final repayment of the loan. The amount of these fees is determined by the General Partner based on competitive conditions and may have a direct effect on the interest rate borrowers are willing to pay the Partnership.

Late Payment Charges

The General Partner is entitled to receive and retain all late payment charges paid by borrowers on delinquent mortgage loans held by the Partnership (including additional interest and late payment fees).  The late payment charges are paid by borrowers and collected by the Partnership with regular monthly loan payments or at the time of loan payoff.  These are recorded as a liability (Due to General Partner) when collected and are not recognized as an expense of the Partnership.  Generally, on the majority of the Partnership’s loans, the late payment fee charged to the borrower for late payments is 10% of the payment amount.  In addition, on the majority of the Partnership’s loans, the additional interest charge required to be paid by borrowers once a loan is past maturity is in the range of 3%-5% (paid in addition to the pre-default interest rate).

Other Miscellaneous Fees

The Partnership remits other miscellaneous fees to the General Partner, which are collected from loan payments, loan payoffs or advances from loan principal (i.e. funding, demand and partial release fees).

Table of Compensation and Reimbursed Expenses

The Partnership does not have a compensation committee or other group providing a similar function, and does not have compensation policies or pay any compensation to any persons other than fees paid to the General Partner. The Partnership has not issued, awarded or otherwise paid to any General Partner, any options, stock appreciation rights, securities, or any other direct or indirect form of compensation other than the management and service fees and carried interest permitted under the Partnership Agreement.

The following table summarizes the compensation and reimbursed expenses paid to the General Partner or its affiliates for the years ended December 31, 2007 and 2006, showing actual amounts and the maximum allowable amounts for management and servicing fees. No other compensation was paid to the General Partner during these periods. The fees were established by the General Partner and were not determined by arms’-length negotiation.

	Year Ended December 31, 2007		Year Ended December 31, 2006
Form of Compensation	Actual	Maximum Allowable	Actual	Maximum Allowable
Paid by the Partnership:
Management Fee*	$2,176,000	$7,614,000	$5,616,000	$7,569,000
Servicing Fees	692,000	692,000	688,000	688,000
Carried Interest	51,000	51,000	10,000	10,000
Subtotal	$2,919,000	$8,357,000	$6,314,000	$8,267,000

Paid by Borrowers:
Acquisition and Origination Fees	$6,485,000	$6,485,000	$5,684,000	$5,684,000
Late Payment Charges	910,000	910,000	1,088,000	1,088,000
Miscellaneous Fees	46,000	46,000	97,000	97,000
Subtotal	$7,441,000	$7,441,000	$6,869,000	$6,869,000

Grand Total	$10,360,000	$15,798,000	$13,183,000	$15,136,000

Reimbursement by the Partnership of Other Expenses	$48,000	$48,000	$48,000	$48,000

*  The management fees paid to the General Partner are determined by the General Partner within the limits set by the Partnership Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to the partners.

Aggregate actual compensation paid by the Partnership and by borrowers to the General Partner during the years ended December 31, 2007 and 2006, exclusive of expense reimbursement, was $10,360,000 and $13,183,000, respectively, or 3.5% and 4.5%, respectively, of partners’ capital. If the maximum amounts had been paid to the General Partner during these periods, the compensation, excluding reimbursements, would have been $15,798,000 and $15,136,000, respectively, or 5.3% and 5.2%, respectively, of partners’ capital, which would have reduced net income allocated to limited partners by approximately 25.2% and 8.9%, respectively.

Acquisition and origination fees as a percentage of loans originated or purchased by the Partnership were 2.9% and 3.2% for the years ended December 31, 2007 and 2006, respectively. Of the $6,485,000 in acquisition and origination fees accrued during the year ended December 31, 2007, approximately $560,000 were back-end fees that were earned as of December 31, 2007 but will not be collected until the related loans are paid in full.  Of the $5,684,000 in acquisition and origination fees accrued during the year ended December 31, 2006, approximately $870,000 were back-end fees that were earned as of December 31, 2006. Of this amount, $420,000 was collected during 2007 and $450,000 will not be collected until the related loan is paid in full.

The General Partner believes that the maximum allowable compensation payable by the Partnership to the General Partner is commensurate with the services provided. However, in order to maintain a competitive yield for the Partnership, the General Partner in the past has chosen not to take the maximum allowable compensation.   If it chooses to take the maximum allowable, the amount of net income available for distribution to limited partners would be reduced during each such year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The Partnership engages in a variety of transactions with the General Partner which are reviewed by the officers of the General Partner to ensure they are permitted by the terms of the Partnership Agreement.

Management Fee

The General Partner is entitled to receive from the Partnership a management fee of up to 2 ¾ % per annum of the average unpaid balance of the Partnership’s mortgage loans at the end of each of the preceding twelve months for services rendered as manager of the Partnership.  The amount of management fees to the General Partner for the years ended December 31, 2007 and 2006 was approximately $2,176,000 and $5,616,000, respectively.

Servicing Fee

All of the Partnership’s loans are serviced by the General Partner, in consideration for which the General Partner receives up to 0.25% per annum of the unpaid principal balance of the loans on a monthly basis. The amount of servicing fees to the General Partner for the year ended December 31, 2007 and 2006 was approximately $692,000 and $688,000, respectively.

Carried Interest

The General Partner is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance equal to 1% of the limited partners’ capital accounts. The General Partner has contributed capital to the Partnership in the amount of ½ of 1% of the limited partners’ aggregate capital accounts and, together with its carried interest, the General Partner has an interest equal to 1% of the limited partners’ capital accounts. This carried interest of up to ½ of 1% is recorded as an expense of the Partnership and credited as a contribution to the General Partner’s capital account as additional compensation. As of December 31, 2007, the General Partner had made total cash capital contributions of $1,496,000 to the Partnership. During 2007 and 2006, the Partnership incurred carried interest expense of $51,000 and $10,000, respectively.

Reimbursement of Other Expenses

The General Partner is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations contained in the Partnership Agreement).  During 2007 and 2006, the Partnership reimbursed the General Partner for expenses in the amount of $48,000 and $48,000, respectively.

Loan Participated with General Partner

In January 2007, the Partnership funded a $30,000,000 portion of a $75,200,000 mortgage loan secured by a condominium complex (in the process of conversion and renovation) located in Miami, Florida and entered into a Co-Lending and Servicing Agent Agreement (the “Agreement”) with three other co-lenders in the loan.  The General Partner is also a co-lender in the subject loan, having funded $10,000,000 of such loan in January 2007, and is party to the Agreement. The interest rate payable to the Partnership and the General Partner on the loan is 10% per annum. Pursuant to the Agreement, the Partnership and the General Partner, as senior co-lenders, have priority on a pro-rata basis over all other co-lenders in such loan and shall first receive their share of interest in the loan prior to any other co-lender and next shall receive their share of principal in the loan prior to any other co-lender in the loan (after any protective advances made are reimbursed to the co-lenders on a pro-rata basis).  The servicer of the loan is one of the co-lenders (the “Lead Lender”) and the Partnership receives the payments on the loan from the Lead Lender. As of December 31, 2007, the borrower is in default of the loan documents and management of the project has been assumed by the Lead Lender. As of December 31, 2007, the Partnership had funded $382,000 of its pro-rata share of unreimbursed protective advances to complete renovations to the property and funded an additional $213,000 subsequent to year end. The Partnership also received reimbursement of its pro-rata share of protective advances of $344,000 subsequent to year end. As of December 31, 2007, the Partnership’s and General Partner’s remaining principal balance in the subject loan was approximately $23,483,000 and $7,828,000, respectively, as $6,517,000 and $2,172,000, respectively, of principal has been repaid.  During 2007, the Partnership and General Partner collected interest income of $1,604,000 and $535,000, respectively.

Second Deeds of Trust Held by General Partner

As of December 31, 2007, the General Partner held a second deed of trust in the total amount of approximately $727,000 (largest principal amount outstanding) secured by the same property (and to the same borrower) on which the Partnership has a first deed of trust in the amount of $2,200,000 (largest principal amount outstanding) at an interest rate of 12% per annum.  Approximately $210,000 of the General Partner’s loan was funded to the borrower and the remaining $517,000 is an exit fee included in the deed of trust at the time of loan origination in 2006. The interest rate on the General Partner’s second deed of trust is 17% per annum and the interest rate on the Partnership’s first deed of trust is 12% per annum. During 2007, the Partnership and General Partner collected interest income of $231,000 and $0, respectively.

During 2006, the General Partner held two second deeds of trust secured by the same property (and to the same borrower) on which the Partnership had first deeds of trust.  The largest aggregate amount of principal outstanding during 2006 on the General Partner’s second deeds was approximately $1,400,000 and $2,698,000 and the Partnership’s first deeds was approximately $5,600,000 and $30,000,000.  There is no amount currently outstanding on the General Partner’s second deeds and $5,600,000 and $0 currently outstanding on the Partnership’s first deeds.  Principal repayments of $1,400,000 and $2,698,000 were received on the General Partner’s second deeds and $0 and $30,000,000 were received on the Partnership’s first deeds during 2006.  The General Partner collected interest income of approximately $9,000 and $4,000 on its second trust deeds and the Partnership collected interest income of approximately $552,000 and $2,537,000 on its first trust deeds during 2006.  The interest rates on the General Partner’s second trust deeds were both 12% and the Partnership’s first deeds were 10% and 12% per annum.

In addition to compensation from the Partnership, the General Partner also receives compensation from borrowers under the mortgage loans placed by the General Partner with the Partnership.

Acquisition and Origination Fees

Acquisition and origination fees, also called loan fees, mortgage placement fees or points, are paid to the General Partner from the borrowers under loans held by the Partnership. These fees are compensation for the evaluation, origination, extension and refinancing of loans for the borrowers and may be paid at the placement, extension or refinancing of the loan or at the time of final repayment of the loan. The amount of these fees is determined by competitive conditions and the General Partner and may have a direct effect on the interest rate borrowers are willing to pay the Partnership. During 2007 and 2006, the General Partner earned acquisition and origination fees on Partnership loans in the amount of $6,485,000 and $5,684,000, respectively, on loans originated or extended of approximately $225,785,000 and $176,283,000, respectively.  Of these amounts, $560,000 and $870,000 were back-end fees that will not be collected by the General Partner until either some future date or when the related loans are paid in full.

Late Payment Charges

Pursuant to the Partnership Agreement, the General Partner receives all late payment charges, including additional interest and late payment fees, from borrowers on loans owned by the Partnership, with the exception of loans participated with outside entities. The amounts paid to or collected by the General Partner for such charges totaled approximately $910,000 and $1,088,000 for the years ended December 31, 2007 and 2006, respectively.

Deeds of Trust Held by President of General Partner

During the first quarter of 2007, William C. Owens, President of the General Partner, funded a $600,000 (largest principal amount outstanding) second deed of trust secured by the same property (and to the same borrower) on which the Partnership has a first deed of trust in the amount of $2,400,000 (largest principal amount outstanding) at an interest rate of 11% per annum.  During 2007, the President of the General Partner and the Partnership have collected approximately $57,000 and $209,000 in interest income. The interest rate on the President’s loan is 12% per annum.  Both of these loans were paid off in full in February 2008.

In addition, during 2006, the President of the General Partner, held second, third, fourth, fifth and sixth deeds of trusts in the total amount of approximately $12,850,000 (largest principal amount outstanding) that were secured by the same property (and to the same borrower) on which the Partnership had a first deed of trust in the amount of $8,225,000 at an interest rate of 12.5% per annum.  The Partnership’s loan was paid off in full by the borrower in July 2006.  The President of the General Partner did not collect any interest income on the aforementioned loans during 2006.  The interest rates on all of the loans held by the President of the General Partner was 15% per annum.

CONFLICTS OF INTEREST

The Partnership and its limited partners are subject to various conflicts of interest arising out of their relationship with the General Partner. These conflicts include, but are not limited to, the following:

General Partner’s Acquisition and Origination Fees, Late Payment Charges and Servicing Fees

For the evaluation, origination, extension and refinancing of Partnership mortgage loans, the General Partner generally receives mortgage placement or loan origination fees (points) from borrowers. When late payment charges are received from borrowers, they are remitted to the General Partner.  For the servicing of mortgage loans made or invested in by the Partnership, the General Partner also receives from the Partnership a monthly servicing fee of up to 1/4 of 1% per annum of the unpaid principal balance of mortgage loans.

The mortgage placement fees charged to the borrowers may directly affect the interest rate that borrowers are willing to pay, as these fees are a cost of the loan made by the Partnership. If mortgage placement fees charged to the borrower by the General Partner were lower than those customarily charged by others for similar services, it is possible that a higher interest rate could be obtained on the Partnership’s loans. Alternatively, if such mortgage placement fees are higher than those customarily charged by others for similar services, it is possible that interest rates on the Partnership’s loans might be lower than otherwise attainable.  Because the General Partner receives all of the mortgage placement fees, the Partnership’s interests will diverge from those of the General Partner when the General Partner decides whether it should charge the borrower a higher rate of interest or higher fees.  The General Partner could negotiate higher loan origination fees for itself in exchange for a lower interest rate to the detriment of the Partnership.  The General Partner employs no formal procedures to address this potential conflict of interest and the limited partners must rely on the fiduciary duty of the General Partner to deal fairly with the limited partners in those situations.

General Partner’s Management Fees

The General Partner’s management fees are determined by the General Partner, within the maximum amount permitted under the Partnership Agreement, which is 2¾% per year of the average unpaid balance of the Partnership’s mortgage loans.  The higher the percentage paid to the General Partner, the lower the annual yield on capital of the limited partners. For the years 2002, 2003, 2004, 2005, 2006 and 2007 the management fees were 1.46%, 2.01%, 2.00%, 2.27% 2.04% and 0.79% of the average unpaid balance of mortgage loans, respectively.

Compensation of the General Partner Not Negotiated

The compensation payable to the General Partner was not determined by arms’-length negotiations.

Other Mortgage Lending Activities

Although it has not done so, the General Partner may form additional limited partnerships and other entities to engage in activities similar to and with the same investment objectives as the Partnership. The General Partner may be engaged in sponsoring other entities at approximately the same time as the Partnership’s securities are being offered or its investments are being made. The General Partner also originates, sells and services loans for individuals or unaffiliated entity investors. These activities may cause conflicts of interest between such activities and the Partnership and the duties of the General Partner concerning such activities and the Partnership. The General Partner will attempt to minimize any conflicts of interest that may arise among these various activities.

Competition by the Partnership with Other Entities for Management Services

The Partnership does not have independent management and relies on the General Partner for the operation of its business. The General Partner devotes only such time to the business of the Partnership as, in its judgment, is reasonably required. The General Partner has conflicts of interest in allocating time, services, and functions between the Partnership and other present and future entities which the General Partner has organized or may in the future organize or with which it is or may be affiliated, as well as other business ventures in which it is or may be involved. The General Partner is engaged, and in the future may be engaged, for its own account, or for the accounts of others, in other business ventures, and neither the Partnership nor any limited partner is entitled to any interest in such other ventures.

No Separate Legal Representation

The same legal counsel currently represents the Partnership and the General Partner. The Partnership does not have independent legal counsel. If a conflict of interest should arise from such dual representation, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner, and, if necessary, separate counsel will be obtained for the Partnership and the General Partner.

Arrangement of Loans by the General Partner

The General Partner arranges substantially all of the loans invested in by the Partnership and either sells those loans to the Partnership at not greater than their cost to the General Partner or arranges for the Partnership to fund the loans directly to borrowers. The General Partner also arranges and makes mortgage loans for its own account and for other investors.  There may be a conflict of interest between the Partnership and the General Partner or other investors for whom it selects mortgage loans for investment.  This could arise from the fact that the General Partner may be choosing among various loans that it may have originated with different interest rates or other terms and features, for placement either in the Partnership’s mortgage loan portfolio or with other investors or the General Partner itself.  Loans may sometimes be acquired by the Partnership at a discount from face value. The limited partners must rely upon the General Partner to honor its fiduciary duty to protect their interests in the making and choosing of mortgage loans.

A committee of officers of the General Partner makes all decisions regarding mortgage loans to be made or invested in by the Partnership. This committee is currently comprised of William Owens, President of the General Partner, William Dutra, Senior Vice President of the General Partner, and Andrew Navone, Senior Vice President of the General Partner.

Right of General Partner to Engage in Competitive Business

The General Partner will only devote such time to the Partnership as it deems necessary to conduct the Partnership’s business.  Section IV.4. of the Partnership Agreement provides that the General Partner and its affiliates have the right to engage in other business (including, but not limited to, acting as partner in other partnerships formed for the purpose of making or investing in mortgage loans similar to those made or invested in by the Partnership), and to compete, directly or indirectly, with the business of the Partnership. Neither the Partnership nor any limited partners have any rights or claims from such activities.

Underwriter is a Subsidiary of the General Partner

The underwriter for the offering, Owens Securities Corporation, is a wholly-owned subsidiary of the General Partner.  Consequently, Owens Securities Corporation may have a conflict of interest in performing its obligations to conduct a “due diligence” investigation of the statements made in this Prospectus and may not conduct the investigation with the same degree of care as a non-affiliated underwriter.  An independent due diligence investigation assists in verifying the information provided in a prospectus.  The fact that no independent underwriter will conduct an investigation in connection with this Prospectus may increase the possibility that this Prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our Units.

FIDUCIARY RESPONSIBILITY

The General Partner is accountable to the Partnership as a fiduciary, and consequently owes a duty of loyalty and a duty of care to the Partnership and the limited partners. In addition, the General Partner is required to discharge its duties and exercise its rights consistent with the obligation of good faith and fair dealing.  Generally, the duty of loyalty requires that the General Partner must account to the Partnership and hold as trustee for it any property, profit or benefit derived by the General Partner in connection with the operation or winding up of the Partnership.  However, the Partnership Agreement provides that the General Partner and its affiliates may engage in activities similar to or identical with the business of the Partnership.  Presently, neither the General Partner nor any of its affiliates acts as general partner of any other mortgage loan investment business.  However, the General Partner arranges and services trust deed investments for other investors and for its own account.  When it acts in such capacity, it has a fiduciary duty to each entity and is bound to treat each fairly and with equal access to investment opportunities.  The Partnership Agreement provides that the General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the General Partner or any other person. Except for the provision allowing competitive activities by the General Partner, the Partnership Agreement does not modify any fiduciary standard imposed on the General Partner by California law.

Based upon the present state of the law, limited partners appear to have the following legal rights and remedies as to the General Partner and the Partnership:

•
they may bring individual actions on behalf of themselves or class actions on behalf of themselves and other limited partners to enforce their rights under the Partnership Agreement and California partnership law, including breaches by the General Partner of its fiduciary duty;

•	they may bring actions on behalf of the Partnership for claims it might have, as “derivative” actions, if the General Partner refuses to bring suit or if demand on the General Partner would be futile;

•
they may bring actions under federal or state securities laws, either individually or as a class of limited partners, if the General Partner has violated certain of such laws in connection with the offer and sale, or repurchase of Units.

Exculpation

Consistent with the duty of care established for general partners under California’s partnership law, the General Partner is not liable to the Partnership or limited partners for errors in judgment or other acts or omissions not amounting to gross negligence, willful misconduct, knowing violation of law, breach of fiduciary duty or breach of the Partnership Agreement.

Indemnification

The Partnership Agreement indemnifies the General Partner and its affiliates by the Partnership, not by the limited partners, for liabilities the General Partner and its affiliates may incur in dealing with third parties on behalf of the Partnership.  To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

This is a rapidly developing and changing area of the law, and limited partners who have questions concerning the duties of the General Partner should consult with their own legal counsel.

MANAGEMENT

Management of the Partnership

The General Partner is Owens Financial Group, Inc., a California corporation, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.

The Partnership has no officers or directors and, accordingly, does not have a compensation committee, audit committee or audit committee financial expert. The General Partner manages and controls the affairs of the Partnership and has general responsibility and final authority in all matters affecting the Partnership’s business. These duties include dealings with limited partners, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management duties. The General Partner may also, at its sole discretion and subject to change at any time,

•	purchase from the Partnership the interest receivable or principal on delinquent mortgage loans held by the Partnership;

•	purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to mortgage loans held by the Partnership; and

•	use its own funds to cover any other costs associated with mortgage loans held by the Partnership such as property taxes, insurance and legal expenses.

In order to assure that the limited partners will not have personal liability as a General Partner, limited partners have no right to participate in the management or control of the Partnership’s business or affairs other than to exercise the limited voting rights provided for in the Partnership Agreement. Limited partners do not have the right to elect the General Partner or its directors on an annual or other continuing basis, and the General Partner may not be removed except in compliance with the requirements of the Partnership Agreement.  The General Partner has primary responsibility for the initial selection, evaluation and negotiation of mortgage investments for the Partnership. The General Partner provides all executive, supervisory and certain administrative services for the Partnership’s operations, including servicing the mortgage loans held by the Partnership.  The Partnership’s books and records are maintained by the General Partner, subject to audit by independent certified public accountants.

The General Partner had a net worth of approximately $51,000,000 as of December 31, 2007. The following persons comprise the board of directors and management employees of the General Partner actively involved in the administration and investment activity of the Partnership.

•
William C. Owens – Mr. Owens, age 57, has been President of the General Partner since April 1996 and is also a member of the Board of Directors and the Loan Committee of the General Partner.  From 1989 until April 1996, he served as a Senior Vice President of the General Partner.  Mr. Owens has been active in real estate construction, development, and mortgage financing since 1973. Prior to joining Owens Mortgage Company in 1979, Mr. Owens was involved in mortgage banking, property management and real estate development.  As President of the General Partner, Mr. Owens is responsible for the overall activities and operations of the General Partner, including corporate investment, operating policy and planning.  In addition, he is responsible for loan production, including the underwriting and review of potential loan investments.  Mr. Owens is also the President of Owens Securities Corporation, a subsidiary of the General Partner.  Mr. Owens is a licensed real estate broker.

•
Bryan H. Draper – Mr. Draper, age 50, has been Chief Financial Officer and corporate secretary of the General Partner since December 1987 and is also a member of the Board of Directors of the General Partner. Mr. Draper is a Certified Public Accountant and is responsible for all accounting, finance, and tax matters for the General Partner and Owens Securities Corporation.  Mr. Draper received a Masters of Business Administration degree from the University of Southern California in 1981.

•
William E. Dutra – Mr. Dutra, age 45, is a Senior Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since February 1986. In charge of loan production, Mr. Dutra has responsibility for loan committee review, loan underwriting and loan production.

•
Andrew J. Navone – Mr. Navone, age 51, is a licensed real estate broker, Senior Vice President and member of the Board of Directors and the Loan Committee of the General Partner and has been its employee since August 1985. Mr. Navone has responsibilities for loan committee review, loan underwriting and loan production.

•
Melina A.  Platt – Ms. Platt, age 41, has been Controller of the General Partner since May 1998.  Ms. Platt is a Certified Public Accountant and is responsible for all accounting, finance, and regulatory agency filings of the Partnership.  Ms. Platt was previously a Senior Manager with KPMG LLP.

Research and Acquisition

The General Partner reviews prospective investments and selects those chosen for the Partnership. In that regard, the General Partner evaluates the credit of prospective borrowers, analyzes the return to the Partnership of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to the Partnership. See “Business” at page 49.  For these services, the General Partner generally receives mortgage placement fees (points) paid by borrowers when loans are originally funded or when the Partnership extends or refinances mortgage loans.  These fees may reduce the yield otherwise obtainable by the Partnership from its mortgage loans.

Partnership Management

The General Partner is responsible for managing the Partnership’s investment portfolio. Its services include:

•	the creation and implementation of Partnership investment policies;

•	managing real estate acquired through foreclosure (including real estate held in certain limited liability companies);

•	preparation and review of budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

•	preparation and review of Partnership reports and regulatory filings;

•	communications with limited partners;

•	supervision and review of Partnership bookkeeping, accounting, internal controls and audits;

•	supervision and review of Partnership state and federal tax returns; and

•	supervision of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

For these and certain other services the General Partner is entitled to receive a management fee of up to 2 ¾ % per annum of the unpaid balance of the Partnership’s mortgage loans. The management fee is payable on all loans, including nonperforming or delinquent loans. The General Partner believes that a fee payable on delinquent loans is justified because of the expense involved in the administration of such loans. See “Compensation of the General Partner—Compensation and Reimbursement from the Partnership—Management Fees,” at page 23.

A majority-in-interest of the limited partners by vote or written consent given in accordance with the Partnership Agreement may remove the General Partner.  In addition to removal by the limited partners, the General Partner will be terminated upon the dissolution, voluntary withdrawal, or adjudication of bankruptcy of the General Partner.  Such an event will dissolve the Partnership and cause it to be wound up unless the majority-in-interest of limited partners agrees to continue the business of the Partnership and admit a new General Partner within six months of the event.

Mortgage Investments

The General Partner originates and services the Partnership’s mortgage investments. These mortgage investment services include:

•	review of prospective investments;

•	selecting investments;

•	arranging borrowing by the Partnership, when and as determined to be in the best interests of the Partnership;

•	recommendations with respect to changes in investments;

•	employment and supervision of employees who handle the investments;

•	preparation and review of projected performance;

•	review of reserves and working capital;

•	collection and maintenance of all investments; and

•	sales and servicing of investments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity owns beneficially more than 5% of the ownership interests in the Partnership. The General Partner owns approximately 3,983,000 units (1.3%) of the Partnership as of December 31, 2007. The voting common stock of the General Partner is owned as follows: 56.098% by William C. Owens and 14.634% each by Bryan H. Draper, William E. Dutra and Andrew J. Navone.

The officers of the General Partner own the following units of the Partnership (either directly or indirectly) exclusive of their ownership through Owens Financial Group, Inc. as of December 31, 2007:

December 31, 2007
William C. Owens, Chief Executive Officer	95,671
Bryan H. Draper, Chief Financial Officer	541,659
William E. Dutra, Senior Vice President	62,911
Andrew J. Navone, Senior Vice President	296,697

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

In preparing the consolidated financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet dates and revenues and expenses for the reporting periods. Such estimates relate principally to the determination of (1) the allowance for loan losses including the accrued interest and advances that are estimated to be unrecoverable based on estimates of amounts to be collected plus estimates of the value of the property as collateral and (2) the valuation of real estate held for sale and investment. At December 31, 2007 the Partnership owned twelve real estate properties, including three within limited liability companies.

Loans and related accrued interest and advances are analyzed on a periodic basis for recoverability. Delinquencies are identified and followed as part of the loan system. Provisions are made to adjust the allowance for loan losses and real estate held for sale to an amount considered by management to be adequate, with consideration to original collateral values at loan inception and to provide for unrecoverable accounts receivable, including impaired and other loans, accrued interest, and advances on loans.

Recent trends in the economy have been taken into consideration in the aforementioned process of arriving at the allowance for loan losses and real estate. Actual results could vary from the aforementioned provisions for losses. If the probable ultimate recovery of the carrying amount of a loan, with consideration of the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, the carrying amount of the loan is reduced to the present value of future cash flows discounted at the loan’s effective interest rate. If a loan is collateral dependent, it is valued by management at the estimated fair value of the related collateral. Estimated collateral fair values are determined based on internal and external appraisals, opinions of fair value from third party real estate brokers and/or comparable third party sales.

If events and/or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments or when monthly payments are delinquent greater than ninety days, a loan is categorized as impaired and interest is no longer accrued. Any subsequent payments received on impaired loans are first applied to reduce any outstanding accrued interest, and then are recognized as interest income, except when such payments are specifically designated principal reduction or when management does not believe the Partnership’s investment in the loan is fully recoverable.

Real estate held for sale includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell.

Real estate held for investment includes real estate purchased or acquired through foreclosure (including three properties within limited liability companies) and is initially stated at the lower of cost or the recorded investment in the loan, or the property’s estimated fair value.  Depreciation of buildings and improvements is provided on the straight-line method over the estimated remaining useful lives of buildings and improvements.  Depreciation of tenant improvements and amortization of lease commissions is provided on the straight-line method over the lives of the related leases.  Costs related to the improvement of real estate held for sale and investment are capitalized, whereas those related to holding the property are expensed.

The Partnership periodically compares the carrying value of real estate held for investment to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Results of Operations

Overview

The Partnership invests in mortgage loans on real property located in the United States that are primarily originated by the General Partner.

The Partnership’s primary objective is to generate monthly income from its investment in mortgage loans. The Partnership’s focus is on making mortgage loans to owners and developers of real property whose financing needs are often not met by traditional mortgage lenders. These include borrowers that traditional lenders may not normally consider because of perceived credit risks based on ratings or experience levels, and borrowers who require faster loan decisions and funding. One of the Partnership’s competitive advantages is the ability to approve loan applications and fund more quickly than traditional lenders.

The Partnership will originate loans secured by very diverse property types. In addition, the Partnership will occasionally lend to borrowers whom traditional lenders will not normally lend to because of a variety of factors including their credit ratings and/or experience. Due to these factors, the Partnership may make mortgage loans that are riskier than mortgage loans made by commercial banks and other institutional lenders. To compensate for those potential risks, the Partnership seeks to make loans at higher interest rates and with more protection from the underlying real property, such as with lower loan to value ratios.

The Partnership’s operating results are affected primarily by:

•	the amount of cash available to invest in mortgage loans;

•	the level of real estate lending activity in the markets serviced;

•	the ability to identify and lend to suitable borrowers;

•	the interest rates the Partnership is able to charge on loans;

•	the amount of borrowing to finance mortgage loan investments;

•	the level of delinquencies on mortgage loans;

•	the level of foreclosures and related loan and real estate losses experienced; and

•	the income or losses from foreclosed properties prior to the time of disposal.

During 2007, the U.S. economy showed signs of deterioration mostly due to a substantial decline in the housing market, liquidity issues in the lending market and rising gasoline prices. The national unemployment rate has increased from 4.6% in December 2006 to 5.0% in December 2007 while the California unemployment rate has increased over the same period from 5.1% to 6.1%. Although inflation continues to be a concern, the growth of the Gross Domestic Product slowed from 2.9% in 2006 to 2.2% in 2007. The Gross Domestic Product showed an annualized increase of 0.6% in the fourth quarter of 2007. These decreases have occurred even though the Federal Reserve decreased the federal funds rate from 5.25% to 4.25% in 2007.  In addition, the Federal Reserve further reduced this rate an additional 1.25% to 3.0% in January 2008, the biggest one-month rate reduction in a quarter-century in an effort to prevent the economy from slipping into recession, and reduced the rate by another 0.75% to 2.25% in March 2008.  Further rate cuts by the Federal Reserve may occur in 2008.

Short term interest rates have responded quickly to the decreases in the federal funds rate. However, longer term interest rates have been slower to react. These rate decreases have not had a substantial impact on the rates that the Partnership has charged on its loans. In fact, the weighted average interest rate on Partnership loans increased from 10.68% as of December 31, 2006 to 10.76% as of December 31, 2007.  Presently, the General Partner does not expect a substantial increase or decrease in the rates charged on Partnership loans.

Loan delinquencies have been rising in the “sub-prime” residential real estate market. The Partnership does not make “sub-prime” loans and does not make loans for the purchase or refinance of single-family residential properties (the Partnership lends primarily in commercial markets). The Partnership has experienced increased loan delinquencies and foreclosures over the past year.  The General Partner believes that the increase is partially the result of the slowing housing market in California and other parts of the nation as seven of the twenty-four delinquent and past maturity loans as of December 31, 2007 are either residential land or condominium projects. In addition, the Partnership foreclosed on three loans secured partially or fully by residential improved and unimproved land located in California during 2007. Although the General Partner believes that problems in the sub-prime residential mortgage industry have not directly impacted the Partnership and its loan portfolio, it appears that there has been an indirect impact as market values on certain residential real estate have decreased or stabilized.  The General Partner does not believe that any of the Partnership’s delinquent loans will result in loss to the Partnership because the underlying collateral values exceed the Partnership’s basis in the loans. However, delinquencies may continue to increase and it may take some time to work through some of the issues encountered on certain loans. If economic conditions for real estate worsen in 2008 or beyond or if the “sub-prime” mortgage problem were to spread into the commercial mortgage market, the Partnership could experience a further increase in loan defaults, which would further reduce the liquidity of the Partnership and net income paid to limited partners.

The General Partner believes that Partnership loan delinquencies and foreclosures may continue to rise in the next several months and that this will lead to a reduction in the net income (yield) paid to limited partners.  The General Partner may decide to reduce its management fees during 2008 to reduce the impact of the yield reductions, as they expect to sell certain Partnership real estate properties for gains in 2008.  Although there are no assurances, the General Partner expects that with time the majority of the loan delinquency problems will clear up favorably to the Partnership.  In the meantime, the reduced liquidity may require a reduction in the net income paid to limited partners and the management fees paid to the General Partner in the near term.

For Partnership loans outstanding as of December 31, 2007, the Partnership had an average loan-to-value ratio of approximately 55%, computed on a weighted average basis based on appraised values and senior liens as of the date the loan was made. This percentage does not account for any increases or decreases in property values since the date the loan was made, nor does it include any reductions in principal or senior indebtedness through amortization of payments after the loan was made.  This low average loan-to-value ratio should assist the Partnership in weathering loan delinquencies and foreclosures should they occur. Nevertheless, no assurance can be given that continuing increases in loan defaults and related foreclosures by the Partnership, accompanied by declines in real estate values, will not have a material adverse effect on the Partnership’s financial condition and operating results.

Historically, the General Partner has focused its operations on California and certain Western states. Because the General Partner has a significant degree of knowledge with respect to the real estate markets in such states, it is likely most of the Partnership’s loans will be concentrated in such states. As of December 31, 2007, 34.7% of loans were secured by real estate in Northern California, while 21.7%, 10.2%, 8.5%, 6.6% and 5.1% were secured by real estate in Southern California, Arizona, Florida, Washington and Colorado, respectively. Such geographical concentration creates greater risk that any downturn in such local real estate markets could have a significant adverse effect upon results of operations.

Summary of Financial Results
	Year Ended December 31,
	2007	2006
Total revenues	$32,809,785	$33,082,601
Total expenses	11,217,179	10,855,321

Net income from continuing operations	$21,592,606	$22,227,280

Net loss from discontinued operations	—	(239,035)

Net income	$21,592,606	$21,988,245

Net income allocated to limited partners	$21,379,251	$21,770,494

Net income allocated to limited partners per weighted average limited partnership unit	$.07	$.08

Annualized rate of return to limited partners (1)	7.3%	7.6%

Distribution per partnership unit (yield) (2)	7.6%	7.5%

Weighted average limited partnership units	292,164,000	286,915,000

(1)	The annualized rate of return to limited partners is calculated based upon the net income allocated to limited partners per weighted average limited partnership unit as of December 31, 2007 and 2006.

(2)
Distribution per partnership unit (yield) is the annualized average of the monthly yield paid to the partners for the periods indicated. The monthly yield is calculated by dividing the total monthly cash distribution to partners by the prior month’s ending partners’ capital balance.

2007 Compared to 2006

Total Revenues

Interest income on loans secured by trust deeds decreased $1,383,000 (4.8%) during the year ended December 31, 2007, as compared to 2006, primarily due to an increase in the amount of loans greater than ninety days delinquent in payments and the foreclosures experienced by the Partnership during the year.  See “Financial Condition – Loan Portfolio” below.

Gain on sale of real estate increased $607,000 (143.1%) during the year ended December 31, 2007, as compared to 2006, due primarily to the sale of the Gresham, Oregon land resulting in a gain of $773,000, the final three condominiums in Oregon Leisure Homes, LLC resulting in total gains of approximately $141,000 and the sales of three and one lot, respectively, in the manufactured  home parks located in Ione, California and within Dation, LLC resulting in gains of approximately $95,000 and $10,000, respectively, during 2007.  During the year ended December 31, 2006, five condominiums in Oregon Leisure Homes, LLC were sold resulting in total gain of approximately $340,000, one lot in the manufactured home park located in Ione, California was sold for gain of approximately $36,000 and six lots/houses in the manufactured home park in Dation were sold for gain of approximately $49,000 to the Partnership. See “Real Estate Properties Held for Sale and Investment” below.

Total Expenses

Management fees to the General Partner decreased $3,440,000 (61.3%) during the year ended December 31, 2007, respectively, as compared to 2006, due primarily to the loss experienced upon the foreclosure of a Partnership loan in June 2007 and a decrease in interest income on loans secured by trust deeds due to an increase in delinquent loans and foreclosures during the year.  The General Partner chose to decrease its management fee to partially offset a decrease in the yield paid to the limited partners in 2007.  There can be no assurance that the General Partner will continue to do this in the future.

If the maximum management fees had been paid to the General Partner during the year ended December 31, 2007, the management fees would have been $7,614,000 (increase of $5,438,000), which would have reduced net income allocated to limited partners by approximately 25.2% and would have reduced net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.05.

The maximum management fee permitted under the Partnership Agreement is 2.75% per year of the average unpaid balance of mortgage loans.  For the years 2004, 2005, 2006 and 2007, the management fees were 2.00%, 2.27%, 2.04% and 0.79% of the average unpaid balance of mortgage loans, respectively.

In determining the management fees and hence the yield to the partners, the General Partner may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. The General Partner expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and it is highly likely that the General Partner will again receive less than the maximum management fees in the future. However, if the General Partner chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

Carried interest to general partner increased $41,000 (404%) during the year ended December 31, 2007 because the General Partner was required to contribute capital to the Partnership and receive the carried interest during those periods pursuant to the Partnership Agreement, as the Partnership accepted additional contributions from existing limited partners beginning in June 2007.

Legal and accounting expenses increased $229,000 (97.9%) during the year ended December 31, 2007, as compared to 2006, primarily due to accounting and consulting expenses incurred in the effort to assess and document the Partnership’s internal controls pursuant to Rule 404 of the Sarbanes-Oxley Act during 2007 and the higher cost of legal and accounting services required as part of the preparation of the Partnership’s various SEC filings.  The Partnership expects to incur further accounting and consulting related fees due to Rule 404 in 2008 and beyond.

Interest expense decreased $84,000 (5.1%) during the year ended December 31, 2007, as compared to 2006, due to a decrease in the usage of the line of credit to invest in loans secured by trust deeds during 2007 as compared to 2006 and a decrease in the interest rate charged on the line of credit during the last quarter of 2007.

The increase in bad debt expense of approximately $681,000 (100%) during the year ended December 31, 2007 is primarily the result of a full allowance recorded on an unsecured receivable during 2007 due to collectability concerns.

The increase in the provision for loan losses of $2,121,000 during the year ended December 31, 2007 was the result of an analysis performed on the loan portfolio. In June 2007, the Partnership foreclosed on a $6,576,000 first mortgage loan and obtained the unimproved residential land located in Madera County, California in the trustee’s sale.  Based on an appraisal obtained at the time of foreclosure, it was determined that the property’s value was less than the book value of the loan resulting in a charge-off against the loan loss allowance of approximately $1,379,000.  The net increase in the general loan loss allowance of $817,000 (net of the charge-off discussed above) was primarily due to an increase in the number and amount of loans delinquent in payments greater than ninety days and an increase in the concentration of loans secured by residential land and condominium conversion projects.

Net Income from Rental and Other Real Estate Properties

Net income from rental and other real estate properties decreased $238,000 (24.5%) during the year ended December 31, 2007, as compared to 2006, due primarily to additional expenses incurred on real estate foreclosed during 2007, a net loss of approximately $202,000 from the golf course in DarkHorse Golf Club, LLC that was acquired through foreclosure during 2007 and increased expenses incurred on certain of the Partnership’s investment properties and from Dation, LLC and 720 University, LLC. Approximately $326,000 of Dation’s net income during the year ended December 31, 2007 was generated from a FEMA hurricane relief contract (rental of vacant lots in the manufactured home park) that has been extended for the rental of 28 lots at approximately $12,000 per month (subject to 30 day notice of trailer removal) to the end of August 2008.  Thus, unless Dation is able to secure new tenants on these lots or if the FEMA contract is not extended once again, this revenue stream will not continue past August 2008.

Net Loss from Discontinued Operations

Net loss from discontinued operations for the year ended December 31, 2006 is related to the Bayview Gardens, LLC assisted living facility located in Monterey, California, which was sold in June 2006.

Financial Condition

December 31, 2007 and 2006

Loan Portfolio

The number of Partnership mortgage investments remained the same at 72 and the average loan balance increased from $3,474,000 to $3,852,000 between December 31, 2006 and December 31, 2007. The average loan balance in the Partnership’s portfolio has been steadily increasing for several years.

Approximately $40,537,000 (14.6%) and $18,835,000 (7.5%) of the loans invested in by the Partnership were more than ninety days delinquent in monthly payments as of December 31, 2007 and 2006, respectively. In addition, the Partnership’s investment in loans that were past maturity (delinquent in principal) but current in monthly payments was approximately $62,031,000 and $55,682,000 as of December 31, 2007 and 2006, respectively (combined total of $102,568,000 and $74,517,000, respectively, that are past maturity and delinquent in payments greater than ninety days). Of the impaired and past maturity loans, approximately $17,617,000 (6.4%) and $0 (0%), respectively, were in the process of foreclosure and approximately $1,600,000 (0.6%) and $8,176,000 (3.3%), respectively, involved loans to borrowers who were in bankruptcy.  The Partnership foreclosed on four loans during the year ended December 31, 2007 with aggregate principal balances totaling approximately $26,202,000 and obtained the properties via the trustee’s sales.  The Partnership foreclosed on no loans during the year ended December 31, 2006. In the first quarter of 2008, the Partnership began foreclosure proceedings by filing notices of default on four delinquent loans with an aggregate principal balance totaling approximately $38,195,000 as of December 31, 2007.  One of these loans with a principal balance of $435,000 was greater than ninety days delinquent as of December 31, 2007, two loans with an aggregate principal balance totaling $30,000,000 became greater than ninety days delinquent and one loan with a principal balance of $7,760,000 became past maturity (delinquent in principal) subsequent to year end.

As of March 24, 2008, the Partnership’s investment in mortgage loans that were more than ninety days delinquent in payments was approximately $80,464,000 and in past maturity loans (delinquent in principal) was approximately $73,950,000 (combined total of delinquent loans of $154,414,000).

Loans in the process of foreclosure increased by $17,617,000 between December 31, 2006 and 2007 due to increased delinquencies experienced during 2007.

Loans involving borrowers in bankruptcy as of December 31, 2006 consisted of two loans with an aggregate principal balance of $8,176,000.  One of the loans with a principal balance of $1,600,000 is still in bankruptcy as of December 31, 2007 and the other loan with a principal balance of $6,576,000 was foreclosed on by the Partnership and the property obtained via the trustee’s sale in June 2007.

Of the total past maturity loans as of December 31, 2007, two loans with an aggregate principal balance totaling $2,943,000 were paid off in full, one loan with a principal balance of $4,144,000 was rewritten (thereby extending the maturity date of the loan) and one loan with a principal balance of $2,635,000 had the maturity date extended subsequent to year end.

As of December 31, 2007 and 2006, the Partnership held the following types of mortgages:
	2007	2006
By Property Type:
Commercial	$151,435,333	$112,355,502
Condominiums	81,327,519	61,110,134
Apartments	7,903,750	11,416,257
Single family homes (1-4 units)	336,870	650,000
Improved and unimproved land	36,372,009	64,611,738
	$277,375,481	$250,143,631
By Deed Order:
First mortgages	$255,962,228	$231,040,770
Second mortgages	21,413,253	19,102,861
	$277,375,481	$250,143,631

As of December 31, 2007 and 2006, approximately 35% and 45% of the Partnership’s mortgage loans were secured by real property in Northern California.

The Partnership’s investment in loans increased by $27,232,000 (10.8%) during the year ended December 31, 2007 as a result of loan originations in excess of loan payoffs during 2007.

There is no precise method used by the General Partner to predict delinquency rates or losses on specific loans.  The General Partner has considered the number and amount of delinquent loans, loans subject to workout agreements and loans in bankruptcy in determining allowances for loan losses, but there can be no absolute assurance that the allowance is sufficient.  Because any decision regarding the allowance for loan losses reflects judgment about the probablity of future events, there is an inherent risk that such judgments will prove incorrect.  In such event, actual losses may exceed (or be less than) the amount of any reserve.  To the extent that the Partnership experiences losses greater than the amount of its reserves, the Partnership may incur a charge to earnings that will adversely affect operating results and the amount of any distributions payable to Limited Partners.

Changes in the allowance for loan losses for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006

Balance, beginning of year	$4,225,000	$4,150,000
Provision	2,195,515	75,000
Charge-offs	(1,378,515)	—
Balance, end of year	$5,042,000	$4,225,000

Real Estate Properties Held for Sale and Investment

As of December 31, 2007, the Partnership held title to twelve properties that were foreclosed on or purchased by the Partnership since 1997 in the amount of approximately $53,224,000 (including properties held in three limited liability companies), net of accumulated depreciation and amortization of $3,092,000. The Partnership foreclosed on four loans during the year ended December 31, 2007 with aggregate principal balances totaling $26,202,000 and obtained the underlying properties via the trustee’s sales (see below). No properties were acquired through foreclosure during 2006. As of December 31, 2007, properties held for sale total $10,572,000 and properties held for investment total $42,651,000 (including properties held in three limited liability companies). When the Partnership acquires property by foreclosure, it typically earns less income on those properties than could be earned on mortgage loans and may not be able to sell the properties in a timely manner.

Five of the Partnership’s twelve properties do not currently generate revenue. Expenses from real estate properties have increased from approximately $2,526,000 to $3,236,000 (28.1%) for the years ended December 31, 2006 and 2007, respectively, and revenues associated with these properties have increased from $3,494,000 to $3,967,000 (13.5%), thus generating a net income from real estate properties of $731,000 during the year ended December 31, 2007 (compared to $968,000 during 2006).

Changes in the allowance for real estate losses for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006

Balance, beginning of year	$405,388	$660,000
Provision	—	—
Recovery for real estate sold	(405,388)	(254,612)
Balance, end of year	$—	$405,388

The recovery of losses on real estate held for sale in 2007 relates to the sales of condominium units in Oregon Leisure Homes, LLC (OLH) and the reversal of the $250,000 allowance for the undeveloped land located in Gresham, Oregon due to the recovery of the original cost of the property pursuant to a sale which closed in 2007.  Of the total recovery amount, $56,164 was included in gain on sale of real estate (for a condominium unit sold in OLH) and $349,224 was recorded as recovery of losses on real estate properties.  In addition, an impairment loss of $400,000 was recorded on the Sacramento building during 2007 (which was sold in March 2008), resulting in a net loss on real estate properties of $50,776. The recovery for real estate sold in 2006 relates to the sales of condominium units in OLH.  Of the total recovery amount, $211,553 was recorded as gain on sale of real estate and $43,059 was recorded as recovery of losses on real estate properties.

2007 Foreclosure and Sales Activity

During the year ended December 31, 2007, the Partnership foreclosed on a first mortgage loan secured by undeveloped residential land located in Madera County, California in the amount of approximately $6,576,000 and obtained the property via the trustee’s sale. In addition, certain advances made on the loan or incurred as a result of the foreclosure (such as legal and foreclosure fees and delinquent property taxes) in the total amount of approximately $253,000 were capitalized to the basis in the property (total of approximately $6,829,000).  At the time of foreclosure, an appraisal was obtained that valued the property at $5,450,000, thus, resulting in a charge-off against the allowance for loan losses of approximately $1,379,000. This property is classified as held for investment because it is not currently being marketed for sale and it will likely take longer than one year to obtain the entitlements on the land and complete a sale.

During the year ended December 31, 2007, the Partnership foreclosed on a $3,268,000 first mortgage loan secured by a mixed-use retail building in the process of rehabilitation located in Sacramento, California and unimproved land located in Marysville, California and obtained the properties via the trustee’s sale. The unimproved land located in Marysville was transferred to real estate held for investment during the fourth quarter of 2007 as the property is not currently being marketed for sale and a sale will likely not be completed in the next year.  The Partnership recorded an impairment on the Sacramento building in the amount of $400,000 during the fourth quarter of 2007 pursuant to a sales contract executed in February 2008.  The building was sold in March 2008 for cash of $1,000,000 and a note secured by the property in the amount of $1,450,000 (net proceeds of $2,438,000 after selling costs) for a net loss of approximately $12,000.  The terms of the note require interest-only payments at the rate of 8% per annum until the maturity date of September 15, 2008.

During the year ended December 31, 2007, the Partnership foreclosed on two first mortgage loans in the total amount of approximately $16,358,000 secured by 75 improved, residential lots and a golf course located in Auburn, California and obtained the properties via the trustee’s sales. The golf course was transferred to DarkHorse Golf Club, LLC at the time of foreclosure (see below). The 75 improved, residential lots were transferred by the Partnership to a new wholly owned limited liability company in February 2008. These properties are classified as held for investment as it is unlikely that sales will be completed within the next year.

During the year ended December 31, 2007, three lots located in the manufactured home subdivision development located in Ione, California (that were acquired by the Partnership through foreclosure in 1997) were sold for $138,000, resulting in total gain to the Partnership of approximately $95,000.

During the year ended December 31, 2007, the Partnership sold the undeveloped land located in Gresham, Oregon for net sales proceeds of approximately $2,397,000 resulting in gain on sale of approximately $773,000.

2006 Foreclosure and Sales Activity

During the year ended December 31, 2006, one lot located in a manufactured home subdivision development located in Ione, California (that was acquired by the Partnership through foreclosure in 1997) was sold for $50,000, resulting in a gain to the Partnership of approximately $36,000.

During 2006, the Partnership also sold the property in Bayview Gardens, LLC (see “Investments in Limited Liability Companies – Bayview Gardens, LLC” below) and five condominium units in Oregon Leisure Homes, LLC (see “Investments in Limited Liability Companies – Oregon Leisure Homes, LLC” below).

Investments in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) is an Oregon limited liability company formed in 2001 for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership is the sole member in OLH. The assets, liabilities, income and expenses of OLH have been consolidated into the consolidated balance sheets and income statements of the Partnership.

During the year ended December 31, 2007 and 2006, the Partnership advanced an additional $17,000 and $87,000, respectively, to OLH for continued operation and marketing of the condominium units and received repayment of advances of $665,000 and $1,183,000, respectively, from sales of condominium units and collections on notes receivable. During the years ended December 31, 2007 and 2006, OLH sold three and five condominium units, respectively, for total net sales proceeds of approximately $656,000 and $1,085,000, respectively, resulting in gain on sale of approximately $141,000 and $340,000, respectively.  The net income to the Partnership from OLH was approximately $231,000 and $317,000 for the years ended December 31, 2007 and 2006, respectively.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a manufactured home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership advances funds to Dation as needed. The Partnership owns 50% of Dation and is the general manager pursuant to an amendment to the Operating Agreement executed in October 2007. Pursuant to the Operating Agreement, the Partnership is to receive 50% of Dation’s profits and losses after receipt of all interest on the original loan and priority return on partner contributions allocated at the rate of 12% per annum. The Partnership has recorded 100% of Dation’s net income and losses since inception because it has the majority of the risks and rewards of ownership. The assets, liabilities, income and expenses of Dation have been consolidated into the consolidated balance sheets and income statements of the Partnership.

Dation sold one and six lots and/or houses, respectively, during the years ended December 31, 2007 and 2006, resulting in total gain on sale of approximately $10,000 and $49,000, respectively.  Dation repaid $10,000 and $10,000, respectively, of the loan to the Partnership and repaid $25,000 and $153,000, respectively, of Partnership capital contributions during the years ended December 31, 2007 and 2006. The Partnership advanced an additional $20,000 and $97,000 to Dation during the years ended December 31, 2007 and 2006, respectively.

The net income to the Partnership from Dation was approximately $94,000 and $208,000 during the years ended December 31, 2007 and 2006, respectively.

DarkHorse Golf Club, LLC

DarkHorse Golf Club, LLC (DarkHorse) is a California limited liability company formed in August 2007 for the purpose of operating the DarkHorse golf course located in Auburn California, which was acquired by the Partnership via foreclosure in August 2007. The golf course was placed into DarkHorse via a grant deed on the same day that the trustee’s sale was held. The Partnership is the sole member in DarkHorse. The assets, liabilities, income and expenses of DarkHorse have been consolidated into the consolidated balance sheets and income statements of the Partnership.  The golf course is being operated and managed by an unrelated company.

The Partnership advanced approximately $500,000 to DarkHorse during the year ended December 31, 2007 for operations and equipment purchases. The net loss to the Partnership from DarkHorse was approximately $202,000 for the year ended December 31, 2007.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the consolidated balance sheets and income statements of the Partnership.

The net income to the Partnership was approximately $197,000 and $225,000 (including depreciation and amortization totaling approximately $610,000 and $556,000) during the years ended December 31, 2007 and 2006, respectively. The minority interest of the joint venture partner of approximately $109,000 and $140,000 as of December 31, 2007 and 2006, respectively, is reported in the consolidated balance sheets of the Partnership. The Partnership’s investment in 720 University real property was approximately $14,177,000 and $14,550,000 as of December 31, 2007 and 2006, respectively.

Bayview Gardens, LLC

The Partnership was the sole member of a limited liability company, Bayview Gardens, LLC (Bayview), which operated an assisted living facility located in Monterey, California obtained by the Partnership via a deed in lieu of foreclosure on a first mortgage loan in June 2004. In June 2006, the facility was sold for cash of $575,000 and a note secured by the property in the amount of $5,025,000 (net proceeds of $5,592,000 after selling costs).  The sale resulted in deferred gain of approximately $915,000.  Principal payments on the loan were collected during the year ended December 31, 2007, resulting in recognition of gain on sale of real estate of approximately $13,000 under the installment method. The deferred gain was approximately $902,000 as of December 31, 2007.  Bayview Gardens, LLC was dissolved in December 2006.

The net loss to the Partnership from Bayview operations was $239,000 for the year ended December 31, 2006.  This amount has been reported as net loss from discontinued operations in the consolidated statements of income as the Partnership believes that it has no continuing involvement in the property’s operations.

Cash and Cash Equivalents

Cash and cash equivalents decreased from approximately $23,284,000 as of December 31, 2006 to approximately $9,159,000 as of December 31, 2007 ($14,125,000 or 60.7%) due primarily to a decrease in loan payoffs during 2007 while loan originations remained at approximately the same level as 2006.

Interest and Other Receivables

Interest and other receivables increased from approximately $3,989,000 as of December 31, 2006 to $5,505,000 as of December 31, 2007 ($1,516,000 or 38.0%), due primarily to increased loan delinquencies experienced during 2007 (amounts ninety days or less accrued) and an increase in loans secured by trust deeds of approximately 10.9% between December 31, 2006 and 2007.  This increase was partially offset by a decrease in other receivables as a result of a full allowance recorded on an unsecured receivable during 2007 due to collectability concerns.

Due to General Partner

Due to General Partner increased from approximately $231,000 as of December 31, 2006 to $2,278,000 as of December 31, 2007 ($2,047,000 or 884%), due primarily to increased accrued management fees for the months of November and December 2007 as compared to November and December 2006 primarily as a result of past due interest collected on seven loans of approximately $2,000,000 at the end of 2007. These fees are paid pursuant to the Partnership Agreement (see “Results of Operations” above).

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities increased from approximately $727,000 as of December 31, 2006 to $972,000 as of December 31, 2007 ($245,000 or 33.8%), due primarily to accrued interest on the Partnership’s line of credit as of December 31, 2007 (the line of credit was not utilized at the end of 2006) and liabilities incurred in the new DarkHorse Golf Club, LLC (related property acquired through foreclosure during 2007).

Line of Credit Payable

Line of credit payable increased from no balance outstanding as of December 31, 2006 to $27,432,000 as of December 31, 2007 due to use of the line of credit to fund new loan originations at the end of 2007.

Asset Quality

A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending on the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers.  Many of these factors are beyond the control of the General Partner. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on specific loans or on segments of the loan portfolio.

The conclusion that a Partnership loan may become uncollectible, in whole or in part, is a matter of judgment. Although institutional lenders are subject to regulations that, among other things, require them to perform ongoing analyses of their loan portfolios (including analyses of loan-to-value ratios, reserves, etc.), and to obtain current information regarding their borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, management of the General Partner, in connection with the quarterly closing of the accounting records of the Partnership and the preparation of the financial statements, evaluates the Partnership’s mortgage loan portfolio. The allowance for loan losses is established through a provision for loan losses based on the General Partner’s evaluation of the risk inherent in the Partnership’s loan portfolio and current economic conditions. Such evaluation, which includes a review of all loans on which the General Partner determines that full collectibility may not be reasonably assured, considers among other matters:

•	prevailing economic conditions;

•	the Partnership’s historical loss experience;

•	the types and dollar amounts of loans in the portfolio;

•	borrowers’ financial condition and adverse situations that may affect the borrowers’ ability to pay;

•	evaluation of industry trends;

•	review and evaluation of loans identified as having loss potential; and

•	estimated net realizable value or fair value of the underlying collateral.

Based upon this evaluation, a determination is made as to whether the allowance for loan losses is adequate to cover probable losses of the Partnership. Additions to the allowance for loan losses are made by charges to the provision for loan losses. Loan losses deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses. As of December 31, 2007, management believes that the allowance for loan losses of $5,042,000 is adequate in amount to cover probable losses. Because of the number of variables involved, the magnitude of the swings possible and the General Partner’s inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the General Partner. As of December 31, 2007, six loans totaling $40,537,000 were delinquent in monthly payments greater than ninety days and are no longer accruing interest. Three of these loans totaling $3,335,000 were past maturity as of December 31, 2007. In addition, eighteen loans totaling $62,031,000 were also past maturity but current in monthly payments as of December 31, 2007 (combined total of $102,568,000 in loans that are past maturity and delinquent in payments greater than ninety days). The Partnership recorded a charge-off against the allowance for loan losses of approximately $1,379,000 for a foreclosed loan during the year ended December 31, 2007 and after the General Partner’s evaluation of the loan portfolio recorded an additional provision for loan losses of approximately $2,196,000 for losses that are estimated to have likely occurred, which resulted in a net increase to the allowance of approximately $817,000.  The General Partner believes that the allowance for loan losses is sufficient given the estimated fair value of the underlying collateral of impaired and past maturity loans.

Construction Loans are determined by the General Partner to be those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multifamily properties.  The General Partner has approved the borrowers up to a maximum loan balance; however, disbursements are made in phases throughout the construction process.  As of December 31, 2007, the Partnership held four Construction Loans totaling approximately $13,274,000 and had commitments to disburse an additional $4,801,000 on Construction Loans.

The Partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties, or are used to complete improvements to land.  The General Partner has determined that these are not Construction Loans.  Many of these loans are for cosmetic refurbishment of both interiors and exteriors of existing condominiums or conversion of apartments or other properties into condominiums.  The refurbished/converted units are then sold to new users, and the sales proceeds are used to repay the Partnership’s loans.  These loans may also include completion of tenant or other improvements on commercial properties.  These loans are referred to as Rehabilitation Loans. As of December 31, 2007, the Partnership held fourteen Rehabilitation Loans totaling approximately $59,738,000 and had commitments to disburse an additional $12,086,000 on Rehabilitation Loans.

Liquidity and Capital Resources

During the year ended December 31, 2007, cash flows provided by operating activities approximated $23,386,000. Investing activities used approximately $51,310,000 of net cash during the year, as approximately $172,292,000 was used for investing in loans, net of approximately $118,859,000 received from the payoff or sale of loans. Approximately $13,799,000 was provided by financing activities, as $27,432,000 of cash was advanced from the Partnership’s line of credit and approximately $11,869,000 of cash was received from the sale of Partnership units, net of approximately $25,502,000 that was distributed to limited partners in the form of income distributions and capital withdrawals.

Sales of Units to investors, reinvestment of limited partner distributions, portfolio loan payoffs, and advances on the Partnership’s line of credit provide the capital for new mortgage investments. If general market interest rates were to increase substantially, investors might turn to interest-yielding investments other than Partnership Units, which would reduce the liquidity of the Partnership and its ability to make additional mortgage investments to take advantage of the generally higher interest rates. In addition, an increase in delinquencies on Partnership loans (including an increase in loans past maturity) could also have the effect of reducing liquidity which could reduce the cash available to invest in new loans and distribute to limited partners.  In contrast, a significant increase in the dollar amount of loan payoffs and additional limited partner investments without the origination of new loans of the same amount would increase the liquidity of the Partnership. This increase in liquidity could result in a decrease in the yield paid to limited partners as the Partnership would be required to invest the additional funds in lower yielding, short term investments.

Limited partner capital increased by approximately $7,846,000 during the year ended December 31, 2007. With the exception of the reinvestment of distributions, the Partnership had been closed to most new limited partner investments since September 2001 because there were not enough suitable mortgage investments to allow the Partnership to remain fully invested in loans for a sustained period of time. However, beginning in June 2007, the Partnership reopened to new contributions from existing investors only on a limited basis.  The Partnership received new limited partner contributions of approximately $11,767,000 for the year ended December 31, 2007 as compared to $121,000 for the year ended December 31, 2006.  Reinvested distributions from limited partners electing to reinvest were $15,527,000 and $15,143,000 for the years ended December 31, 2007 and 2006, respectively. Limited partner withdrawals were $18,547,000 for the year ended December 31, 2007 as compared to $13,508,000 for the year ended December 31, 2006. Limited partner withdrawal percentages have been 3.32%, 4.42%, 4.47%, 4.29%, 4.70% and 6.34% for the years ended December 31, 2002, 2003, 2004, 2005, 2006 and 2007, respectively. These percentages are the annual average of the limited partners’ capital withdrawals in each calendar quarter divided by the total limited partner capital as of the end of each quarter. For the first quarter of 2008, withdrawal requests have increased as compared to 2007 and prior years.  Thus, there is the possibility that the General Partner may be required to suspend Limited Partner withdrawal requests during 2008 due to the 10% limitation (discussed below) and liquidity concerns.

The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per Unit within 61 to 91 days after written notices are delivered to the General Partner, subject to the following limitations, among others:

•	No withdrawal of Units can be requested or made until at least one year from the date of purchase of those Units, other than Units received under the Partnership’s Reinvested Distribution Plan.

•	Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

•	A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

•	The General Partner is not required to establish a reserve fund for the purpose of funding such payments.

•	No more than 10% of the total outstanding limited partnership interests may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

The Partnership relies upon its line of credit to fund loans from time to time. The Partnership may incur indebtedness for the purpose of investing in mortgage loans, among other things. The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has executed a line of credit agreement with a group of three banks, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $40,000,000. There was $27,432,000 outstanding on the line of credit as of December 31, 2007. The Partnership also has a note payable with a bank through its investment in 720 University, LLC with a balance of $10,500,000 as of December 31, 2007. Generally, the Partnership’s loans are fixed rate, whereas the credit line is a variable rate loan (bank’s prime rate). In the event of a significant increase in overall interest rates, the credit line rate could increase to a rate above the average portfolio rate of interest.  Should such an event occur, the General Partner would desire to pay off the line of credit and would generally not use it to fund loans. This could reduce the overall liquidity of the Partnership.

As of December 31, 2007, the Partnership has commitments to advance additional funds to borrowers of Construction and Rehabilitation Loans in the total amount of approximately $16,887,000. The Partnership expects these amounts to be advanced to borrowers by December 31, 2008. The source of funds to fulfill these commitments will be from payoffs on existing mortgage loans, sales of Units to investors or advances on the Partnership’s line of credit.
Contingency Reserves

The Partnership maintains cash, cash equivalents and marketable securities as contingency reserves in an aggregate amount of 2% of the limited partners’ capital accounts to cover expenses in excess of revenues or other unforeseen obligations of the Partnership. Although the General Partner believes that contingency reserves are adequate, it could become necessary for the Partnership to sell or otherwise liquidate certain of its investments to cover such contingencies on terms which might not be favorable to the Partnership.

BUSINESS

The Partnership is a California limited partnership organized on June 14, 1984, which invests in first, second, third, wraparound and construction mortgage loans and loans on leasehold interest mortgages. In June 1985, the Partnership became the successor-in-interest to Owens Mortgage Investment Fund I, a California limited partnership formed in June 1983 with the same policies and objectives as the Partnership. In October 1992, the Partnership changed its name from Owens Mortgage Investment Fund II to Owens Mortgage Investment Fund, a California Limited Partnership.  The date specified for termination of the Partnership Agreement is December 31, 2034. The address of the Partnership is P.O. Box 2400, 2221 Olympic Blvd., Walnut Creek, CA 94595. Its telephone number is (925) 935-3840.

The General Partner arranges, services and maintains the loan portfolio for the Partnership. The Partnership’s mortgage loans are secured by mortgages on unimproved, improved, income-producing and non-income-producing real property, such as apartments, shopping centers, office buildings, and other commercial or industrial properties. The Partnership will limit any single loan and will limit its loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.  In addition, the Partnership may not invest in or make loans on unimproved real property in an amount in excess of 25% of the total Partnership assets. The Partnership cannot invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

The following table shows the total Partnership capital, mortgage investments and net income as of and for the years ended December 31, 2007, 2006, 2005, 2004, 2003, and 2002.

	Total Partners’ Capital	Mortgage Investments	Net Income
2007	$298,743,630	$277,375,481	$21,592,606
2006	$290,804,278	$250,143,631	$21,988,245
2005	$288,913,263	$276,411,258	$21,077,641
2004	$286,267,296	$258,431,902	$19,992,241
2003	$284,464,268	$266,374,206	$21,841,989
2002	$280,350,974	$260,211,121	$21,669,959

As of December 31, 2007, the Partnership held investments in 72 mortgage loans, secured by liens on title and leasehold interests in real property.  Thirty five percent (35%) of the mortgage loans are located in Northern California.  The remaining 65% are located in Southern California, Arizona, Colorado, Florida, Hawaii, Idaho, Nevada, New York, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington.

The following table sets forth the types and maturities of mortgage investments held by the Partnership as of December 31, 2007:

TYPES AND MATURITIES OF MORTGAGE INVESTMENTS

(As of December 31, 2007)

	Number of Loans	Amount	Percent

1st Mortgages	66	$255,962,228	92.28%
2nd Mortgages	6	21,413,253	7.72%
	72	$277,375,481	100.00%

Maturing on or before December 31, 2007	21	$65,365,696	23.57%
Maturing on or between January 1, 2008 and December 31, 2009	38	186,041,424	67.07%
Maturing on or between January 1, 2010 and October 4, 2017	13	25,968,361	9.36%
	72	$277,375,481	100.00%
Property Type:
Commercial	42	$151,435,333	54.60%
Condominiums	14	81,327,519	29.32%
Apartments	3	7,903,750	2.85%
Single family (1-4 units)	2	336,870	0.12%
Improved and unimproved land	11	36,372,009	13.11%
	72	$277,375,481	100.00%

The average loan balance of $3,825,000 as of December 31, 2007 is considered by the General Partner to be a reasonable diversification of investments concentrated in mortgages secured primarily by commercial real estate. Of such investments, 8.55% earn a variable rate of interest and 91.45% earn a fixed rate of interest. All were negotiated according to the Partnership’s investment standards.

As of December 31, 2007, the Partnership was invested in construction and rehabilitation loans in the total amount of approximately $73,012,000 and in loans secured by leasehold interests of $8,629,000.  As of December 31, 2007, the Partnership has commitments to advance additional funds to borrowers of construction, rehabilitation and other loans in the total amount of approximately $16,887,000.

The Partnership has other assets in addition to its mortgage investments, comprised principally of the following:

•	$10,159,000 in cash and cash equivalents required to transact the business of the Partnership and/or in conjunction with contingency reserve and compensating balance requirements;

•	$53,224,000 in real estate held for sale and investment;

•	$5,505,000 in interest and other receivables; and

•	$310,000 in vehicles and equipment.

Delinquencies

The General Partner does not regularly examine the existing loan portfolio to see if acceptable loan-to-value ratios are being maintained because the majority of loans mature in a period of only 1-3 years and the average loan-to-value ratio of the loan portfolio is generally low. The General Partner will perform an internal review on a loan secured by property in the following circumstances:

•	payments on the loan become delinquent;

•	the loan is past maturity;

•	it learns of physical changes to the property securing the loan or to the area in which the property is located; or

•	it learns of changes to the economic condition of the borrower or of leasing activity of the property securing the loan.

A review may include a physical evaluation of the property securing the loan and the area in which the property is located, the financial stability of the borrower, and the property’s occupancy, if applicable.

As of December 31, 2007 and 2006, the Partnership had six and eight impaired loans, respectively, that were delinquent in payments greater than ninety days totaling approximately $40,537,000 and $18,835,000, respectively. This included three and two matured loans totaling $3,335,000 and $2,900,000, respectively. In addition, eighteen and eleven loans totaling approximately $62,031,000 and $55,682,000, respectively, were past maturity but current in monthly payments as of December 31, 2007 and 2006, respectively (combined total of delinquent loans of $102,568,000 and $74,517,000, respectively). Of the impaired and past maturity loans, approximately $17,617,000 and $0, respectively, were in the process of foreclosure and $1,600,000 and $8,176,000, respectively, involved borrowers who were in bankruptcy as of December 31, 2007 and 2006. The Partnership foreclosed on four loans during the year ended December 31, 2007 with aggregate principal balances totaling $26,202,000 and obtained the properties via the trustee’s sales. In the first quarter of 2008, the Partnership began foreclosure proceedings by filing notices of default on four delinquent loans with an aggregate principal balance totaling approximately $38,195,000 as of December 31, 2007.

As of March 24, 2008, the Partnership’s investment in mortgage loans that were more than ninety days delinquent in payments was approximately $80,464,000 and in past maturity loans (delinquent in principal) was approximately $73,950,000 (combined total of delinquent loans of $154,414,000).

Of the $18,835,000 in loans that were greater than ninety days delinquent as of December 31, 2006, $11,533,000 remained delinquent as of December 31, 2007, $727,000 was brought current and $6,576,000 was foreclosed and became real estate owned by the Partnership during 2007.

Following is a table representing the Partnership’s delinquency experience (over 90 days and past maturity) and foreclosures by the Partnership as of and during the years ended December 31, 2004, 2005, 2006 and 2007:

	2004	2005	2006	2007
Delinquent Loans (>90 days)	$37,319,000	$25,899,000	$18,835,000	$40,537,000
Past Maturity Loans (delinquent in principal)	$23,583,000	$32,349,000	$55,682,000	$62,031,000
Loans Foreclosed	$18,875,000	$3,582,000	$0	$26,202,000
Total Mortgage Investments	$258,432,000	$276,411,000	$250,144,000	$277,375,000
Percent of >90 Days Delinquent Loans to Total Loans	14.44%	9.37%	7.53%	14.61%
Percent of Past Maturity Loans to Total Loans	9.13%	11.70%	22.26%	22.36%

If the delinquency rate increases on loans held by the Partnership, the interest income of the Partnership will be reduced by a proportionate amount. If a mortgage loan held by the Partnership is foreclosed on, the Partnership will acquire ownership of real property and the inherent benefits and detriments of such ownership.

Real Estate Owned

As of December 31, 2007, the Partnership holds title to eleven properties that were acquired through foreclosure (either solely or through its investments in the limited liability companies discussed below) and one property that was purchased and is held within 720 University, LLC (see below).  As of December 31, 2007, the total carrying amount of these properties was $53,224,000 (15.6% of total assets).  Eight of the properties are being held for long-term investment and the remaining four properties are held for sale.  All of the properties individually have a book value less than 2% of total Partnership assets as of December 31, 2007, other than the property within 720 University, LLC (see below).

Real estate held for sale and investment is comprised of the following types of property as of December 31, 2007 and 2006:
	2007	2006
Retail complex	$14,177,355	$14,550,347
Improved, residential lots	13,763,770	—
Unimproved, residential land	6,115,407	—
Industrial land and buildings	5,867,142	5,901,640
Manufactured home subdivision developments	3,683,241	3,680,918
Golf course	3,340,000	—
Unimproved, industrial land	3,025,992	4,400,040
Mixed-used retail building (under renovation)	2,450,000	—
Commercial building	800,745	752,112
Condominium units	—	415,338
	$53,223,652	$29,700,395

Of the twelve properties held, seven of the properties are either partially or fully leased to various tenants under non-cancellable leases with remaining terms ranging from one to nineteen years (latest maturity is March 2026).  Certain of the leases require the tenant’s to pay all or some of the operating expenses of the properties.  The future minimum rental income from non-cancellable operating leases due subsequent to December 31, 2007 is approximately $9,778,000.

•	The Partnership’s (or related LLC’s) title to all properties is held as fee simple.

•	There are no mortgages or encumbrances to third parties on any of the Partnership’s real estate properties acquired through foreclosure (other than within 720 University, LLC- see below).

•	Only minor renovations and repairs to the properties are currently being made or planned (other than continued tenant improvements on real estate held for investment).

•	Management of the General Partner believes that all properties owned by the Partnership are adequately covered by customary casualty insurance.

Real estate acquired through foreclosure may be held for a number of years before ultimate disposition primarily because the Partnership has the intent and ability to dispose of the properties for the highest possible price (such as when market conditions improve). During the time that the real estate is held, the Partnership may earn less income on these properties than could be earned on mortgage loans and may have negative cash flow on these properties.

The Partnership sold the mixed-use retail building in March 2008 for cash of $1,000,000 and a note secured by the property in the amount of $1,450,000 (net proceeds of $2,438,000 after selling costs) for a net loss of approximately $12,000.  The terms of the note require interest-only payments at the rate of 8% per annum until the maturity date of September 15, 2008.

Investment in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) is an Oregon limited liability company formed in 2001 for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership is the sole member in OLH. The assets, liabilities, income and expenses of OLH have been consolidated into the consolidated balance sheets and income statements of the Partnership.

During the years ended December 31, 2007 and 2006, the Partnership advanced an additional $17,000 and $87,000, respectively, to OLH for continued operation and marketing of the condominium units that are for sale and received repayment of advances of $665,000 and $1,183,000, respectively, from collections on notes receivable and sales of condominium units. During the years ended December 31, 2007 and 2006, OLH sold three and five condominium units for total sales proceeds of approximately $656,000 and $1,085,000, respectively, and gain on sale in the total amount of approximately $141,000 and $340,000, respectively.  All condominium units have been sold and the LLC has ceased operations as of December 31, 2007.

The net income to the Partnership from OLH was approximately $231,000 and $317,000 for the years ended December 31, 2007 and 2006, respectively.

DarkHorse Golf Club, LLC

DarkHorse Golf Club, LLC (DarkHorse) is a California limited liability company formed in August 2007 for the purpose of operating the DarkHorse golf course located in Auburn California, which was acquired by the Partnership via foreclosure in August 2007. The golf course was placed into DarkHorse via a grant deed on the same day that the trustee’s sale was held. The Partnership is the sole member in DarkHorse. The assets, liabilities, income and expenses of DarkHorse have been consolidated into the consolidated balance sheets and income statements of the Partnership.  The golf course is being operated and managed by an unrelated company.

The Partnership advanced approximately $500,000 to DarkHorse during the year ended December 31, 2007 for operations and equipment purchases. The net loss to the Partnership from DarkHorse was approximately $202,000 for the year ended December 31, 2007.  Continued operation of DarkHorse may result in additional losses to the Partnership and may require the Partnership to provide funds for operations and capital improvements.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a manufactured home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership advances funds to Dation as needed. The Partnership owns 50% of Dation and is co-manager. Pursuant to the Operating Agreement, the Partnership is to receive 50% of Dation’s profits and losses after receipt of all interest on the original loan and priority return on partner contributions allocated at the rate of 12% per annum. The Partnership has recorded 100% of Dation’s net income and losses since inception because it has the majority of the risks and rewards of ownership. The assets, liabilities, income and expenses of Dation have been consolidated into the consolidated balance sheets and income statements of the Partnership.

Dation sold one and six houses and/or lots, respectively, during the years ended December 31, 2007 and 2006 resulting in gain on sale of approximately $10,000 and $49,000, respectively.  Dation repaid $10,000 and $10,000, respectively, of the loan to the Partnership and repaid $25,000 and $153,000, respectively, in OMIF capital contributions during the years ended December 31, 2007 and 2006.  The Partnership advanced an additional $20,000 and $97,000, respectively, to Dation during the years ended December 31, 2007 and 2006.

The net income to the Partnership from Dation was approximately $94,000 and $208,000 during the years ended December 31, 2007 and 2006, respectively.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the consolidated balance sheet and income statement of the Partnership.

The net income to the Partnership was approximately $197,000 and $225,000 (including depreciation of approximately $610,000 and $556,000) during the years ended December 31, 2007 and 2006, respectively. The minority interest of the joint venture partner of approximately $109,000 and $140,000 as of December 31, 2007 and 2006, respectively, is reported in the Partnership’s consolidated balance sheets. The Partnership’s investment in 720 University real property was approximately $14,177,000 and $14,550,000 as of December 31, 2007 and 2006, respectively.

The Partnership has a note payable with a bank in the amount of $10,500,000 through its investment in 720 University, which is secured by the commercial retail property. The note requires monthly interest payments until March 1, 2010 at a fixed rate of 5.07% per annum. Commencing April 1, 2010, monthly payments of $56,816 will be required, with the balance of unpaid principal due on March 1, 2015.

Bayview Gardens, LLC

The Partnership was the sole member of a limited liability company, Bayview Gardens, LLC (Bayview), which operated an assisted living facility located in Monterey, California obtained by the Partnership via a deed in lieu of foreclosure on a first mortgage loan in June 2004. In June 2006, the facility was sold for cash of $575,000 and a note secured by the property in the amount of $5,025,000 (net proceeds of $5,592,000 after selling costs).  The sale resulted in deferred gain of approximately $915,000.  Principal payments on the loan were collected during 2007, resulting in recognition of gain on sale of real estate of approximately $13,000 under the installment method.  The deferred gain was approximately $902,000 as of December 31, 2007. Bayview Gardens, LLC was dissolved in December 2006.

The net loss to the Partnership from Bayview operations was $239,000 (including depreciation of approximately $80,000) for the year ended December 31, 2006.  This amount has been reported as net loss from discontinued operations in the consolidated statements of income as the Partnership believes it has no continuing involvement in the property’s operations.

Principal Investment Objectives

The Partnership’s two principal investment objectives are to preserve the capital of the Partnership and provide monthly cash distributions to the limited partners. It is not an objective of the Partnership to provide tax-sheltered income.  Under the Partnership Agreement, the General Partner would be permitted to modify these investment objectives without the vote of limited partners but has no authority to do anything that would make it impossible to carry on the ordinary business as a mortgage investment limited partnership.

The Partnership invests primarily in mortgage loans on commercial, industrial and residential income-producing real property and land. Substantially all mortgage loans of the Partnership are arranged by the General Partner, which is licensed by the State of California as a real estate broker and California Finance Lender.  During the course of its business, the General Partner is continuously evaluating prospective investments. The General Partner arranges loans from mortgage brokers, previous borrowers, and by personal solicitations of new borrowers. The Partnership may purchase or participate in existing loans that were originated by other lenders. Such a loan might be obtained by the Partnership from a third party at an amount equal to or less than its face value. The General Partner evaluates all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meet the standards established for the Partnership, and if the loan can meet the Partnership’s investment criteria and objectives.

The General Partner locates, identifies and arranges virtually all mortgages the Partnership invests in and makes all investment decisions on behalf of the Partnership in its sole discretion. The limited partners are not entitled to act on any proposed investment. In evaluating prospective investments, the General Partner considers such factors as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow generated by the property;

•	potential for rental rate increases;

•	the marketability of the investment;

•	geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located; and

•	any other factors that the General Partner believes are relevant.

The Partnership requires that each borrower obtain a title insurance policy as to the priority of the mortgage and the condition of title. The Partnership obtains an appraisal from a qualified, independent appraiser for each property securing a potential Partnership loan, which may have been commissioned by the borrower and also may precede the placement of the loan with the Partnership.  Such appraisals are generally dated no greater than 12 months prior to the date of loan origination. Completed, written appraisals are not always obtained on Partnership loans prior to original funding, due to the quick underwriting and funding required on the majority of the Partnership’s loans. Appraisals will ordinarily take into account factors such as property location, age, condition, estimated replacement cost, community and site data, valuation of land, valuation by cost, valuation by income, economic market analysis, and correlation of the foregoing valuation methods.  Appraisals are only estimates of value and cannot be relied on as measures of realizable value. Thus, an officer or employee of the General Partner will review each appraisal report, will conduct a physical inspection of each property and will rely on his or her own independent analysis in determining whether or not to make a particular mortgage loan.

The General Partner has the power to cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a loan.  Currently, the Partnership is engaged in three such ventures for purposes of developing and disposing of properties acquired by the Partnership through foreclosure.  The General Partner may enter into such ventures in the future.

Types of Mortgage Loans

The Partnership invests in first, second, and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. The Partnership does not ordinarily make or invest in mortgage loans with a maturity of more than 15 years, and most loans have terms of 1-3 years. Virtually all loans provide for monthly payments of interest and some also provide for principal amortization. Most Partnership loans provide for payments of interest only and a payment of principal in full at the end of the loan term. The General Partner does not generally originate loans with negative amortization provisions.  The Partnership does not have any policies directing the portion of its assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wrap-around mortgage loans.  However, the General Partner recognizes that these types of loans are riskier than first deeds of trust on income-producing, fee simple properties and will seek to minimize the amount of these types of loans in the Partnership’s portfolio.  Additionally, the General Partner will consider that these loans are riskier when determining the rate of interest on the loans.

First Mortgage Loans

First mortgage loans are secured by first deeds of trust on real property. Such loans are generally for terms of 1-3 years. In addition, such loans do not usually exceed 80% of the appraised value of improved residential real property, 50% of the appraised value of unimproved real property, and 75% of the appraised value of commercial property.

Second and Wraparound Mortgage Loans

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property which is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loans, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, the Partnership generally makes principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Third Mortgage Loans

Third mortgage loans are secured by third deeds of trust on real property which is already subject to prior first and second mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 70% of the appraised value of the mortgaged property.

Construction and Rehabilitation Loans

Construction and rehabilitation loans are loans made for both original development and renovation of property.  Construction and rehabilitation loans invested in by the Partnership are generally secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgaged property is being developed, the amount of such loans generally will not exceed 75% of the post-development appraised value.

The Partnership will not usually disburse funds on a construction or rehabilitation loan until work in the previous phase of the project has been completed, and an independent inspector has verified completion of work to be paid for. In addition, the Partnership requires the submission of signed labor and material lien releases by the contractor in connection with each completed phase of the project prior to making any periodic disbursements of loan proceeds.

Leasehold Interest Loans

Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. Such loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans permit the General Partner to cure any default under the lease.

Variable Rate Loans

Approximately 8.6% ($23,705,000) and 10.0% ($25,112,000) of the Partnership’s loans as of December 31, 2007 and 2006, respectively, bear interest at a variable rate.  Variable rate loans originated by the General Partner may use as indices the one, five and ten year Treasury Constant Maturity Index, the Prime Rate Index or the Monthly Weighted Average Cost of Funds Index for Eleventh or Twelfth District Savings Institutions (Federal Home Loan Bank Board).

The General Partner may negotiate spreads over these indices of from 2.5% to 6.5%, depending upon market conditions at the time the loan is made.

The following is a summary of the various indices described above as of December 31, 2007 and 2006:
	December 31, 2007	December 31, 2006

One-year Treasury Constant Maturity Index	3.34%	5.00%

Five-year Treasury Constant Maturity Index	3.45%	4.70%

Ten-year Treasury Constant Maturity Index	4.04%	4.71%

Prime Rate Index	7.25%	8.25%

Monthly Weighted Average Cost of Funds for Eleventh District Savings Institutions	4.07%	4.36%

Monthly Weighted Average Cost of Funds for Twelfth District Savings Institutions	3.45%	3.00%

The majority of the Partnership’s variable rate loans use the five-year Treasury Constant Maturity Index.  This index tends to be less sensitive to fluctuations in market rates.  Thus, it is possible that the rates on the Partnership’s variable rate loans will rise slower than the rates of other loan investments available to the Partnership.  However, most variable rate loans arranged by the General Partner contain provisions whereby the interest rate cannot fall below the starting rate (the “floor rate”).  Thus, for variable rate loans, the Partnership is generally protected against declines in general market interest rates.

Interest Rate Caps

All of the Partnership’s variable rate loans have interest rate caps. The interest rate cap is generally a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. The inherent risk in interest rate caps occurs when general market interest rates exceed the cap rate.

Assumability

Variable rate loans of 5 to 10 year maturities are generally not assumable without the prior consent of the General Partner. The Partnership does not typically make or invest in other assumable loans.  To minimize risk to the Partnership, any borrower assuming a loan is subject to the same stringent underwriting criteria as the original borrower.

Prepayment Penalties and Exit Fees

The Partnership’s loans typically do not contain prepayment penalties or exit fees. If the Partnership’s loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to the Partnership on the reinvestment of the prepayment proceeds.  While Partnership loans do not contain prepayment penalties, many instead require the borrower to notify the General Partner of the intent to payoff within a specified period of time prior to payoff (usually 30 to 120 days).  If this notification is not made within the proper time frame, the borrower may be charged interest for that number of days that notification was not received.

Balloon Payment

A majority of the loans made or invested in by the Partnership (95.3% as of December 31, 2007) require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan.  To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

Equity Interests and Participation in Real Property

As part of investing in or making a mortgage loan, the Partnership may acquire an equity interest in the real property securing the loan in the form of a shared appreciation interest or other equity participation. The Partnership is not presently involved in any such arrangements.

Debt Coverage Standard for Mortgage Loans

Loans on commercial property require the net annual estimated cash flow to equal or exceed the annual payments required on the mortgage loan.

Loan Limit Amount

The Partnership limits the amount of its investment in any single mortgage loan, and the amount of its investment in mortgage loans to any one borrower, to 10% of the total Partnership assets as of the date the loan is made.

Loans to Affiliates

The Partnership will not provide loans to the General Partner, affiliates of the General Partner, or any limited partnership or entity affiliated with or organized by the General Partner except for cash advances made to the General Partner, its affiliates, agents or attorneys (“Indemnified Party”) for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding if:

•
such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership;

•	such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and

•
the Indemnified Party undertakes by written agreement to repay any funds advanced in the cases in which such Indemnified Party would not be entitled to indemnification under Article IV. 5(a) of the Partnership Agreement.

Purchase of Loans from Affiliates

The Partnership may purchase loans deemed suitable for acquisition from the General Partner or its Affiliates only if the General Partner makes or purchases such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX of the Partnership Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of Article VI of the Partnership Agreement, including:

•
The Partnership shall not make or invest in mortgage loans on any one property if at the time of acquisition of the loan the aggregate amount of all mortgage loans outstanding on the property, including loans by the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other documented underwriting criteria.

•	The Partnership will limit any single mortgage loan and limit its mortgage loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

•	The Partnership may not invest in or make mortgage loans on unimproved real property is an amount in excess of 25% of the total Partnership assets.

At times when there is a decline in mortgage originations by the General Partner and the Partnership has funds to invest in new loans, the General Partner may purchase loans from or participate in loans with other lending institutions such as banks or mortgage bankers.

Borrowing

The Partnership may incur indebtedness for the purpose of:

•	investing in mortgage loans;

•	to prevent default under mortgage loans that are senior to the Partnership’s mortgage loans;

•	to discharge senior mortgage loans if this becomes necessary to protect the Partnership’s investment in mortgage loans; or

•	to operate or develop a property that the Partnership acquires under a defaulted loan.

The total amount of indebtedness incurred by the Partnership cannot exceed the sum of 50% of the aggregate fair market value of all Partnership loans. The Partnership has a line of credit agreement with a group of banks, which provides interim financing on mortgage loans invested in by the Partnership.  The amount of credit available under this line of credit was $40,000,000 as of December 31, 2007 and there was $27,432,000 outstanding on the line of credit as of December 31, 2007 ($12,568,000 available to advance). There was no balance outstanding as of December 31, 2006. The line of credit expires on July 31, 2009 and will need to be renegotiated by the General Partner.

Repayment of Mortgages on Sales of Properties

The Partnership invests in mortgage loans and does not normally acquire real estate or engage in real estate operations or development (other than when the Partnership forecloses on a loan and takes over management of such foreclosed property).  The Partnership also does not invest in mortgage loans primarily for sale or other disposition in the ordinary course of business.

The Partnership may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan.  This may be done if the General Partner determines that repayment appears to be advantageous to the Partnership based upon then-current interest rates, the length of time that the loan has been held by the Partnership, the credit-worthiness of the buyer and the objectives of the Partnership.  The net proceeds to the Partnership from any sale or repayment are invested in new mortgage loans, held as cash or distributed to the partners at such times and in such intervals as the General Partner in its sole discretion determines.

No Trust or Investment Company Activities

The Partnership has not qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and, therefore, is not subject to the restrictions on its activities that are imposed on real estate investment trusts. The Partnership conducts its business so that it is not an “investment company” within the meaning of the Investment Company Act of 1940. It is the intention of the Partnership to conduct its business in such manner as not to be deemed a “dealer” in mortgage loans for federal income tax purposes.

Miscellaneous Policies and Procedures

The Partnership will not:

•	issue securities senior to the Units or issue any Units or other securities for other than cash;

•	invest in the securities of other issuers for the purpose of exercising control, except in connection with the exercise of its rights as a secured lender;

•	underwrite securities of other issuers; or

•	offer securities in exchange for property.

Competitive Conditions

The Partnership’s major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, and other entities both larger and smaller than the Partnership. The Partnership is competitive in large part because the General Partner generates substantially all of its loans and it is able to provide expedited loan approval, processing and funding. The General Partner has been in the business of making or investing in mortgage loans in Northern California since 1951 and has developed a reputation for performance and fairness within the field.

During the past several years, increased competition has come both from existing lenders whose lending previously was not in competition with the Partnership, and from newly organized lenders seeking greater returns. Due to their unusually large supplies of cash available for lending, banks and other institutional lenders had become more aggressive in placing loans. Additionally, those investors seeking to maximize returns in a market with fewer acceptable investment opportunities were willing to take increased risk to obtain ostensibly higher yields. These factors resulted in decreased lending opportunities for the Partnership over the past few years.  However, due to the recent substantial decline in the housing market, many lenders have experienced severe liquidity issues.  These liquidity issues should decrease the competition for commercial loans as many lenders will not have access to lendable capital.

Employees

The Partnership does not have employees.  The General Partner, Owens Financial Group, Inc. provides all of the employees necessary for the Partnership’s operations.  As of December 31, 2007, the General Partner had 17 employees.  All employees are at-will employees and none are covered by collective bargaining agreements.

HOW THE PARTNERSHIP PROTECTS ITS RIGHTS AS A LENDER

Introduction

The following discussion is limited to the laws of the State of California, where most of the real estate that secures the loans invested in by the Partnership is located. The laws of other states where the Partnership has or may have mortgage investments may be significantly different.  The Partnership generally obtains the advice of legal counsel in those states in connection with new loans in those states.

General

Most of the Partnership’s loans are secured by a deed of trust, the most commonly used way of securing the lender’s interest in a real property secured loan.  In this Prospectus, references to “mortgages” or “mortgage loans” include “deeds of trust” or “deeds of trust loans.”

Parties to a Deed of Trust

The deed of trust has these parties:

•	The borrower- trustor (like a mortgagor);

•	The trustee; and

•	The lender- creditor (like a mortgagee).

The borrower conveys the property, until the debt is paid, in trust to the trustee for the benefit of the lender (the “beneficiary”), to secure the payment of the borrower’s obligations.

The power of the trustee is governed by the loan documents and the state law.  The trustee under the Partnership’s loans will normally be Investors Yield, Inc., a wholly owned subsidiary of the General Partner, which is a California corporation qualified to act as a trustee in California.  The trustee may be changed by the Partnership and a different qualified trustee appointed.

Foreclosure

Nonjudicial Foreclosure

When a Partnership loan is in default and the General Partner’s judgment is that the best way of protecting the Partnership’s interest in the loan is to foreclose, it will act to do so.  The most commonly used foreclosure procedure is the following:

•	The General Partner notifies the trustee;

•	The trustee records a notice of default, sends it to the borrowers, and publishes it publicly;

•	If there is a lien on the property that is junior to the Partnership’s, the junior lienhholder or its borrower has time to cure the default and reinstate the loan;

•	The trustee may sell the secured property by public auction after the required notice has been provided to the borrower, unless it pays the loan obligations;

•
The beneficiary under the deed of trust, in this case the Partnership, may make a non-cash bid equal to the total amount secured by the deed of trust, including fees and expenses; any other bidder may be required by the trustee to show evidence of ability to pay its bid amount in cash;

•
After the sale, the trustee will execute and deliver a trustee’s deed to the Partnership if it is the purchaser; title under this deed is subject to all prior liens and claims, including real estate taxes.

•	If the Partnership’s deed of trust was not superior to all other liens on the property, foreclosure by the Partnership leaves it subject to those prior liens.

Deed in Lieu

If the borrower is cooperative, the Partnership may accept a Deed in Lieu of foreclosure.  This saves the time and expense of the non-judicial process, however, acceptance of a Deed in Lieu of foreclosure subjects the Partnership not only to any superior liens, but also to any subordinate liens.  If after searching the county records in which the real property is situated, it is determined there are no junior liens, the Partnership may accept the Deed in Lieu and acquire title insurance insuring the same.

Proceeds to Partnership from Trustee Sale

When the Partnership uses non-judicial foreclosure, the trustee first applies the amount of the Partnership’s purchase bid to the fees and costs of the sale, and then to the unpaid indebtedness.  Amounts in excess of that, if any, are paid first to holders of any junior liens and then to the borrower.  Following the trustee’s sale, the borrower’s right to redeem the property is cut off, and the Partnership normally has no further right, under California law, of collection for any amount remaining unpaid under the loan, unless there was other security obtained from the borrower, such as property other than the real estate.  In the event the deed of trust secures a leasehold interest in the real property, the Partnership then steps into the shoes of the lessee under the lease after the non-judicial foreclosure.

Judicial Procedure

If the Partnership’s object is to seek a judgment in court against the borrower for the deficiency between the value of the secured real property and the amount due under the loan, it may seek judicial foreclosure of its deed of trust.  This is a more prolonged procedure, usually, subject to most of the delays and expenses of other lawsuits, sometimes requiring years to complete.  Recovery of such a deficiency judgment is also barred by California law in certain situations where the loan was made to purchase the real estate, and is subject to other statutory limitations.  Following a judicial foreclosure sale, the borrower or its successor has either one year or three months, depending upon the type of purchase made at the sale, to redeem the property and remains in possession during this period.  Consequently, judicial foreclosure would be rarely used by the Partnership.

Other Statutory Provisions Affecting Foreclosure

Other statutes, such as bankruptcy laws and laws giving certain priorities to federal tax liens, may have the effect of delaying the Partnership’s foreclosure under a deed of trust and reducing the amount realized from a trustee’s sale, due to such delay, such as a decline in the borrower’s financial condition or ability to maintain the secured property pending recovery of it by the Partnership.

Provisions in Deeds of Trust

Insurance and Condemnation Proceeds

The form of deed of trust used by the Partnership gives it the right to receive all proceeds from hazard insurance and any award made in a condemnation proceeding and use those funds to apply to the indebtedness under the loan.

Future Advances Clause

If the Partnership advances additional funds to a borrower, these will be covered by the deed of trust.  Under California law, the Partnership’s priority with respect to those advances depends on whether an advance was obligatory or optional.  If obligatory, the Partnership’s priority will remain as to the advance.  If optional, the advance will be subordinate to any other lien imposed with the knowledge of the Partnership after it made its original loan.

Borrowers Must Pay Taxes and Prior Liens, Maintain Property

If the borrower under a Partnership deed of trust does not pay when due all taxes and assessments and prior liens on the secured property and maintain the property with adequate hazard insurance, the Partnership can step in and do these things itself.  If it does, its expenditures become additions to the indebtedness of the borrower under the deed of trust.

 “Due-on-Sale” Clauses

The Partnership’s standard form of deed of trust, like that of most institutional lenders, may contain a due-on-sale clause, permitting the Partnership to accelerate payment of the loan if the borrower sells or transfers the secured property.

Under a 1982 federal statute and a U.S. Supreme Court case, the Partnership should be permitted to enforce a due-on-sale clause, with certain exceptions pertaining to specific residential property.  None of the Partnership’s investment loans are secured by that type of residential property and its due-on-sale clauses should therefore be enforceable.

 “Due-on-Encumbrance” Clauses

If a “due-on-encumbrance” clause is in a Partnership’s deed of trust, it permits the Partnership to accelerate the maturity of the loan if the borrower encumbers the property with an additional lien, or it may prohibit such a lien altogether.  The due-on-encumbrance clause would probably be enforceable, like its due-on-sale clause, because the Partnership’s loans are not secured by the type of residential property that would make the loans unenforceable.

Prepayment Charges

The Partnership’s deed of trust may provide that a borrower must pay specified additional amounts if it makes early payments on or full repayment of the loan.  A similar provision would preclude the borrower from repayment for a specified period of time, usually several years.  These provisions should be enforceable by the Partnership, so long as any reasonable charges are imposed.  The Partnership’s deeds of trust usually do not contain this type of provision.

The General Partner has the total discretion to waive prepayment charges imposed by any Partnership’s deed of trust.

Late Charges and Additional Interest on Delinquent Payments

The Partnership’s loans generally include a provision which requires the borrower to pay a late payment charge, if payments are not received within the specified period, and additional interest on delinquent payments.  These provisions should be enforceable if the amount of the charge is reasonable.  All late charges and additional interest on delinquent payments are retained by the General Partner, and may be considered additional compensation for its services to the Partnership.

California Usury Law Not Applicable to Partnership Mortgage Loans

The General Partner is licensed as a real estate broker by the California Department of Real Estate and as a California Finance Lender by the Corporations Commissioner.  Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans.  All mortgage loans of the Partnership are made or arranged by the General Partner for the Partnership.

When the Partnership invests in a loan in a state other than California, it consults with legal counsel in that state for advice as to the usury laws there.  The Partnership will always seek to invest in loans that will not cause usury law violations in any state.  It is possible, however, that violation could have inadvertently occurred, or may occur in the future, although the General Partner knows of no such loans.  Severe penalties, including loss of interest and treble damages, may be imposed for violations of usury laws.

FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the anticipated federal income tax aspects of an investment in the Partnership. The discussion addresses all of the material federal income tax consequences of an investment in the Partnership. This summary is based on the Internal Revenue Code of 1986, as amended (“Code”), existing laws, judicial decisions and administrative regulations, rulings and practice, any of which could change, and such changes could be retroactive.

The Partnership and the limited partners may be subject to state and local taxes in states and localities in which the Partnership may be deemed to be doing business, and this discussion does not cover state or local tax consequences to a limited partner.

Some of the deductions claimed or positions taken by the Partnership may be challenged by the IRS. An audit of the Partnership’s information return may result in, among other things, an increase in the Partnership’s gross income, the disallowance of certain deductions or credits claimed by the Partnership or an audit of the income tax returns of a limited partner.

Any audit adjustments made by the IRS could adversely affect the limited partners, and even if no such adjustments were ultimately sustained, the limited partners would, directly or indirectly, bear the expense of contesting such adjustments.

Limited partners are advised to consult their own tax advisors, with specific reference to their own tax situation and potential changes in applicable laws and regulations.

Neither the Partnership’s independent accountant nor tax counsel will prepare or review the Partnership’s income tax information returns, which will be prepared by Grant Thornton LLP. Tax matters involving the Partnership will be handled by the General Partner, with the advice of Grant Thornton LLP. The General Partner may seek the advice of independent accountants or tax counsel on tax matters in certain circumstances.

The law firm of Morgan Miller Blair, a Law Corporation, has been engaged as tax counsel to the Partnership. Tax counsel has rendered an opinion to the Partnership that:

•	the Partnership will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

•	the Partnership will not be classified as a “publicly traded partnership” for federal income tax purposes; and

•	the discussion set forth in this “Federal Income Tax Consequences” section of the Prospectus is an accurate summary of all material matters discussed therein.

The following discusses the material tax issues associated with an investment in the Partnership.

This discussion considers existing laws, applicable current and proposed Treasury Regulations (“Regulations”), current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and other IRS pronouncements, and published judicial decisions. It is not known whether a court would sustain any Partnership position, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes.

Moreover, it is possible that such changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in the Partnership.

Each person is urged to consult and rely upon his own tax advisor with respect to the federal and state consequences arising from an investment in the partnership. The cost of such consultation could, depending on the amount thereof, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary. This section only provides the current state of tax laws. Investors should be aware that the IRS may not agree with all tax positions taken by the Partnership and that legislative, administrative or court decisions may reduce or eliminate the anticipated tax benefits to an investor.

Classification as a Partnership

Under Regulations issued in December 1996 (the “Check-the-Box” Regulations), a partnership that was classified for tax purposes as a partnership prior to January 1, 1997 will retain such classification unless it makes an election to be classified as an association taxable as a corporation. The Partnership is a domestic partnership and was classified as a partnership for tax purposes prior to January 1, 1997.  The General Partner will not cause the Partnership to make an election to be classified as an association taxable as a corporation.  Based on the foregoing and subject to the discussion set forth below regarding the tax treatment of publicly traded partnerships, it is the opinion of tax counsel that that the Partnership will retain its classification as a partnership for federal income tax purposes.

The Partnership Will Not Be Classified As A Publicly Traded Partnership

Section 7704 of the Code, which was adopted in 1987, treats “publicly traded partnerships” as corporations for federal income tax purposes.  Section 7704(b) of the Code defines the term “publicly traded partnership” as any partnership the interest of which are readily traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof.

In 1988, the IRS issued temporary guidance on the application of Section 7704 in Notice 88-75. This Notice set forth comprehensive guidance concerning the application of Section 7704 prior to the adoption of final Regulations under Section 7704 and primarily addressed the issue of when partnership interests will be considered to be readily tradable on a secondary market or the substantial equivalent thereof under Section 7704(b).  In 1995 the IRS issued Final Regulations under Section 7704 (the “Final PTP Regulations”). The Final PTP Regulations generally retain the conceptual framework of Notice 88-75, but contain a number of modifications, and are generally effective for taxable years beginning after December 31, 1995.

The Final PTP Regulations provide that an established securities market includes:

•	a national securities exchange registered under the Securities Exchange Act of 1934;

•	a national securities exchange exempt from registration because of the limited volume of transactions;

•	a foreign securities exchange;

•	a regional or local exchange; and

•	an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (i.e., an over-the-counter market).

For purposes of determining whether a partnership’s interests are readily tradable on a secondary market (or the substantial equivalent thereof), the fundamental criteria is whether, taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market. The Final PTP Regulations further elaborate on this criteria by providing that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if (i) the interests are regularly quoted by persons such as brokers or dealers making a market in the interest; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to the interests and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information on offers to buy, sell, or exchange interests; or (iv) prospective buyers and sellers have the opportunity to buy, sell, or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

The Final PTP Regulations provide a number of safe harbors relative to the determination of when partnership interests will be treated as “readily tradable on a secondary market or the substantial equivalent thereof, including a safe harbor for transfers not involving trading (the “Private Transfers Safe Harbor”), and a safe harbor designated as “Lack of Actual Trading” (the “Lack of Actual Trading Safe Harbor”).

Under the Private Transfers Safe Harbor, certain transfers are disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. These include transfers at death, transfers in which the basis is determined under Section 732 of the Code, intrafamily transfers, interests issued by the partnership for cash, property or services, distributions from a qualified retirement plan or individual retirement account and certain “block transfers.” In addition, interests in the partnership that are redeemed pursuant to a redemption or repurchase agreement are disregarded, provided that such right is exercisable only upon the death, disability, or mental incompetence of the partner, or upon the retirement or termination of the performance of services of an individual who actively participated in the management of, or performed services on a full-time basis for, the partnership.

The Lack of Actual Trading Safe Harbor in the Final PTP Regulations provides that interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed 2% of the total interests in partnership capital or profits. Certain transfers are disregarded for purposes of determining whether this safe harbor is satisfied. These include transfers qualifying under the Private Transfers Safe Harbor described above, and redemptions pursuant to the “Redemption and Repurchase Safe Harbor” discussed below.

The Final PTP Regulations contain an independent safe harbor for redemption and repurchase agreements (the “Redemption and Repurchase Safe Harbor”). This safe harbor provides that the transfer of an interest in a partnership pursuant to a “redemption or repurchase agreement” is disregarded for purposes of determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof if certain requirements are met. A redemption or repurchase agreement means a plan of redemption or repurchase maintained by a partnership whereby the partners may tender their partnership interests for purchase by the partnership, another partner or certain persons related to another partner. The requirements that must be met in order for transfers to qualify under the Redemption and Repurchase Safe Harbor and that are provided for in the Partnership Agreement are:

•
the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner’s intention to exercise the redemption right;

•
the redemption agreement requires that the redemption price not be established until at least 60 days after receipt of such notification by the partnership (or the price is established not more than 4 times during the partnership’s taxable year); and

•
the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred (other than in transfers otherwise disregarded, as described above) during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

The Partnership Agreement provides that a limited partner may not transfer his interest in the Partnership, if in the opinion of tax counsel for the Partnership it would jeopardize the status of the Partnership as a partnership for federal income tax purposes.  To prevent that:

•	the Partnership will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

•	the General Partner will prohibit any transfer of Units to exceed the limitations under the applicable safe harbor provision; and

•	the General Partner will not permit any withdrawal of Units except in compliance with the provisions of the Partnership Agreement.

Based upon the legislative history of Section 7704, the text of the Regulations, the anticipated operations of the Partnership as described in the Prospectus and the Partnership Agreement, and the representations of the General Partner, the Partnership will not be treated as a publicly traded partnership, within the meaning of Section 7704 of the Code.

Even if a partnership is a publicly traded partnership under Section 7704 of the Code, it will not be treated as a corporation for federal income tax purposes, if 90% or more of its gross income is “qualifying income.”  “Qualifying income” for this purpose includes interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership.  Accordingly, if the Partnership were deemed to be a publicly traded partnership, Partnership losses would be available only to offset future non-portfolio income of the Partnership.

It is not clear whether the Partnership would satisfy this “qualifying income” test.  (This would be relevant only if it were determined that the Partnership should be classified as a publicly traded partnership.)  The General Partner expects that more than 90% of the Partnership’s income will be of the passive-type included in the definition of “qualifying income.” However, it is not clear whether the Partnership is engaged in the conduct of a financial business for purposes of the “qualifying income” test.  If the Partnership were classified as a publicly traded partnership and considered to be engaged in a financial business, the Partnership would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

A partnership generally is not subject to any federal income taxes. The Partnership will file partnership information returns reporting its operations on the cash basis for each calendar year. Each limited partner will be required to report on his personal income tax return his share of Partnership income or loss without regard to the amount, if any, of cash or other distributions made to him.  Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

Determination of Basis in Units

In general, a limited partner is not taxed on partnership distributions unless such distributions exceed the limited partner’s adjusted basis in his Units.  A limited partner’s adjusted basis in his Units is the amount originally paid for the Units increased by:

•	his proportionate share of Partnership indebtedness with respect to which no partner is personally liable,

•	his proportionate share of the Partnership’s taxable income, and

•	any additional contributions to the Partnership’s capital by such limited partner,

and decreased by:

•	his proportionate share of losses of the Partnership,

•	the amount of cash, and fair value of noncash, distributions to such limited partner, and

•	any decreases in his share of any nonrecourse liabilities of the Partnership.

Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is a cash distribution, even though the limited partner does not actually contribute or receive cash. Distributions in excess of such basis generally will be gain from the sale or exchange of a limited partner’s interest in the Partnership.

Any gain recognized by a limited partner on the receipt of a distribution from the Partnership, either prior to or upon the liquidation of its units, may include both capital gain and ordinary income components.

Allocations of Profits and Losses

The Partnership will allocate to the partners profits and losses and cash distributions in the manner described in Article VIII of the Partnership Agreement. These allocations will be accepted by the IRS as long as they have “substantial economic effect” under their Regulations by satisfying one of these tests:

•	it has “substantial economic effect” (the “substantial economic effect test”);

•	it is in accordance with the partners’ interest in the Partnership (the “partners’ interest in the partnership test”); or

•	with respect to certain specific items, they may be “deemed” to be in accordance with the partners’ interest in the Partnership under a set of special rules.

The substantial economic effect test is a substantially objective test that effectively creates a safe harbor for compliance with the requirements of Section 704(b) of the Code.  However, in order to comply strictly with the requirements of that test, it would be necessary to include in the Partnership Agreement a lengthy, intricate and complex set of provisions that may have little practical significance based on the Partnership’s operations.

It is not anticipated that the operation of the Partnership and the allocation provisions of the Partnership Agreement will ever produce a situation in which a partner will be allocated losses in excess of the economic losses actually borne by such partner.  For these reasons, the General Partner has decided not to include these complex provisions in the Partnership Agreement and to rely instead on the partners’ interest in the partnership test as the basis for justifying the allocations under the Partnership Agreement.

The allocation of profits, losses and cash distributions under the Partnership Agreement will be substantially proportionate to the capital accounts of the partners.  For this reason, the IRS should treat the allocations as being substantially in accordance with the partners’ interests in the Partnership.

The Partnership does not revalue its assets for capital account maintenance purposes when partners come into or leave the Partnership. Although such revaluations are not mandatory, no assurance can be given that the IRS will not assert that in the absence of such revaluations, the corresponding income, gain, loss or deduction from such properties should be shared among the partners for tax purposes in a manner that differs from the allocations provided in the Partnership Agreement.

Limitations on the Deduction of Losses

The Partnership does not expect that it will incur net losses for income tax purposes in any taxable year.  However, if the Partnership were to incur losses in any year, the ability of a limited partner to deduct such losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

Section 704(d) of the Code provides that a limited partner’s share of Partnership losses will be allowed as a deduction only to the extent of his adjusted basis in his Units at the end of the year in which the losses occur.  Losses disallowed under Section 704(d) may be carried forward indefinitely until adequate basis is available to permit their deduction.

The At Risk Limitation

Section 465 of the Code provides that the Partnership may not deduct losses incurred in its lending activities in an amount exceeding the aggregate amount it is “at risk” at the close of its taxable year.  This limits Partnership tax losses as offsets against other taxable income of a limited partner to an amount equal to his adjusted basis in his Units, excluding any portion of adjusted basis attributable to Partnership nonrecourse indebtedness.  In addition, the at risk amount does not include the purchase price of a limited partner’s Units to the extent the limited partner used the proceeds of a nonrecourse borrowing to purchase the Units.

The Passive Loss Rules

Section 469 of the Code limits the deductibility of losses from “passive activities” for individuals, estates, trusts and certain closely-held corporations, permitting these passive losses to offset passive income but not to offset “non-passive” income.  Unused credits attributable to passive activities may be carried forward and treated as deductions and credits from passive activities in the next year. Unused losses (but not credits) from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Regulations under Section 469 provide that in certain situations, passive net income (but not passive net loss) is treated as nonpassive.  One of the items in this Regulation is net income from an “equity-financed lending activity.”  An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for such year.  The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets).

The General Partner expects that at no time will the average outstanding balance of Partnership liabilities exceed 80% of the average outstanding balance of the Partnership’s mortgage loans.  If the Partnership is deemed for tax purposes to be engaged in the trade or business of lending money, it is an equity-financed lending activity.  The Partnership’s income will therefore generally be recharacterized as nonpassive income (except for the portion allocable to debt financing), even though the net losses of the Partnership or loss on the sale of a Unit by a limited partner will be treated as passive activity losses.

If the Partnership is not deemed to be engaged in a trade or business of lending money, then its income and loss will be considered portfolio income and loss, and a limited partner may not offset any other of his passive losses against his share of the income of the Partnership.

Section 67(a) of the Code makes most miscellaneous itemized deductions deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer’s adjusted gross income and overall limits on itemized deductions are set for certain high-income taxpayers under Section 68 of the Code.  Deductions from a trade or business are not subject to these limitations. A limited partner’s allocable share of the expenses of the Partnership will be considered miscellaneous itemized deductions subject to this 2% limitation, only if the Partnership is not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Repurchase of Units

Gain or loss on the sale by a limited partner of his Units (including a repurchase by the Partnership) will be the difference between the amount realized, including his share of Partnership nonrecourse liabilities, if any, and his adjusted basis in such Units.

Character of Gain or Loss

Generally, gain on the sale of Units which have been held over 12 months will be taxable as long-term capital gain, except for that portion of the gain allocable to “inventory items” and “unrealized receivables,” as those terms are defined in Section 751 of the Code, which would be treated as ordinary income.  The Partnership may have “unrealized receivables” arising from the ordinary income component of “market discount bonds.”  If the Partnership holds property as a result of foreclosure that is unsold at the time a limited partner sells his Units, or holds an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if the Partnership were to sell the property is generally an “unrealized receivable.”

In general, for noncorporate taxpayers, in taxable years ending after May 6, 2003, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 15% (5% for individuals in the 10% or 15% tax brackets and 0% after 2007). The current tax rates on long-term capital gains are the result of the adoption of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (JGTRRA 2003). Prior to JGTRRA 2003, the rates were 20% and 10% respectively. While, the changes made by JGTRRA 2003 were initially set to expire for tax year beginning after December 31, 2008, they were extended to December 31, 2010 by the Tax Increase Prevention and Reconciliation Act of 2005 (TIPRA 2005). As a result, the lower capital gains rates (including the 0% rate) apply to tax years ending on or after May 6, 2003, and beginning before January 1, 2011. No assurance can be given that capital gains tax rates will not be changed again.

The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 (or in the case of a married taxpayer filing a separate return $1,500) or the excess of these losses of the taxpayer over the taxpayer’s capital gain.

Tax Rates on a Limited Partner’s Share of Ordinary Income from the Partnership

A Limited Partner’s tax liability with respect to his share of the ordinary income component of the Partnership’s taxable income will depend upon his individual tax bracket. Currently, with respect to ordinary income, there are six tax brackets for individuals.  For calendar year 2008, the first projected bracket is at 10% (on taxable income not over $16,050 in the case of married taxpayers filing joint returns), the second is at 15% (on taxable income from $16,050-$65,100), the third is at 25% (on taxable income from $65,100-$131,450), the fourth is at 28% (on taxable income from $131,450-$200,300), the fifth is at 33% (on taxable income from $200,300-$357,700), and the sixth is at 35% (on taxable income over $357,700). As noted above, in the case of most non-corporate taxpayers, any long-term capital gain component of a Limited Partner’s share of the Partnership’s taxable income will generally be subject to a 15% tax rate (5% for individuals in the 10% or 15% tax brackets).

Depreciation

From time to time the Partnership acquires equity or leasehold interests in real property by foreclosure or otherwise (e.g., the twelve properties held by the Partnership as of December 31, 2007). Generally, the cost of the improvements on any such owned real property may be recovered through depreciation deductions over a period of 39 years.

Sale of Real Estate Assets

Upon the sale of any real property, the Partnership will recognize gain or loss measured by the difference between the amount realized by the Partnership in the sale transaction and its adjusted basis in the property sold.  If the Partnership is not considered a “dealer” with respect to real property holdings, gain or loss recognized on a sale of its real properties will be taxable under Section 1231 of the Code.  A limited partner’s  share of the gains or losses resulting from the sale of such properties would generally be combined with any other Section 1231 gains or losses recognized by such limited partner that year from other sources, and any net Section 1231 gain would generally be treated as long-term capital gain.  The amount of taxable gain allocated to a limited partner may exceed the cash proceeds received from such limited partner with respect to such sale, particularly if the property in question is leveraged at the time of sale.

Repayment or Sale of Loans

No gain or loss will be recognized by the Partnership upon the repayment of principal of a loan. Any gain recognized by the Partnership on the sale or exchange of a loan will generally be treated as a capital gain unless the partnership is deemed to be a “dealer” in loans for federal income tax purposes (see “Property Held Primarily for Sale to Customers” below) or the loan contains features that are subject to special rules, such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily For Sale to Customers

The Partnership’s primary business purpose is to engage in the business of mortgage investing and/or mortgage lending.  However, if the Partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss. Furthermore, such income would also constitute unrelated business taxable income to any investors that are tax-exempt entities. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as, in the opinion of the General Partner, are consistent with the Partnership’s investment objectives. Accordingly, the Partnership does not anticipate that it will be treated as a “dealer” with respect to any of its loans. However, there is no assurance that the IRS will not take the contrary position.

The Partnership sometimes acquires direct or indirect interests in real properties acquired by foreclosure, including various properties to which the Partnership currently holds title and its investments in certain limited liability companies and real estate joint ventures.  If the Partnership were at any time deemed for tax purposes to be a “dealer” with respect to any of these real property ownership activities, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute unrelated business taxable income to limited partners that are tax-exempt entities.  For this purpose, the term “dealer” means a person who holds real estate primarily for sale to customers in the ordinary course of business.

The determination of whether property is held for sale to customers in the ordinary course of business is based on all the surrounding facts and circumstances.  The facts and circumstances that are relevant to a determination of whether a person is a dealer with respect to real property include the number, frequency, regularity and nature of dispositions of real estate by such person and the activities of the person in facilitating dispositions and/or in developing the property for sale.  The determination is factually specific and must be made separately with respect to each sale or disposition of any property.  If the Partnership were to dispose of a number of its real estate holdings in a relatively short period of time in a series of separate transactions, or after only a brief holding period, this would increase the risk of a potential characterization of the Partnership as a dealer.

It is possible that the IRS will assert that the Partnership is a “dealer” with respect to one or more of the Partnership’s real estate ownership activities, particularly: (i) the Partnership’s investment in Oregon Leisure Homes (which was terminated in 2007) which involved limited development activities in connection with the sale of condominiums located in Lincoln City, Oregon that were acquired by foreclosure, (ii) the Partnership’s development and sales activities in connection with the lots located in the manufactured home subdivision development located in Ione, California acquired through foreclosure; and/or (iii) the Partnership’s investment in Dation which also involves development and sales activities with respect to lots owned in a manufactured home subdivision development located in Lake Charles, Louisiana acquired through foreclosure.  There is no assurance that the IRS would not prevail in such an assertion.

Investment Interest Limitations

Code Section 163(d) provides that an individual may take a deduction for “investment interest” only to the extent of such individual’s “net investment income” for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer’s income or loss from a passive activity.

Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income generally does not include income taken into account in computing gain or loss from a passive activity. However, the amount of any net passive income that is treated as nonpassive income for purposes of the passive loss limitations under the “equity-financed lending activity” rule described above (see discussion under “Limitations on the Deduction of Losses - The Passive Loss Rules”) is treated as portfolio income for purposes of the investment interest limitations. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

The Partnership does not expect to incur any material amount of “investment interest” that will be significantly limited by these rules. However, this limitation also could apply to limit the deductibility of interest paid by a limited partner on any indebtedness incurred to finance its investment in the Partnership. Investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed two percent (2%) of adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of specified amounts indexed for inflation to deduct a portion of most itemized expenses, including investment expenses. These limitations on deductibility should not apply to a limited partner’s share of Partnership expenses to the extent that the Partnership is engaged in a trade or business within the meaning of the Code. There can be no assurance that the IRS will not treat such expenses, including the management fee and loan servicing fee, as investment expenses that are subject to the limitations.

Tax Treatment of Tax-Exempt Entities

Sections 511 through 514 of the Code impose a tax on the “unrelated business taxable income” of organizations otherwise exempt from tax under Section 501(a) of the Code. Entities subject to the unrelated business income tax include qualified employee benefit plans, such as pension and profit-sharing plans, Keogh or HR-10 plans, and individual retirement accounts. Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax.  Such organization, plan or account is referred to as a “Tax-Exempt Entity”. Interest income is not subject to this tax unless it constitutes “debt-financed income.”

Unrelated business taxable income includes gross income, reduced by certain deductions and modifications, derived from any trade or business regularly carried on by a partnership of which the Tax-Exempt Entity is a member which is an unrelated trade or business with respect to the Tax-Exempt Entity. However, certain types of passive income are generally excluded from unrelated business taxable income, including:

•	interest and dividend income;

•	rents from real property (other than debt-financed property or property from which participating rentals are derived); and

•	gains on the sale, exchange or other disposition of assets held for investment.

Generally, the receipt of unrelated business taxable income by a Tax-Exempt Entity has no effect on such entity’s tax-exempt status or on the exemption from tax of its other income. However, in certain circumstances, the continual receipt of unrelated business taxable income may cause a charitable organization that is tax-exempt to lose its exemption.  Moreover, in the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business taxable income will cause all income of the trust to be subject to tax. Each Tax-Exempt Entity is urged to consult its own tax advisors concerning the possible adverse tax consequences resulting from an investment in the Partnership.

Income that would otherwise be excluded from the scope of the unrelated business income tax must be included in unrelated business taxable income to the extent it is attributable to debt-financed property (i.e., property held to produce income to the extent the property was acquired through debt or borrowings).  The determination of the portion of the income that is subject to this classification is based on the ratio of the average acquisition indebtedness to the average amount of the adjusted basis of the property.

The Partnership has a $40 million bank line of credit, which it uses from time to time primarily to acquire or make mortgage loans. The Partnership also incurs indebtedness from time to time to operate and develop for resale properties on which the Partnership has foreclosed and for other general purposes.  The Partnership’s total indebtedness under the line of credit and from any other source of borrowing will not exceed 50% of the fair market value of the outstanding mortgage loans in its loan portfolio.

Any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to classification as debt-financed income and, therefore, as unrelated business taxable income. The General Partner expects that the average amount of such borrowing outstanding from time to time to acquire or make mortgage loans will not exceed $15,000,000 and that, therefore, it is estimated that not more than approximately 2.4% of a tax exempt Limited Partner’s distributive share of the Partnership’s mortgage interest income in any year will be classified as unrelated business taxable income as a result of such borrowing by the Partnership.

As of December 31, 2007, the Partnership owned twelve real properties (including interests in three limited liability companies) with a combined adjusted basis of approximately $53.2 million and had incurred approximately $10.5 million in indebtedness in connection with the acquisition and/or holding of such properties.  As a result, the General Partner anticipates that approximately 1.4% of a tax exempt Limited Partner’s distributive share of net income of the Partnership will be classified as unrelated business taxable income as a result of such indebtedness.

Except as described in the preceding five paragraphs, the General Partner generally intends to invest Partnership assets and structure Partnership operations in such a manner that tax-exempt Limited Partners will not derive unrelated business taxable income or unrelated debt-financed income with respect to their interests in the Partnership.

However, sales of foreclosure property might also produce additional unrelated business taxable income if the Partnership is characterized as a “dealer” with respect to such property. Moreover, mortgage loans made by the Partnership which permit the Partnership to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income. The IRS might not agree that the Partnership’s other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If a Tax-Exempt Entity’s Partnership income constitutes unrelated business taxable income, such income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in the Partnership of a portion of the assets of a qualified employee benefit plan and an individual retirement account (“Qualified Plan”), a fiduciary should consider:

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 (“ERISA”);

•	whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

•	whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

An investment in the Partnership of the assets of an individual retirement account generally will not be subject to the aforementioned diversification and prudence requirements of ERISA unless the individual retirement account also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Original Issue Discount Rules

The Partnership may be subject to the original issue discount rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases. If the Partnership holds loans with “original issue discount,” the Partnership will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year. Original issue discount would therefore increase the amount of income taxable to the limited partners without a corresponding increase in cash distributable to such partners. (However, to the extent such original issue discount constitutes “interest,” tax exempt investors may exclude such original issue discount in computing their liability for tax on unrelated business income.) Original issue discount is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year. The amount of original issue discount recognized by the Partnership with respect to a loan will increase the Partnership’s basis in that loan, and will to that extent reduce the amount of income the Partnership might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

Market Discount

The Partnership may purchase mortgage investments for an amount substantially less than the remaining principal balance of such mortgage investments. Each monthly payment that the Partnership receives from such a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment.  If the Partnership purchases an investment in a mortgage loan at a discount, for federal income tax purposes, the principal portion of each monthly payment will constitute the return of a portion of the Partnership’s investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

The Partnership will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of the Partnership’s investment will not constitute taxable income to the Partnership.  Accrued market discount will also be treated as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election

Section 754 of the Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of a Unit.  An election would mean that, with respect to the transferee limited partner only, the basis of his Units would either be increased or decreased by the difference between his purchase price for his Unit and his proportionate share of the Partnership’s basis for all Partnership property.

The General Partner has decided that due to the accounting difficulties that would be involved, it will not make the election pursuant to Section 754.  Consequently, the Partnership’s tax basis in its assets will not be adjusted to reflect the transferee’s purchase price of his Units.

This treatment might not be attractive to a prospective purchaser of a limited partner’s Units and a limited partner might have difficulty for that reason in selling these Units or might be forced to sell at a discounted price.

Other Basis Adjustments

Legislation enacted in late 2004 generally requires that partnerships adjust the basis of their assets in connection with a transfer of an interest in the partnership if the partnership has a substantial built-in loss immediately after the transfer. A substantial built-in loss exists if the partnership’s adjusted basis in its property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with the transfer of an interest in the Partnership, they could impose significant accounting costs and complexities on the Partnership.

Taxation of Mortgage Loan Interest

Mortgage loans made by the Partnership may sometimes permit the Partnership to participate in any appreciation in the value of the properties or in the cash flow generated by the operation by the borrowers of mortgaged properties.

The IRS then might seek to recharacterize the mortgage loan as an equity interest.  If a mortgage loan is recharacterized as an equity interest, the Partnership would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. Recharacterization of a loan as an equity interest also could result in the receipt of unrelated business taxable income for certain tax-exempt limited partners.

Treatment of Compensation of General Partner

The General Partner will be paid a management fee for the management services rendered to the Partnership.  The management fee will be payable monthly, subject to a yearly maximum of 2¾ % of the average unpaid balance of the Partnership’s mortgage loans at the end of each month. In addition, the General Partner services Partnership loans, for which it receives from the Partnership a monthly fee equal to the lesser of the customary competitive fee in the community where the loan is placed for the provision of such services on that type of loan or up to ¼ of 1% per year of the unpaid balance of the Partnership’s mortgage loans.

The Partnership will deduct the amount of all management and loan servicing fees each year in computing the taxable income of the Partnership. The deductibility of such fees depends on the value of the management services or loan servicing services rendered, which is a question of fact that may depend on events to occur in the future.

There is a risk that the IRS may attempt to recharacterize the Partnership’s treatment of such fees by disallowing the deduction claimed by the Partnership. That action could cause the tax benefits generated by the payment of such fees to be deferred or lost.

The General Partner or one or more affiliates of the General Partner may receive certain fees and commissions from parties other than the Partnership in connection with making or investing in Mortgage Loans.  Such fees and commissions are defined as “Acquisition and Origination Fees” in the Partnership Agreement and include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers.  The IRS might take the position that these fees are constructively paid by the Partnership, which would increase the interest income of the Partnership by the amount of the fees.  The fees would then be deductible by the Partnership only to the extent the fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures.

The General Partner is entitled to reimbursement from the Partnership for certain expenses advanced by the General Partner for the benefit of the Partnership and for salaries and related expenses for nonmanagement and nonsupervisory services performed for the benefit of the Partnership.  The reimbursement of such expenses by the Partnership will generally be treated in the same manner as if the Partnership incurred such costs directly.

Partnership Tax Returns and Audits

The General Partner will prepare the Partnership’s income tax returns and have them reviewed and filed by an independent public accounting firm. Generally, all partners are required to report partnership items on their individual returns consistent with the treatment of such items on the Partnership’s information return. A partner may report an item inconsistently if he files a statement with the IRS identifying the inconsistency. Otherwise, the IRS could assess additional tax necessary to make the partner’s treatment of the item consistent with the partnership’s treatment of the item, and even penalties, without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court.

The IRS may audit the Partnership’s returns. Tax audits and adjustments are made at the partnership level in one unified proceeding, the results of which are binding on all partners. A partner may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

General Partner is Tax Matters Partner

A partnership must designate a “tax matters partner” to represent the partnership in dealing with the IRS.  The General Partner will serve as the “tax matters partner” to act on behalf of the Partnership and the limited partners with respect to “partnership items,” to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the Partnership level.

Limited partners with less than a 1% interest in the Partnership will not receive notice from the IRS of these Partnership administrative proceedings unless they form a group with other Partners which group has an aggregate interest of 5% or more in the Partnership and requests such notice.  However, all limited partners have the right to participate in the administrative proceedings at the Partnership level.  Limited partners will be notified of adjustments to their distributive shares agreed to at the Partnership level by the “tax matters partner.”

If the Partnership’s return is audited and adjustments are proposed by the IRS, the “tax matters partner” may cause the Partnership to contest any adverse determination as to partnership status or other matters, and the result of any such contest cannot be predicted. Limited partners should be aware that any such contest would result in additional expenses to the Partnership, and that the costs incurred in connection with such an audit and any ensuing administrative proceedings will be the responsibility of the Partnership and may adversely affect the profitability, if any, of Partnership operations.

Adjustments, if any, resulting from any audit may require each limited partner to file an amended tax return, and possibly may result in an audit of the limited partner’s own return.  Any audit of a limited partner’s return could result in adjustments of non-Partnership items as well as Partnership income and losses.

Possible Legislative Tax Changes

In recent years, there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws.  In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation.  It is impossible to predict the likelihood or not of adoption of any such proposal, the effect of it on the Partnership, or the effective date, which could be retroactive, of any legislation.

Potential investors are strongly urged to consider ongoing developments in this uncertain area and to consult their own tax advisors in assessing the risks of investment in the partnership.

State and Local Taxes

The Partnership may have California source income, in which event limited partners who are nonresidents of California may be required to file California income tax returns and may be subject to tax in California with respect to their distributive share of such income.

California source income generally includes income from real or tangible personal property located in California and any other type of income derived from the ownership, control or management of real and tangible personal property located in California.  In addition, California source income includes income derived from a business, trade or profession conducted within California, subject to apportionment in the case of a business, trade or profession conducted partly within and partly outside California.  However, income from stocks, bonds, notes or other intangible personal property is generally not California source income.  The gross income of a nonresident of California who is a member of a partnership, pool or syndicate includes the member’s distributive share of taxable income of the partnership, pool or syndicate to the extent that the member’s distributive share is derived from sources within California.

In 2007, the Partnership recognized gain from the sale of real estate located in California, and the Partnership currently holds other California real estate for sale and investment.  This gain and any other income or gain derived from California real estate owned by the Partnership constitutes California source income.

If the Partnership is deemed to be engaged in a trade or business of lending money, then its interest income would normally be California source income.  However, California conforms to the federal passive loss rules (see “Limitations on the Deduction of Losses – The Passive Loss Rules” above) and, hence, to the extent that the interest income is reclassified as portfolio income because it is allocable to an “equity-financed lending activity”, the Partnership’s interest income should not be treated as California source income to a non-resident of California.

If the Partnership is not deemed to be engaged in a trade or business of lending money, then its interest income should be considered income from an intangible asset and should not be treated as California source income to a non-resident of California.

An additional basis for characterizing the Partnership’s interest income as not being California source income exists under Section 17955 of the California Revenue and Taxation Code.  Section 17955 provides that in the case of a nonresident partner of an “investment partnership”, California source income does not include dividends, interest, or gains and losses from “qualifying investment securities.” In order to qualify for classification as an investment partnership, the Partnership must meet both of the following requirements:

•
90% or more of the Partnership’s cost of its total assets must consist of qualifying investment securities, deposits at banks or other financial institutions, and office space and equipment reasonably necessary to carry on its activities as an investment partnership.

•	90% or more of the Partnership’s gross income must consist of interest, dividends and gains from the sale or exchange of qualifying investment securities.

“Qualifying investment securities” are defined to include, among other items, stock, bonds, debentures and other debt securities, as well as mortgage or asset-backed securities secured by federal, state or local governmental agencies.   It is possible that interest from mortgage loans of the type held by the Partnership would qualify as “qualifying investment securities” under this definition.  Although the meaning of the many terms and phrases in Section 17955 is unclear, it is significant that Section 17955 sets forth a non-exclusive list of items constituting “qualifying investment securities”, suggesting that other items may constitute “qualifying investment securities” even though not specifically enumerated in Section 17955.

Assuming that the mortgage loans held by the Partnership constitute “qualifying investment securities”, then historically the Partnership would qualify as an investment partnership for years prior to 2008.  However, there is the possibility that in the future less than 90% of the Partnership’s gross income will consist of interest, dividends and gains from the sale or exchange of mortgage loans or other items qualifying as “qualifying investment securities”.  If that occurs, the Partnership would not qualify for classification as an investment partnership for that year (and for any other future year in which the Partnership fails to satisfy the foregoing requirements).

The Partnership currently owns real estate in a few states other than California that impose income taxes (and a state income tax return filing requirement) on nonresident taxpayers with respect to income or gain derived from real estate located in such states (i.e., Colorado and Louisiana).   In addition, the Partnership may acquire real estate in other states that impose similar tax and filing requirements.  In any year in which the Partnership derives income or gain from any such real estate assets, limited partners who are nonresidents of the state in which such real estate is located will be required to file state income tax returns in those states, unless the Partnership includes them in a composite return in those states filed at the Partnership level. The Partnership intends to file composite returns for 2007 in Colorado, Oregon and Louisiana.

The Partnership may make or acquire loans in states and localities outside California that impose a tax on the Partnership’s assets or income, or on each limited partner based on his share of any income (generally in excess of specified amounts) derived from the Partnership’s activities in such jurisdiction.

Limited partners who are exempt from federal income taxation will generally also be exempt from state and local taxation.

All limited partners should consult with their own tax advisors concerning the specific applicability and impact of state and local tax laws.

ERISA Considerations

ERISA generally requires that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).

Under the Code, similar prohibitions apply to all Qualified Plans, including IRA’s, Roth IRA’s and Keogh Plans covering only self-employed individuals which are not subject to ERISA.  Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan (subject to certain exceptions not here relevant).

ERISA and the Code also prohibit parties in interest (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing.  To prevent a possible violation of these self-dealing rules, the General Partner may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if it:

•	has investment discretion with respect to the assets of the Qualified Plan invested in the Partnership, or

•	regularly gives individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.

Annual Valuation

Fiduciaries of Qualified Plans subject to ERISA are required to determine annually the fair market value of the assets of such Qualified Plans. Although the General Partner will provide to a limited partner upon his written request an annual estimate of the value of the Units based upon, among other things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the Units.

Plan Assets

Under certain circumstances, assets held by an entity will be treated as “plan assets” of the qualified plans and/or IRA’s that hold interests in the entity.  If the assets of the Partnership are deemed to be “plan assets” under ERISA, then:

•
the prudence standards and other provisions of Part 4 of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership,

•
certain transactions that the Partnership might seek to enter into might constitute “prohibited transactions” under ERISA and the Code because the General Partner would be deemed to be fiduciaries of the Qualified Plan limited partners, and

•	audited financial information concerning the Partnership would have to be reported annually to the U.S. Department of Labor.

In 1986, the U.S. Department of Labor promulgated final regulations defining the term “plan assets” (the “Final DOL Regulations”).  Under the Final DOL Regulations, generally, when a plan makes an equity investment in another entity that is neither a publicly offered security nor a security offered by an investment company registered under the Investment Company Act of 1940, the underlying assets of that entity will be considered plan assets unless a specific exemption applies.

The Final DOL Regulations define a “publicly-offered security” as a security that is:

•	freely transferable,

•	part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

•
either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of this definition, whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts.

If a security is part of an offering in which the minimum investment is $10,000 or less, however, certain customary restrictions on the owner of partnership interests will not, alone or in combination, cause a finding that such securities are transferable.  For example, restrictions necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination of the entity for federal or state tax purposes and to meet administrative needs (which are enumerated in the Final DOL Regulations) are generally permissible.

Because the Units will not be subject to any transfer other than those enumerated in the Final DOL Regulations, the Units are held by more than 100 independent investors and the Units are registered under an applicable section of the Securities Exchange Act of 1934, the Units should be “Publicly-Offered Securities” within the meaning of the Final DOL Regulations. As a result, the underlying assets of the Partnership should not be considered to be plan assets under the Final DOL Regulations.

Exemptions from Plan Asset Rules

As noted above, if an entity’s securities are neither publicly offered securities nor securities offered by an investment company registered under the Investment Company Act of 1940, then the assets of the entity will constitute “Plan Assets” unless a specific exemption applies. The Final DOL Regulations provide several specific exemptions, including an exemption for securities issued by a “real estate operating company” and an exemption where equity participation by benefit plan investors is not significant.

An entity is a “real estate operating company” if at least 50% of its assets valued at cost (other than short-term investments pending long-term commitment) are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate. The preamble to the Final DOL Regulations states the Department of Labor’s view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that the Partnership would qualify for an exemption from “plan assets” treatment as a real estate operating company.

The Final DOL Regulations provide that equity participation by benefit plan investors (including, for this purpose, benefit plans such as Keogh Plans for owner-employees and IRA’s) is not significant if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by “benefit plan investors”. For purposes of this “25%” rule, the interests of any person (other than an employee benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, shall be disregarded. Thus, any partnership interests held by the General Partner and its Affiliates will be disregarded in determining whether this exemption is satisfied. The Partnership does not currently qualify for this exemption, although it is possible that it may qualify for the exemption in the future.

SUMMARY OF PARTNERSHIP AGREEMENT, RIGHTS OF LIMITED PARTNERS AND DESCRIPTION OF UNITS

The Units represent limited partnership interests in the Partnership.  The Sixth Amended and Restated Limited Partnership Agreement (“Partnership Agreement”) and the California Revised Limited Partnership Act, Corporations Code Sections 15611 to 15724 (the “RLPA”) govern the rights and obligations of the limited partners.  The following is a summary of the Partnership Agreement.  It does not purport to be complete and is qualified in its entirety by reference to the Partnership Agreement and to the RLPA.  It in no way modifies or amends the Partnership Agreement, which is included as Exhibit A to this Prospectus.  As of December 31, 2007, there were 2,515 limited partners of the Partnership.

Nature of the Partnership

The Partnership is a California limited partnership formed on June 14, 1984 under the California Limited Partnership Act.  By an amendment to the Partnership Agreement made on February 16, 1999, the Partnership has elected to be governed by the RLPA.

In 2006, California enacted the Uniform Limited Partnership Act of 2008 (the “ULPA”), which repeals the RLPA, effective January 1, 2010.  The ULPA becomes operative for new limited partnerships formed on or after January 1, 2008, but does not govern previously existing limited partnerships, such as the Partnership, until January 1, 2010.  However, preexisting limited partnerships may elect to be governed by the ULPA at any time on or after January 1, 2008.  In order for the Partnership to elect to be governed by the ULPA prior to January 1, 2010, an amendment to the Partnership Agreement would be required.  Currently, the General Partner has not evaluated the ULPA and, therefore, does not intend to recommend any such election or related amendment.

Authorized Units

The Partnership Agreement authorizes the issuance and sale of Units for cash contributions of $1.00 per Unit, up to a maximum outstanding of $500,000,000.

The Responsibilities of the General Partners

The General Partner is the exclusive manager of the Partnership and controls all of its affairs.  The General Partner arranges, makes and places with the Partnership all of its investments, on terms that it believes are in the Partnership’s best interests.  The General Partner’s specific responsibilities and powers, among others, are these:

•	to determine how to invest the Partnership’s assets;

•	to execute all documents;

•	to acquire, sell, trade, exchange or otherwise dispose of Partnership assets or any interest therein in its discretion;

•	to cause the Partnership to become a joint venturer, partner or member of a development or operating entity for properties acquired by the Partnership through foreclosure;

•	to manage, operate and develop Partnership property;

•	to employ or engage persons, including its affiliates, at the expense of the Partnership required for the operation of the Partnership’s business;

•	to amend the Partnership Agreement, under certain circumstances, without the vote of the limited partners; and

•	to borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property.

Limitations on the General Partner

The General Partner has no authority to do any of the following acts, among others specified in the Partnership Agreement, without the concurrence of a majority-in-interest of the limited partners:

•	amend the Partnership Agreement in any respect that adversely affects the rights of the limited partners;

•	any act in contravention of the Partnership Agreement;

•	any act which would make it impossible to carry on the business of the Partnership;

•	admit a person as a General Partner; and

•	dispose of all or substantially all of the Partnership assets or dissolve the Partnership.

Liabilities of Limited Partners-Nonassessability

A limited partner may not be assessed for additional capital contributions and will not be liable for the liabilities of the Partnership in excess of such limited partner’s capital contribution and share of undistributed profits, if any.

Under the RLPA, neither the voting on, proposing, or calling a meeting of the partners for matters as to which the limited partners are entitled to vote, nor a number of other activities described in the RLPA, will cause the limited partners to be deemed to be participating in the control of Partnership business with a resulting loss of limited liability. Such activities consist, among others, of the right, by a vote of a majority-in-interest of the limited partners, to remove and then replace the General Partner; to admit an additional General Partner; to dissolve and wind up the Partnership; to amend, under certain circumstances, the Partnership Agreement; to change the nature of the business; and to approve or disapprove the merger of the Partnership or sale, mortgage, pledge, refinancing, lease, exchange or other transfer of all or substantially all of the assets of the Partnership other than in the ordinary course of business.

Term and Dissolution

The Partnership will continue until December 31, 2034, unless extended by the vote of the limited partners. The Partnership may, in certain circumstances, be dissolved at an earlier date.  Under the RLPA, the Partnership will be dissolved and its business wound up upon the first to occur of:

•
the General Partner ceasing to be a general partner, with no remaining general partner, unless a majority-in-interest of limited partners (excluding the General Partner’s limited partnership interests) agree in writing to continue the business of the Partnership and within six months admit at least one new general partner;

•	the written consent or vote of a majority-in-interest of the limited partners in favor of dissolution and winding up of the Partnership; or

•	a decree of judicial dissolution.

The General Partner ceases to be a general partner upon its removal, withdrawal, dissolution or adjudication of bankruptcy.

General Partner’s Interest Upon Removal, Withdrawal or Termination

If the General Partner is removed, withdrawn or is terminated, the Partnership shall pay to the General Partner all amounts then accrued and owing to the General Partner.  Additionally, the Partnership shall terminate the General Partner’s interest in Partnership income, losses, distributions, and capital by payment of an amount equal to the then present fair market value of such interest. The then present fair market value of such interest shall be determined by agreement between the General Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the General Partner and the Partnership. The method of payment to the General Partner must be fair and must protect the solvency and liquidity of the Partnership.  When the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the General Partner otherwise would have received under the Partnership Agreement had the General Partner not terminated.  Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest-bearing promissory note coming due in no less than 5 years with equal installments each year.

Meetings

The General Partner may call meetings of the limited partners at any time and will call a meeting upon written request to the General Partner signed by limited partners holding at least 10% of the Units. The General Partner has never called a meeting of the limited partners and has no present intention of doing so.  All voting by the limited partners has been by written consent, pursuant to notice, as provided in the Partnership Agreement.

Voting Rights and Books and Records

The vote or consent of a majority-of-interest of the limited partners is required, for the following:

•
to amend the Partnership Agreement, except that the General Partner may amend to cure any ambiguity or formal defect or omission, to grant additional rights, remedies and powers to the limited partners, to conform the Partnership Agreement to applicable laws and regulations and to make any change which, in the General Partner’s judgment, is not to the prejudice of the limited partners; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner;

•	to dissolve and wind up the Partnership;

•	to remove the General Partner and elect one or more new General Partners; or

•	to approve or disapprove the sale, pledge, refinancing or exchange of all or substantially all of the assets of the Partnership.

The Partnership’s books and records are maintained at the principal office of the Partnership and are open to inspection and examination by limited partners or their duly authorized representatives during normal office hours. A copy of each appraisal for the underlying property upon which a mortgage loan is made is maintained at the principal office of the Partnership, until at least five years after the last date the Partnership holds the related mortgage, and is open to inspection, examination and copying by limited partners or their duly authorized representatives during normal office hours. A fee for copying may be charged by the Partnership.

Status of Units

Each Unit when issued will be fully paid and nonassessable and all Units owned by limited partners have equal rights. Investments in the Partnership, whether initial investments or subsequent additional investments, may be made at any time during any calendar month. An investor is deemed to be a limited partner, with all of the associated rights, immediately upon acceptance by the General Partner of the Subscription Agreement signed and delivered by the investor.

Distributions

All Net Income Available for Distribution (as defined in the Partnership Agreement), if any, is paid monthly in cash or additional Units (0.99% to the General Partner, and 99.01% to the limited partners) in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution is made. The Partnership will not reinvest Net Income Available for Distribution, unless it is limited partners’ Reinvested Distributions, which are discussed below.  Net Proceeds (defined in the Partnership Agreement and, generally, consisting of proceeds from the repayment or sale of mortgage loans or real estate of the Partnership), if any, received by the Partnership may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses, or may be distributed to the partners, in each event, in the sole discretion of the General Partner. In the event of any distribution of net proceeds, such distributions will be made to the partners, 0.99% to the General Partner, and 99.01% to the limited partners in the ratio that their respective capital accounts bear to the aggregate capital accounts of the partners as of the last day of the calendar month preceding the month in which such distribution of net proceeds is made.  No such distribution will be made to the General Partner with respect to the portion of its adjusted capital account represented by its carried interest, until the limited partners have received distributions equal to at least 100% of their capital accounts. Reinvestment of Net Proceeds will not take place unless sufficient cash has been distributed to Partners to pay any state or federal income tax created by the transaction that created the Net Proceeds.

All distributions are subject to the payment of expenses and other liabilities and the establishment and maintenance of reserves which are adequate in the judgment of the General Partner. See Financial Statements of the Partnership beginning at page F-1 for an historical record of net income allocated to limited partners. All of such amounts were Net Income Available for Distribution to the limited partners.

Reinvestments

After you purchase Units, you can choose to have your distributions reinvested rather than receiving cash payments.  These are called Reinvested Distributions.  Reinvested Distributions are used to purchase additional Units at a rate of one Unit for every $1.00 of Reinvested Distributions. Subject to the right of the General Partner to terminate or reinstate the Reinvestment Plan, it will continue to be available as long as the limited partner meets all applicable suitability standards. Reinvested Distributions are normally invested in mortgage loans of the Partnership.

A limited partner may elect to participate in the Reinvestment Plan at the time he invests and will be deemed a Reinvestment Plan participant as of that day. Such limited partner may also make an election or revoke a previous election at any time by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received if received at least 10 days prior to the end of the calendar month; otherwise it is effective the first day of the following month. Units purchased under the Plan are credited to the limited partner’s capital account as of the first day of the month following the month in which the reinvested distribution is made. If a limited partner revokes a previous election, subsequent distributions made by the Partnership are distributed to the limited partner instead of being reinvested in Units.

The General Partner will mail to each Reinvestment Plan participant a statement of account describing the Reinvested Distributions received, the number of Units purchased, the purchase price per Unit, and the total Units accumulated, within 30 days after the Reinvested Distributions have been credited. Tax information for income earned on Units under the Reinvestment Plan for the calendar year will be sent to each reinvestment participant by the General Partner at the same time annual tax information is sent to the limited partners. Reinvestment of distributions does not relieve a reinvestment participant of any income tax which may be payable on such distributions. The General Partner will also mail an updated Prospectus to each limited partner each time a revised Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the limited partners.

Each limited partner who is a participant in the Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment.  It is the responsibility of each limited partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

Units acquired through the Reinvestment Plan carry the same rights, including voting rights, as Units acquired through original investment.

The terms and conditions of the Reinvestment Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least 30 days prior to the effective date of such action to each reinvestment participant at his last address of record.

The General Partner reserves the right to suspend or terminate the Reinvestment Plan if:

•	it determines, in its sole discretion, that the Plan impairs the capital or the operations of the Partnership;

•	it determines, in its sole discretion, that an emergency makes continuation of the plan not reasonably practicable;

•	any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of the limited partners;

•
in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law or, when repurchases, sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months would result in the Partnership being considered terminated within the meaning of Section 708 of the Internal Revenue Code; or

•
the General Partner determines in good faith that allowing any further reinvestments would give rise to a material risk that the Partnership would be treated as a “publicly traded partnership” within the meaning of Internal Revenue Code Section 7704 for any taxable year.

Assignment and Transfer of Units

There is no public market for the Units and none is expected in the future. Limited partners have only a restricted and limited right to assign their partnership interests and rights.  You may transfer your limited partner interest in the Partnership only by written instrument satisfactory in form to the General Partner.  You may make no transfer of a fractional Unit, and no transfer if you would then own less than 2,000 Units (other than a limited partner transferring all of his or her Units or in the event of a transfer by operation of law).  Any transfer must comply with then-current laws, rules and regulations of any applicable governmental authority, and restrictions imposed to preserve the tax status of the Partnership or the characterization or treatment of income or loss to the Partnership, as may be advisable in opinion of tax counsel to the Partnership; and the person to whom you would wish to transfer must meet the registration and suitability provisions of applicable state securities laws. Transferees who wish to become substituted limited partners may do so only upon the written consent of the General Partner, and after compliance with Article X of the Partnership Agreement.

Repurchase of Units, Withdrawal from Partnership

A limited partner may withdraw, or partially withdraw, from the Partnership and obtain the return of all or part of its outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

•
Except with respect to a personal representative of a deceased limited partner, no withdrawal may be made until the expiration of at least one year from the date of a purchase of Units, other than by way of automatic reinvestment of Partnership distributions through the Reinvestment Plan.

•
Any such cash payments in return of an outstanding capital account will be made by the Partnership from net proceeds and capital contributions during the 61 to 91 day period after written notice is provided to the General Partner.  It should be noted that all disbursements are made only on the last day of each month.

•	Distributions to withdrawing limited partners are limited to a maximum of $100,000 per calendar quarter for any limited partner.

•
The limited partners have the right to receive such distributions of cash only to the extent such funds are available in excess of known or anticipated expenses or other liabilities and reserves therefor; the General Partner is not required to use any other sources of Partnership funds other than net proceeds and capital contributions to fund a withdrawal; nor is the General Partner required to sell or otherwise liquidate any portion of the Partnership’s assets in order to fund a withdrawal.

•
During up to 90 days, as applicable, following receipt of written notice of withdrawal from a limited partner, the General Partner will not reinvest any net proceeds or capital contributions into new loans until the Partnership has sufficient funds available to distribute to the withdrawing limited partner all of his capital account in cash.

•
The amount to be distributed to any withdrawing limited partner is a sum equal to such limited partner’s capital account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such limited partner’s proportionate share of the current fair market value of the Partnership’s net assets.

•	No more than 10% of the outstanding Units of limited partners may be withdrawn during any calendar year except upon a plan of dissolution of the Partnership.

•
In the event that any limited partner takes withdrawals from the Partnership and such withdrawal reduces the capital account of such limited partner below $2,000, the General Partner may distribute all remaining amounts in such account to such limited partner, who will thereupon be deemed to have fully withdrawn from the Partnership.

•
All payments in satisfaction of requests for withdrawal are on a “first-come, first-served” basis. If the sums required to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the limited partner whose request was first received by the General Partner, until such limited partner’s request is paid in full. If such limited partner’s withdrawal request cannot be paid in full at the time made, because of insufficient cash available for withdrawals or otherwise, the General Partner will continue to distribute eligible funds to such limited partner until such withdrawal request is paid in full.  Once the General Partner has satisfied the request of the limited partner whose request was received first, the next limited partner to submit a withdrawal request may begin to receive distributions on account of such withdrawal.

Special Power of Attorney

Under the terms of the Partnership Agreement, each limited partner appoints the General Partner to serve as his attorney-in-fact with respect to the execution, acknowledgment and filing of certain documents related to the Partnership or the Partnership Agreement.  The special power of attorney given by each limited partner to the General Partner cannot be revoked and will survive the death of a limited partner or the assignment of Units.

REPORTS TO LIMITED PARTNERS

Within 60 days after the end of each fiscal year of the Fund, the General Partner will deliver to each limited partner such information as is necessary for the preparation by each limited partner of his federal income tax return. Within 60 days after the end of each quarter of the Partnership, the General Partner will transmit to each limited partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited. Within 120 days after the end of the Partnership’s calendar year, the General Partner will transmit to each limited partner an annual report which will include financial statements of the Partnership audited by the Partnership’s registered public accounting firm and prepared on an accrual basis in accordance with generally accepted accounting principles.  Such financial statements will include the statements of income, balance sheets, statements of cash flows and statements of partners’ capital with a reconciliation with respect to information furnished to limited partners for income tax purposes.  The annual report will also report on the Partnership’s activities for that year and identify the source of Partnership distributions, as is deemed reasonably necessary by the General Partner to advise the limited partners of the affairs of the Partnership. In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and affiliates.  The Partnership’s registered public accounting firm must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee.  The review will be reported on by the registered public accounting firm in a report that is separate from the Partnership’s audited financial statements.  The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will provide upon written request for review by a limited partner the information filed with the Securities and Exchange Commission on Form 10-K not more than 90 days after the closing of the fiscal year end, and on Form 10-Q not more than 45 days after the closing of each other quarterly fiscal period, by providing the Form 10-K and Form 10-Q or other document containing substantially the same information as required by Form 10-K and Form 10-Q.

PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

•
Subscription Agreements, Trust Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information;

•	Account History, including information about the transactions and balances in your account; and

•	Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

•	Your privacy will be protected at all times.

•
We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Client Information

•
We will continue to maintain security standards and procedures designed to protect your account information.  In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection; and

•	We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our clients.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

PLAN OF DISTRIBUTION

The Units being offered hereunder will be offered to the general public through Owens Securities Corporation (“Underwriter”), a wholly-owned subsidiary of the General Partner and a broker-dealer registered with the SEC and certain states and a member of the National Association of Securities Dealers, Inc (“NASD”).  Owens Securities Corporation will use its best efforts to find eligible investors who desire to subscribe for the purchase of Units from the Partnership.  The proceeds from the offering will be available to the Partnership only with respect to Units actually sold by Owens Securities Corporation, or certain officers or directors of the General Partner. Because the Units are offered on a “best-efforts” basis, there can be no assurance that all or any part of the Units will be sold.  No commission will be paid to Owens Securities Corporations or any other person in connection with the offering of the Units.  Owens Securities Corporation does not maintain discretionary accounts on behalf of investors, and, thus, will not sell interests in the Partnership to discretionary accounts.

The underwriting agreement between the Partnership and the Underwriter provides that the Partnership will indemnify the Underwriter from any liability or damage resulting from the breach by the Partnership or the General Partner, or their agents or affiliates, of any warranties or obligations in the underwriting agreement or the Prospectus. To obtain indemnification for any alleged federal or state securities law violation, the Underwriter must have been found not guilty by a final adjudication, or in the case of settlement, the court is advised of the NASD's position on indemnification of affiliated broker-dealers and the judge in writing approves the indemnification.

The 200,000,000 Units (including Units purchased under the Distribution Reinvestment Plan) are offered to the public at $1.00 per Unit.  The minimum investment is 2,000 Units.  The underwriter and the General Partner have the right to reject any purchase of Units, but will generally accept or reject Subscription Agreements upon their receipt. The General Partner originally anticipated being able to sell all 200,000,000 Units registered by December 31, 2003.  However, economic and market conditions required the Partnership to remain closed to most new limited partner investments (other than by participants in the Distribution Reinvestment Plan) since September 2001. Thus, the General Partner elected to extend the offering period to December 31, 2009.  Beginning in June 2007, the Partnership reopened to new contributions from existing limited partners only on a limited basis and received approximately $11,767,000 in limited partner contributions during 2007.

The offer of Units will be terminated on December 31, 2009 unless extended by the General Partner, provided that the offering may not extend beyond one year in certain jurisdictions without the prior consent of the appropriate regulatory agencies.  295,979,046 Units were outstanding as of December 31, 2007 held by 2,515 limited partners.

Investors who desire to purchase Units (when the Partnership is open to new investments) should complete the Subscription Agreement and Power of Attorney (attached as Exhibit B) and return it to Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA 94595.  Full payment must accompany all subscriptions.  Checks should be made payable to “Owens Mortgage Investment Fund, a California Limited Partnership.”  By submitting the Subscription Agreement and Power of Attorney with payment for the purchase of Units, the investor:

•	agrees to be bound by the Partnership Agreement;

•	grants a special and limited power of attorney to the General Partner; and

•
represents and warrants, among other matters, that the investor meets the relevant suitability standards and is eligible to purchase Units, that the Units are not publicly traded and not readily liquidatable, and indemnifies the Partnership and its affiliates from any losses they might incur if they were sued based upon any investor’s representations that were incorrect at the time it was made.

We rely upon your representations and the other provisions in the Subscription Agreement to determine whether to accept your investment and you should therefore carefully review and understand the completed form before you return it with your payment.

SUPPLEMENTAL SALES MATERIAL

Sales material in addition to this prospectus which may be used in connection with this offering could include a sales brochure to highlight and simplify certain information contained herein.  If any such additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

The General Partner may also respond to specific questions from prospective investors.  Business reply cards, introductory letters or similar materials may be sent to investors.  However, the offering is made only by means of this prospectus.  Except as described herein or in supplements hereto, we have not authorized the use of other sales materials in connection with the offering.  Although the information contained in any such material will not conflict with any of the information contained in this prospectus, any such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the Units described herein.

No person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in any supplemental sales literature issued by the Partnership and referred to in this prospectus or in supplements thereto.  If you receive such information or representations, such information or representations must not be relied upon.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful.  The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

MARKET FOR REGISTRANT’S LIMITED PARTNERSHIP UNITS, RELATED UNIT HOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

There is no established public market for the trading of Units.

Holders

As of December 31, 2007, 2,515 Limited Partners held 295,979,046 Units of limited partnership interests in the Partnership.

Dividends

The Partnership generally distributes all tax basis net income of the Partnership to Unit holders on a monthly basis.  Partners have the ability to reinvest their distributions into new Units of the Partnership pursuant to the Reinvested Distribution Plan. The Partnership made cash distributions of net income to Limited Partners and the General Partner of approximately $6,956,000 and $6,698,000 during 2007 and 2006, respectively.

It is the intention of the General Partner to continue to distribute all net income earned by the Partnership to the Unit holders on a monthly basis.

Securities Authorized for Issuance under Equity Compensation Plans

None.

LEGAL PROCEEDINGS

In the normal course of business, the Partnership may become involved in various types of legal proceedings such as assignment of rents, bankruptcy proceedings, appointment of receivers, unlawful detainers, judicial foreclosure, etc., to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes, or to protect, or recoup its investment from the real property secured by the deeds of trust.  None of these actions would typically be of any material importance.  As of the date hereof, the Partnership is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None during 2007.

LEGAL MATTERS

Certain legal matters will be passed upon for the Partnership by Morgan Miller Blair, a Law Corporation, Walnut Creek, California, legal counsel for the Partnership and the General Partner.  Such counsel has not represented the limited partners in connection with the offering described in this Prospectus.

EXPERTS

The consolidated financial statements of the Partnership as of and for the year ended December 31, 2007 and 2006, and the consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries as of December 31, 2007, have been included herein and in the registration statement in reliance upon the reports of Moss Adams LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

This Prospectus does not contain all information set forth in Post Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-69272) and exhibits thereto which the Partnership has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and to which reference is hereby made.   Additionally, the Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports and other information with the SEC.   These filings are available to the public over the Internet at the SEC website at http://www.sec.gov. The public may read and copy any materials filed by the Partnership with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP
Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheets as of December 31, 2007 and 2006	F-3
Consolidated Statements of Income for the Years Ended December 31, 2007 and 2006	F-4
Consolidated Statements of Partners’ Capital for the Years Ended December 31, 2007 and 2006	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	F-6
Notes to Consolidated Financial Statements	F-7

SUPPLEMENTARY INFORMATION
Schedule IV – Mortgage Loans on Real Estate	F-25

OWENS FINANCIAL GROUP, INC.

REPORT OF INDEPENDENT AUDITOR	F-28
Consolidated Balance Sheet	F-29
Notes to Consolidated Balance Sheet	F-30

Report of Independent Registered Public Accounting Firm

The Partners
Owens Mortgage Investment Fund

We have audited the accompanying consolidated balance sheets of Owens Mortgage Investment Fund as of December 31, 2007 and 2006 and the related consolidated statements of income, partners’ capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Owens Mortgage Investment Fund as of December 31, 2007 and 2006 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.  Schedule IV is presented for purposes of additional analysis and is not a required part of the basic financial statements.  This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Moss Adams LLP

San Francisco, California
March 11, 2008

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

December 31,

Assets	2007	2006

Cash and cash equivalents	$9,159,033	$23,283,770
Restricted cash	1,000,000	1,000,000
Loans secured by trust deeds, net of allowance for losses of $5,042,000 in 2007 and $4,225,000 in 2006	272,333,481	245,918,631
Interest and other receivables, net of allowance for doubtful accounts of $674,679 in 2007	5,504,698	3,988,644
Vehicles and equipment, net of accumulated depreciation of $10,267 in 2007	310,245	—
Real estate held for sale, net of allowance for losses of $0 in 2007 and $405,388 in 2006	10,572,237	12,754,703
Real estate held for investment, net of accumulated depreciation and amortization of $3,091,919 in 2007 and $2,345,871 in 2006	42,651,415	16,945,692

	$341,531,109	$303,891,440

Liabilities and Partners’ Capital

Liabilities:
Accrued distributions payable	$594,620	$573,908
Due to general partner	2,278,330	231,439
Accounts payable and accrued liabilities	972,011	726,525
Deferred gain	902,009	914,905
Note payable	10,500,000	10,500,000
Line of credit payable	27,432,000	—

Total liabilities	42,678,970	12,946,777

Minority interest	108,509	140,385

Partners’ capital (units subject to redemption):
General partner	2,960,604	2,866,930
Limited partners
Authorized 500,000,000 units outstanding in 2007 and 2006; 530,083,924 and 502,775,602 units issued and 295,979,046 and 288,133,368 units outstanding in 2007 and 2006, respectively	295,783,026	287,937,348

Total partners’ capital	298,743,630	290,804,278

	$341,531,109	$303,891,440

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Income

Years Ended December 31,

	2007	2006

Revenues:
Interest income on loans secured by trust deeds	$27,307,578	$28,690,590
Gain on sale of real estate, net	1,031,933	424,576
Rental and other income from real estate properties	3,966,885	3,494,058
Other income	503,389	473,377

Total revenues	32,809,785	33,082,601

Expenses:
Management fees to general partner	2,176,099	5,616,282
Servicing fees to general partner	692,158	688,121
Carried interest to general partner	51,391	10,191
Administrative	48,000	48,000
Legal and accounting	462,164	233,511
Rental and other expenses on real estate properties	3,236,493	2,525,764
Interest expense	1,554,482	1,638,240
Minority interest	14,396	16,843
Other	54,821	46,428
Bad debt expense	680,884	—
Provision for loan losses	2,195,515	75,000
Losses (recovery of losses) on real estate properties, net	50,776	(43,059)

Total expenses	11,217,179	10,855,321

Net income from continuing operations	$21,592,606	$22,227,280

Net loss from discontinued operations	—	(239,035)

Net income	$21,592,606	$21,988,245

Net income allocated to general partner	$213,355	$217,751

Net income allocated to limited partners	$21,379,251	$21,770,494

Net income allocated to limited partners per weighted average limited partnership unit	$0.07	$0.08

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Partners’ Capital

Years Ended December 31,

	General	Limited partners		Total Partners’
	partner	Units	Amount	capital

Balances, December 31, 2005	$2,845,429	286,263,854	$286,067,834	$288,913,263

Net income	217,751	21,770,494	21,770,494	21,988,245
Sale of partnership units	20,382	121,000	121,000	141,382
Partners’ withdrawals	—	(13,507,911)	(13,507,911)	(13,507,911)
Partners’ distributions	(216,632)	(6,514,069)	(6,514,069)	(6,730,701)

Balances, December 31, 2006	$2,866,930	288,133,368	$287,937,348	$290,804,278

Net income	213,355	21,379,251	21,379,251	21,592,606
Sale of partnership units	102,782	11,766,823	11,766,823	11,869,605
Partners’ withdrawals	—	(18,546,530)	(18,546,530)	(18,546,530)
Partners’ distributions	(222,463)	(6,753,866)	(6,753,866)	(6,976,329)

Balances, December 31, 2007	$2,960,604	295,979,046	$295,783,026	$298,743,630

The accompanying notes are an integral part of these financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows
Years ended December 31,

	2007	2006
Cash flows from operating activities:
Net income	$21,592,606	$21,988,245
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of real estate, net	(1,031,933)	(424,576)
Gain on sale of property of discontinued operations	—	(4,048)
Provision for loan losses	2,195,515	75,000
Losses (recovery of losses) on real estate properties, net	50,776	(43,059)
Bad debt expense	680,884	—
Depreciation and amortization	722,939	728,260
Changes in operating assets and liabilities:
Interest and other receivables	(3,117,184)	(739,764)
Accounts payable and accrued liabilities	245,486	(331,626)
Due to general partner	2,046,891	(69,849)
Interest payable to general partner	—	27,223
Net cash provided by operating activities	23,385,980	21,205,806

Cash flows from investing activities:
Investment in loans secured by trust deeds	(172,292,085)	(175,713,928)
Principal collected on loans	106,509,976	184,006,555
Sales of loans to third parties	12,348,525	23,000,000
Investment in real estate properties	(729,089)	(987,624)
Net proceeds from disposition of real estate properties	3,204,886	2,017,796
Purchases of vehicles and equipment	(320,512)	—
Minority interest in limited liability company	(31,876)	(19,557)
Net cash (used in) provided by investing activities	(51,310,175)	32,303,242

Cash flows from financing activities
Proceeds from sale of partnership units	11,869,605	141,382
Advances on (repayments of) line of credit payable	27,432,000	(16,300,000)
Partners’ cash distributions	(6,955,617)	(6,697,777)
Partners’ capital withdrawals	(18,546,530)	(13,507,911)
Net cash provided by (used in) financing activities	13,799,458	(36,364,306)

Net (decrease) increase in cash and cash equivalents	(14,124,737)	17,144,742

Cash and cash equivalents at beginning of year	23,283,770	6,139,028

Cash and cash equivalents at end of year	$9,159,033	$23,283,770

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$1,471,707	$1,610,249

See notes 3, 4 and 5 for supplemental disclosure of noncash investing and financing activities.

The accompanying notes are an integral part of these financial statements

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

NOTE 1 – ORGANIZATION

Owens Mortgage Investment Fund, a California Limited Partnership, (the Partnership) was formed on June 14, 1984 to invest in loans secured by first, second and third trust deeds, wraparound, participating and construction mortgage loans and leasehold interest mortgages. The Partnership commenced operations on the date of formation and will continue until December 31, 2034 unless dissolved prior thereto under the provisions of the Partnership Agreement.

The general partner of the Partnership is Owens Financial Group, Inc. (OFG), a California corporation engaged in the origination of real estate mortgage loans for eventual sale and the subsequent servicing of those mortgages for the Partnership and other third-party investors.

OFG is authorized to offer and sell units in the Partnership up to an aggregate of 500,000,000 units outstanding at $1.00 per unit, representing $500,000,000 of limited partnership interests in the Partnership. Limited partnership units outstanding were 295,979,046 and 288,133,368 as of December 31, 2007 and 2006, respectively.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Partnership and its majority-owned limited liability companies located in Oregon, Louisiana, Colorado and California (see Notes 4 and 5). All significant inter-company transactions and balances have been eliminated in consolidation.

Certain reclassifications not affecting net income have been made to the 2006 consolidated financial statements to conform to the 2007 presentation.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, and the valuation of real estate held for sale and investment. Actual results could differ significantly from these estimates.

New Accounting Pronouncements

SFAS 157

In September 2006, the FASB issued SFAS 157, Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Partnership does not expect the implementation of SFAS 157 to have a material impact on its consolidated financial position or results of operations.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

SFAS 159

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Partnership does not expect the implementation of SFAS 159 to have a material impact on its consolidated financial position or results of operations.

SFAS 160

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  The objective of SFAS 160 is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and interim periods within those fiscal years.  The Partnership does not expect the implementation of SFAS 160 to have a material impact on its consolidated financial position or results of operations.

Loans Secured by Trust Deeds

Loans secured by trust deeds are stated at the principal amount outstanding. The Partnership’s portfolio consists primarily of commercial real estate loans generally collateralized by first and second deeds of trust.  Interest income on loans is accrued by the simple interest method. Loans are generally placed on nonaccrual status when the borrowers are past due greater than ninety days or when full payment of principal and interest is not expected.  Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. Cash receipts on nonaccrual loans are recorded as interest income, except when such payments are specifically designated as principal reduction or when management does not believe the Partnership’s investment in the loan is fully recoverable.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have likely occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

The allowance consists of specific, general and unallocated components.  For the specific component, an allowance is established on an impaired loan when the collateral value of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses, such as economic developments or natural disasters that surface or occur between the time management estimates credit losses and the date of the financial statements. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
A loan is considered impaired when, based on current information and events, it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the loan agreement or when monthly payments are delinquent greater than 90 days. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the underlying collateral, if collateral dependent.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market accounts and short-term certificates of deposit with original maturities of three months or less.

The Partnership maintains its cash and cash equivalents in bank deposit accounts that, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Marketable Securities

At various times during the year, the Partnership may purchase marketable securities with various financial institutions with original maturities of up to one year. The Partnership classifies its debt securities as held-to-maturity, as the Partnership has the ability and intent to hold the securities until maturity. These securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. A decline in the market value of any held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Interest income is recognized when earned.

Vehicles and Equipment

Depreciation of vehicles and equipment owned by DarkHorse Golf Club, LLC is provided on the straight-line method over their estimated useful lives (5 years).

Real Estate Held for Sale and Investment

Real estate held for sale includes real estate acquired through foreclosure (including two properties within consolidated limited liability companies). These investments are carried at the lower of the recorded investment in the loan, inclusive of any senior indebtedness, or the property’s estimated fair value, less estimated costs to sell.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Real estate held for investment includes real estate purchased or acquired through foreclosure and is initially stated at the lower of cost or the recorded investment in the loan, or the property’s estimated fairvalue. Depreciation of buildings and improvements is provided on the straight-line method over the estimated remaining useful lives of buildings and improvements (5-39 years). Depreciation of tenant improvements and amortization of lease commissions is provided on the straight-line method over the lives of the related leases.

Costs related to the improvement of real estate held for sale and investment are capitalized, whereas those related to holding the property are expensed.

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, the Partnership periodically compares the carrying value of real estate held for investment to expected future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to fair value.

Income Taxes

No provision for federal and state income taxes (other than the $800 state minimum tax) is made in the consolidated financial statements since the Partnership is not a taxable entity. Accordingly, any income or loss is included in the tax returns of the partners.

NOTE 3 - LOANS SECURED BY TRUST DEEDS

Loans secured by trust deeds as of December 31, 2007 and 2006 are as follows:
	2007	2006
By Property Type:
Commercial	$151,435,333	$112,355,502
Condominiums	81,327,519	61,110,134
Apartments	7,903,750	11,416,257
Single family homes (1-4 Units)	336,870	650,000
Improved and unimproved land	36,372,009	64,611,738
	$277,375,481	$250,143,631
By Deed Order:
First mortgages	$255,962,228	$231,040,770
Second mortgages	21,413,253	19,102,861
	$277,375,481	$250,143,631

The Partnership’s loan portfolio above includes Construction Loans and Rehabilitation Loans. Construction Loans are determined by the General Partner to be those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multifamily properties.  The General Partner has approved the borrowers up to a maximum loan balance; however, disbursements are made in phases throughout the construction process.  As of December 31, 2007 and 2006, the Partnership held Construction Loans totaling approximately $13,274,000 and $61,514,000, respectively, and had commitments to disburse an additional $4,801,000 and $2,789,000, respectively, on Construction Loans.

The Partnership also makes loans, the proceeds of which are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multifamily properties, or are used to complete improvements to land.  The General Partner has determined that these are not Construction Loans.   These loans are referred to as Rehabilitation

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Loans. As of December 31, 2007 and 2006, the Partnership held Rehabilitation Loans totaling approximately $59,738,000 and $35,809,000, respectively, and had commitments to disburse an additional $12,086,000 and $15,194,000, respectively, on Rehabilitation Loans.

Scheduled maturities of loans secured by trust deeds as of December 31, 2007 and the interest rate sensitivity of such loans are as follows:
	Fixed Interest Rate	Variable Interest Rate	Total
Year ending December 31:
2007 (past maturity)	$63,765,696	$1,600,000	$65,365,696
2008	129,299,924	—	129,299,924
2009	56,741,500	—	56,741,500
2010	1,950,000	53,527	2,003,527
2011	1,100,000	—	1,100,000
2012	—	—	—
Thereafter (through 2017)	813,410	22,051,424	22,864,834
	$253,670,530	$23,704,951	$277,375,481

Variable rate loans use as indices the one-year, five-year and 10-year Treasury Constant Maturity Index (3.34%, 3.45% and 4.04%, respectively, as of December 31, 2007), the prime rate (7.25% as of December 31, 2007) or the weighted average cost of funds index for Eleventh or Twelfth District savings institutions (4.07% and 3.45%, respectively, as of December 31, 2007) or include terms whereby the interest rate is increased at a later date. Premiums over these indices have varied from 0.25% to 0.65% depending upon market conditions at the time the loan is made.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

The following is a schedule by geographic location of loans secured by trust deeds as of December 31, 2007 and 2006:
	December 31, 2007 Balance	Portfolio Percentage	December 31, 2006 Balance	Portfolio Percentage
Arizona	$28,245,574	10.18%	$29,382,542	11.75%
California	156,449,351	56.41%	141,737,933	56.66%
Colorado	13,999,414	5.05%	14,000,000	5.60%
Florida	23,482,581	8.47%	—	—
Hawaii	1,300,000	0.47%	1,300,000	0.52%
Idaho	3,568,290	1.29%	3,245,264	1.30%
Nevada	1,253,209	0.45%	19,534,922	7.81%
New York	9,420,000	3.40%	—	—
Oregon	86,870	0.03%	—	—
Pennsylvania	1,650,071	0.59%	—	—
Tennessee	10,547,470	3.80%	7,769,947	3.11%
Texas	2,635,000	0.95%	2,635,000	1.05%
Utah	4,143,751	1.49%	13,516,257	5.40%
Virginia	2,230,000	0.80%	2,230,000	0.89%
Washington	18,363,900	6.62%	14,791,766	5.91%
	$277,375,481	100.00%	$250,143,631	100.00%

As of December 31, 2007 and 2006, the Partnership’s loans secured by deeds of trust on real property collateral located in Northern California totaled approximately 35% ($96,247,000) and 45% ($111,237,000), respectively, of the loan portfolio. The Northern California region (which includes Monterey, Fresno, Kings, Tulare and Inyo counties and all counties north) is a large geographic area which has a diversified economic base. The ability of borrowers to repay loans is influenced by the economic strength of the region and the impact of prevailing market conditions on the value of real estate.

During the years ended December 31, 2007 and 2006, the Partnership refinanced loans totaling $11,124,000 and $16,500,000, respectively, thereby extending the maturity dates of such loans.

As of December 31, 2007 and 2006, $264,289,000 (95.3%) and $237,118,000 (94.8%) of Partnership loans are interest-only and require the borrower to make a “balloon payment” on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial cash amount. As a result, these loans involve a higher risk of default than fully amortizing loans.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Most of the Partnership’s loans contain balloon payments at their maturity date, meaning that a lump sum payment of principal is due at the maturity date. Borrowers occasionally are not able to pay the full amount due at the maturity date.  The Partnership may allow these borrowers to continue making the regularly scheduled monthly interest payments for certain periods of time to assist the borrower in meeting the balloon payment obligation without formally filing a notice of default.  These loans for which the principal and any accrued interest is due and payable, but the borrower has failed to make such payment of principal and accrued interest are referred to as “past maturity loans”. As of December 31, 2007 and 2006, the Partnership had twenty-one and thirteen past maturity loans totaling approximately $65,366,000 and $58,582,000, respectively.

As of December 31, 2007 and 2006, the Partnership had six and eight impaired loans, respectively, that were delinquent in payments greater than ninety days totaling approximately $40,537,000 and $18,835,000, respectively. This included three and two matured loans totaling $3,335,000 and $2,900,000, respectively. In addition, eighteen and eleven loans totaling approximately $62,031,000 and $55,682,000, respectively, were past maturity but current in monthly payments as of December 31, 2007 and 2006, respectively (combined total of delinquent loans of $102,568,000 and $74,517,000, respectively). Of the impaired and past maturity loans, approximately $17,617,000 and $0, respectively, were in the process of foreclosure and $1,600,000 and $8,176,000, respectively, involved borrowers who were in bankruptcy as of December 31, 2007 and 2006. The Partnership foreclosed on four loans during the year ended December 31, 2007 with aggregate principal balances totaling $26,202,000 and obtained the properties via the trustee’s sales.

In January and February 2008 (subsequent to year end), the Partnership began foreclosure proceedings by filing notices of default on three delinquent loans with an aggregate principal balance totaling approximately $30,435,000 as of December 31, 2007.  One of these loans with a principal balance of $435,000 was greater than ninety days delinquent as of December 31, 2007 and two loans with an aggregate principal balance totaling $30,000,000 became greater than ninety days delinquent subsequent to year end.

Of the total past maturity loans as of December 31, 2007, two loans with an aggregate principal balance totaling $2,943,000 were paid off in full, one loan with a principal balance of $4,144,000 was rewritten (thereby extending the maturity date of the loan) and one loan with a principal balance of $2,635,000 had the maturity date extended subsequent to year end.

As of December 31, 2006, the Partnership participated in one loan with a principal balance of $18,670,000 with an unrelated mortgage investment group (the “Lead Lender”) that originated the loan with the borrower. During the year ended December 31, 2007, the Partnership received partial repayment of this loan in the amount of approximately $6,321,000 and sold the remaining principal balance of approximately $12,349,000 to the Lead Lender. During the year ended December 31, 2006, the Partnership sold full interests in four loans at their face values to unrelated parties in the total amount of $23,000,000. The sales of these loans resulted in no gain or loss in the accompanying consolidated financial statements.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

During 2007, the Partnership funded a $30,000,000 portion of a $75,200,000 mortgage loan secured by a condominium complex (in the process of conversion and renovation) located in Miami, Florida and entered into a Co-Lending and Servicing Agent Agreement (the “Agreement”) with three other co-lenders in the loan.  The General Partner is also a co-lender in the subject loan and is party to the Agreement. The interest rate payable to the Partnership and the General Partner on the loan is 10% per annum. Pursuant to the Agreement, the Partnership and the General Partner, as senior co-lenders, have priority on a pro-rata basis over all other co-lenders in such loan and shall first receive their share of interest in the loan prior to any other co-lender and next shall receive their share of principal in the loan prior to any other co-lender in the loan (after any protective advances made are reimbursed to the co-lenders on a pro-rata basis).  The servicer of the loan is one of the co-lenders (the “Lead Lender”) and the Partnership receives the payments on the loan from the Lead Lender. As of December 31, 2007, the borrower is in default of the loan documents and management of the project has been assumed by the Lead Lender. As of December 31, 2007, the Partnership had funded $382,000 of its pro-rata share of unreimbursed protective advances to complete renovations to the property and funded an additional $213,000 subsequent to year end. The Partnership also received reimbursement of its pro-rata share of protective advances of $344,000 subsequent to year end. As of December 31, 2007, the Partnership’s and General Partner’s remaining principal balance in the subject loan was approximately $23,483,000 and $7,828,000, respectively.  Due to the underlying collateral value and the Partnership’s and General Partner’s senior position over the other co-lenders in the loan, management of the General Partner does not believe that the Partnership will incur a loss related to this loan.
The average recorded investment in impaired loans (including loans delinquent in payments greater than 90 days) was approximately $39,434,000 and $20,155,000 as of December 31, 2007 and 2006, respectively. Interest income recognized on impaired loans during the years ended December 31, 2007 and 2006 was approximately $6,127,000 and $2,340,000, respectively.  Interest income received on impaired loans during the years ended December 31, 2007 and 2006 was approximately $4,474,000 and $2,163,000, respectively.

The Partnership’s allowance for loan losses was $5,042,000 and $4,225,000 as of December 31, 2007 and 2006, respectively, all of which was a non-specific allowance for losses.

Changes in the allowance for loan losses for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Balance, beginning of year	$4,225,000	$4,150,000
Provision	2,195,515	75,000
Charge-offs	(1,378,515)	—
Balance, end of year	$5,042,000	$4,225,000

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

NOTE 4 - REAL ESTATE HELD FOR SALE

Real estate properties held for sale as of December 31, 2007 and 2006 consists of the following properties acquired through foreclosure between 1997 and 2007:
	2007	2006
Manufactured home subdivision development, Ione, California	$837,838	$869,450
Undeveloped land, Gresham, Oregon, net of valuation allowance of $250,000 in 2006	—	1,374,048
Undeveloped land, San Jose, California	3,025,992	3,025,992
Industrial land and buildings, Santa Clara, California	4,258,407	4,258,407
Three condominium units, respectively, Lincoln City, Oregon, net of valuation allowance of $155,388 in 2006 (held within Oregon Leisure Homes, LLC)	—	415,338
Mixed-use retail building, Sacramento, California	2,450,000	—
Manufactured home subdivision development, Lake Charles, Louisiana (held within Dation, LLC)	—	2,811,468
	$10,572,237	$12,754,703

The acquisition of certain real estate properties through foreclosure (including properties held for investment – see Note 5) resulted in non-cash increases in real estate held for sale and non-cash decreases in loans secured by trust deeds of approximately $25,743,000 and $0 for the years ended December 31, 2007 and 2006 , respectively.

The manufactured home subdivision development located in Lake Charles, Louisiana (in Dation, LLC) was transferred to real estate held for investment during 2007 because the property is not currently being marketed for sale and it is unlikely that sales will be completed within the next year.

2007 Foreclosure and Sales Activity

During the year ended December 31, 2007, the Partnership foreclosed on a $3,268,000 first mortgage loan secured by a mixed-use retail building in the process of rehabilitation located in Sacramento, California and unimproved land located in Marysville, California and obtained the properties via the trustee’s sale.  The unimproved land located in Marysville was transferred to real estate held for investment during the fourth quarter of 2007 as the property is not currently being marketed for sale and a sale will likely not be completed in the next year. The Partnership recorded an impairment on the Sacramento building in the amount of $400,000 during the fourth quarter of 2007 pursuant to a sales contract executed in February 2008, which is included in losses on real estate properties in the accompanying consolidated statements of income. The building is classified as held for sale as the sale is expected to be completed in the first quarter of 2008.

During the year ended December 31, 2007, three lots located in a manufactured home subdivision development located in Ione, California (that was acquired by the Partnership through foreclosure in 1997) were sold for total proceeds of $138,000, resulting in a gain to the Partnership of approximately $95,000.

During the year ended December 31, 2007, the Partnership sold the undeveloped land located in Gresham, Oregon for net sales proceeds of approximately $2,397,000 resulting in gain on sale of approximately $773,000.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

2006 Foreclosure and Sales Activity

During the year ended December 31, 2006, one lot located in a manufactured home subdivision development located in Ione, California (that was acquired by the Partnership through foreclosure in 1997) was sold for $50,000, resulting in a gain to the Partnership of approximately $36,000.

Changes in the allowance for real estate losses for the years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Balance, beginning of year	$405,388	$660,000
Provision	—	—
Recovery for real estate sold	(405,388)	(254,612)
Balance, end of year	$—	$405,388

The recovery of losses on real estate held for sale in 2007 relates to the sales of condominium units in Oregon Leisure Homes, LLC (see below) and the reversal of the $250,000 allowance for the undeveloped land located in Gresham, Oregon due to the recovery of the original cost of the property pursuant to a sale which closed in 2007.  Of the total recovery amount, $56,164 was included in gain on sale of real estate (for a condominium unit sold in Oregon Leisure Homes, LLC) and $349,224 was recorded as recovery of losses on real estate properties in the accompanying consolidated statements of income. In addition, an impairment loss of $400,000 was recorded on the Sacramento building during 2007, resulting in a net loss on real estate properties of $50,776 in the accompanying consolidated statements of income. The recovery for real estate sold in 2006 relates to the sales of condominium units in Oregon Leisure Homes, LLC (see below).  Of the total recovery amount, $211,553 was recorded as gain on sale of real estate and $43,059 was recorded as recovery of losses on real estate properties in the accompanying consolidated statements of income.

Investment in Limited Liability Companies

Oregon Leisure Homes, LLC

Oregon Leisure Homes, LLC (OLH) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling eight condominium units located in Lincoln City, Oregon, which were acquired by the Partnership via a deed in lieu of foreclosure. OLH also purchased two houses located by the ocean in Lincoln City for renovation and ultimate sale.

During the years ended December 31, 2007 and 2006, the Partnership advanced an additional $17,000 and $87,000, respectively, to OLH for continued operation and marketing of the condominium units that are for sale and received repayment of advances of approximately $665,000 and $1,183,000, respectively, from collections on notes receivable and sales of condominium units.  During the years ended December 31, 2007 and 2006, OLH sold three and five condominium units, respectively, for total sales proceeds of approximately $656,000 and $1,085,000, respectively, resulting in gain on sale in the total amount of approximately $141,000 and $340,000, respectively.  The net income to the Partnership from OLH was approximately $231,000 and $317,000 during the years ended December 31, 2007 and 2006, respectively.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

DarkHorse Golf Club, LLC

DarkHorse Golf Club, LLC (DarkHorse) is a California limited liability company formed in August 2007 for the purpose of operating the DarkHorse golf course located in Auburn California, which was acquired by the Partnership via foreclosure in August 2007. The golf course was placed into DarkHorse via a grant deed on the same day that the trustee’s sale was held. The Partnership is the sole member in DarkHorse. The assets, liabilities, income and expenses of DarkHorse have been consolidated into the accompanying consolidated balance sheets and income statements of the Partnership.  The golf course is being operated and managed by an unrelated company.

The Partnership advanced approximately $500,000 to DarkHorse during the year ended December 31, 2007 for operations and equipment purchases. The net loss to the Partnership from DarkHorse was approximately $202,000 for the year ended December 31, 2007.

NOTE 5 - REAL ESTATE HELD FOR INVESTMENT

Real estate held for investment as of December 31, 2007 is comprised of the following properties as of December 31, 2007 and 2006:

	2007	2006
Light industrial building, Paso Robles, California	$1,608,735	$1,643,233
Commercial building, Roseville, California	800,745	752,112
Retail complex, Greeley, Colorado (held within 720 University, LLC)	14,177,355	14,550,347
Undeveloped land, Madera County, California	5,520,797	—
Manufactured home subdivision development, Lake Charles, Louisiana (held within Dation, LLC)	2,845,403	—
Undeveloped land, Marysville, California	594,610	—
Golf course, Auburn, California (held within DarkHorse Golf Club, LLC)	3,340,000	—
75 improved, residential lots, Auburn, California	13,763,770	—
	$42,651,415	$16,945,692

The balances of land and the major classes of depreciable property for real estate held for investment as of December 31, 2007 and 2006 are as follows:
	2007	2006
Land	$29,418,728	$4,349,063
Buildings	10,756,286	10,108,411
Improvements	4,737,664	4,134,381
Other	830,656	699,708
	45,743,334	19,291,563
Less: Accumulated depreciation and amortization	(3,091,919)	(2,345,871)
	$42,651,415	$16,945,692

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Depreciation and amortization expense was $713,000 and $694,000 for the years ended December 31, 2007 and 2006, respectively.
During the year ended December 31, 2007, the Partnership foreclosed on a first mortgage loan secured by undeveloped residential land located in Madera County, California in the amount of approximately $6,576,000 and obtained the property via the trustee’s sale. In addition, certain advances made on the loan or incurred as a result of the foreclosure (such as legal and foreclosure fees and delinquent property taxes) in the total amount of approximately $253,000 were capitalized to the basis in the property (total of approximately $6,829,000).  At the time of foreclosure, an appraisal was obtained that valued the property at $5,450,000, thus, resulting in a charge-off against the allowance for loan losses of approximately $1,379,000.

During the year ended December 31, 2007, the Partnership foreclosed on two first mortgage loans in the total amount of approximately $16,358,000 secured by 75 improved, residential lots and a golf course located in Auburn, California and obtained the properties via the trustee’s sales.  The golf course was transferred to DarkHorse Golf Club, LLC at the time of foreclosure (see below). The 75 improved, residential lots were transferred by the Partnership to a new wholly owned limited liability company in February 2008.

The manufactured home subdivision development located in Lake Charles, Louisiana (in Dation, LLC) was transferred from real estate held for sale to real estate held for investment during 2007 because the property is not currently being marketed for sale and it is unlikely that sales will be completed within the next year.

Bayview Gardens, LLC

The Partnership was the sole member of a limited liability company, Bayview Gardens, LLC (Bayview), which operated an assisted living facility located in Monterey, California obtained by the Partnership via a deed in lieu of foreclosure on a first mortgage loan in June 2004. In June 2006, the facility was sold for cash of $575,000 and a note secured by the property in the amount of $5,025,000 (net proceeds of $5,592,000 after selling costs).  The Partnership also agreed to provide construction advances to the buyer under the loan in an amount not to exceed $550,000 for certain improvements to be made to the property. The terms of the loan require interest-only payments for the first year at the rate of 8% per annum and then will require fully amortizing loan payments over the next 20 years with a 10 year maturity (balloon payment due). The interest rate will be adjusted annually to 2% above the prime rate beginning in June 2011 (with an 8% floor rate).  Bayview Gardens, LLC was dissolved in December, 2006.

At the time of sale, the existing note and interest payable to the General Partner with a total outstanding balance of approximately $1,296,000 was settled in full by the General Partner.  Pursuant to that note agreement, the repayment of the note to the General Partner was fully dependent upon the proceeds from the sale of the Bayview property. The agreement required the net sale proceeds be applied first to the Partnership’s basis in the property and second to the General Partner note. Based on the terms of the agreement, the maximum amount the General Partner could have collected on the note as a result of the sale was approximately $352,000.  The General Partner chose to cancel the remaining unsettled balance of the note as it would not be collected until the Partnership received final payment on the note to the buyer.  The debt cancellation amount decreased the Partnership’s basis in the property to $4,673,000, resulting in a net gain to the Partnership from the sale of approximately $919,000.  Approximately $4,000 of this amount was recorded as current gain to the Partnership, and the remaining $915,000 was recorded as deferred gain.  Principal payments on the loan were collected during the year ended December 31, 2007, resulting in recognition of gain on sale of real estate of approximately $13,000 under the installment method. The deferred gain was approximately $902,000 as of December 31, 2007 and is reported on the accompanying consolidated balance sheets.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

The net loss to the Partnership from Bayview operations was $239,000 (including depreciation of approximately $80,000) for the year ended December 31, 2006.  This amount includes the gain on sale of the property of approximately $4,000 and has been reported as net loss from discontinued operations in the consolidated statements of income as the Partnership believes it has no continuing involvement in the property’s operations.

720 University, LLC

The Partnership has an investment in a limited liability company, 720 University, LLC (720 University), which owns a commercial retail property located in Greeley, Colorado. The Partnership receives 65% of the profits and losses in 720 University after priority return on partner contributions is allocated at the rate of 10% per annum. The assets, liabilities, income and expenses of 720 University have been consolidated into the accompanying consolidated balance sheet and income statement of the Partnership.

The net income to the Partnership was approximately $197,000 and $225,000 (including depreciation and amortization totaling approximately $610,000 and $556,000) during the years ended December 31, 2007 and 2006, respectively. The minority interest of the joint venture partner of approximately $109,000 and $140,000 as of December 31, 2007 and 2006, respectively, is reported in the accompanying consolidated balance sheets. The Partnership’s investment in 720 University real property was approximately $14,177,000 and $14,550,000 as of December 31, 2007 and 2006, respectively.

Dation, LLC

Dation, LLC (Dation) was formed in 2001 between the Partnership and an unrelated developer for the purpose of developing and selling lots in a manufactured home park located in Lake Charles, Louisiana, which were acquired by the Partnership via a deed in lieu of foreclosure. The Partnership advances funds to Dation as needed. The Partnership owns 50% of Dation and is the sole general manager of the LLC (pursuant to an amendment to the Operating Agreement signed on October 29, 2007). Pursuant to the Operating Agreement, the Partnership is to receive 50% of Dation’s profits and losses after receipt of all interest on the original loan and priority return on partner contributions allocated at the rate of 12% per annum. The Partnership has recorded 100% of Dation’s net income and losses since inception because it has the majority of the risks and rewards of ownership. The assets, liabilities, income and expenses of Dation have been consolidated into the accompanying consolidated balance sheets and income statements of the Partnership.

Dation sold one and six lots and/or houses, respectively, during the years ended December 31, 2007 and 2006, resulting in total gain on sale of approximately $10,000 and $49,000, respectively.  Dation repaid $10,000 and $10,000, respectively, of the loan to the Partnership and repaid $25,000 and $153,000, respectively, of Partnership capital contributions during the years ended December 31, 2007 and 2006. The Partnership advanced an additional $20,000 and $97,000 to Dation during the years ended December 31, 2007 and 2006, respectively.

The net operating income to the Partnership was approximately $94,000 and $208,000 during the years ended December 31, 2007 and 2006, respectively.

The Dation property was transferred to real estate held for investment during 2007.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

NOTE 6 - NOTE PAYABLE

The Partnership has a note payable with a bank in the amount of $10,500,000 through its investment in 720 University (see note 5), which is secured by the retail development located in Greeley, Colorado. The note requires monthly interest payments until March 1, 2010 at a fixed rate of 5.07% per annum. Commencing April 1, 2010, monthly payments of $56,816 will be required, with the balance of unpaid principal due on March 1, 2015. Interest expense for the years ended December 31, 2007 and 2006 was approximately $540,000 and $540,000, respectively. The note contains certain covenants, which the Company has complied with as of December 31, 2007.

NOTE 7 - NOTE AND INTEREST PAYABLE TO GENERAL PARTNER

The Partnership had a note and interest payable to the General Partner in the total amount of approximately $1,269,000 as of December 31, 2005, as a result of the deed in lieu of foreclosure obtained on a Partnership loan in June 2004. The Partnership recorded interest expense on this note of approximately $27,000 during the year ended December 31, 2006. When the property securing the loan (Bayview) was sold in June 2006 (see note 5), the existing note and interest payable to the General Partner with a total outstanding balance of approximately $1,296,000 was canceled in full by the General Partner.

NOTE 8 - LINE OF CREDIT PAYABLE

The Partnership has a line of credit agreement with a group of banks, which provides interim financing on mortgage loans invested in by the Partnership. The amount of credit available under this line of credit is $40,000,000. All assets of the Partnership are pledged as security for the line of credit. The balance outstanding on the line of credit was $27,432,000 as of December 31, 2007. There was no balance outstanding as of December 31, 2006.  Borrowings under this line of credit bear interest at the bank’s prime rate, which was 7.25% as of December 31, 2007. The interest rate will be increased by 2% upon an event of default of the Partnership. Interest expense was approximately $1,015,000 and $1,071,000 for the years ended December 31, 2007 and 2006, respectively. The line of credit expires on July 31, 2009. The Partnership is required to maintain non-interest bearing accounts in the total amount of $1,000,000 with the banks. This amount is reported as restricted cash on the accompanying consolidated balance sheets. The agreement requires the Partnership to meet certain financial covenants including profitability, minimum tangible net worth and total liabilities to tangible net worth. The Partnership has complied with these covenants as of December 31, 2007.

NOTE 9 - PARTNERS’ CAPITAL

Allocations, Distributions and Withdrawals

In accordance with the Partnership Agreement, the Partnership’s profits, gains and losses are allocated to each limited partner and OFG in proportion to their respective capital accounts.

Distributions of net income are made monthly to the partners in proportion to their weighted-average capital accounts as of the last day of the preceding calendar month. Accrued distributions payable represent amounts to be distributed to partners in January of the subsequent year based on their capital accounts as of December 31.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

The Partnership makes monthly net income distributions to those limited partners who elect to receive such distributions. Those limited partners who elect not to receive cash distributions have their distributions reinvested in additional limited partnership units. Such reinvested distributions totaled $15,527,000 and $15,143,000 for the years ended December 31, 2007 and 2006, respectively. Reinvested distributions are not shown as partners’ cash distributions or proceeds from sale of partnership units in the accompanying consolidated statements of partners’ capital and cash flows.
The limited partners may withdraw, or partially withdraw, from the Partnership and obtain the return of their outstanding capital accounts at $1.00 per unit (book value) within 61 to 91 days after written notices are delivered to OFG, subject to the following limitations, among others:

•	No withdrawal of units can be requested or made until at least one year from the date of purchase of those units, other than units received under the Partnership’s Reinvested Distribution Plan.

•	Any such payments are required to be made only from net proceeds and capital contributions (as defined) during said 91-day period.

•	A maximum of $100,000 per partner may be withdrawn during any calendar quarter.

•	The general partner is not required to establish a reserve fund for the purpose of funding such payments.

•	No more than 10% of the outstanding limited partnership interest may be withdrawn during any calendar year except upon dissolution of the Partnership.

Carried Interest of General Partner

OFG has contributed capital to the Partnership in the amount of 0.5% of the limited partners’ aggregate capital accounts and, together with its carried interest, OFG has an interest equal to 1% of the limited partners’ capital accounts. This carried interest of OFG of up to 1/2 of 1% is recorded as an expense of the Partnership and credited as a contribution to OFG’s capital account as additional compensation. As of December 31, 2007, OFG had made cash capital contributions of $1,496,000 to the Partnership. OFG is required to continue cash capital contributions to the Partnership in order to maintain its required capital balance.

The carried interest expense charged to the Partnership was $51,000 and $10,000 for the years ended December 31, 2007 and 2006, respectively.

NOTE 10 - CONTINGENCY RESERVES

In accordance with the Partnership Agreement and to satisfy the Partnership’s liquidity requirements, the Partnership is required to maintain contingency reserves in an aggregate amount of at least 1-1/2% of the capital accounts of the limited partners. The cash capital contribution of OFG (amounting to $1,496,000 as of December 31, 2007), up to a maximum of 1/2 of 1% of the limited partners’ capital accounts will be available as an additional contingency reserve, if necessary.

The contingency reserves required as of December 31, 2007 and 2006 were approximately $5,955,000 and $5,780,000, respectively. Cash and cash equivalents as of the same dates were accordingly maintained as reserves.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

NOTE 11 - INCOME TAXES

The net difference between partners’ capital per the Partnership’s federal income tax return and these financial statements is comprised of the following components:

	(Unaudited) 2007	(Unaudited) 2006
Partners’ capital per financial statements	$298,743,630	$290,804,278
Accrued interest income	(4,611,913)	(2,657,687)
Allowance for loan losses	5,042,000	4,225,000
Allowance for real estate held for sale/investment	—	405,388
Allowance for doubtful receivable	674,679	—
Book/tax differences in basis of real estate properties	61,728	(140,949)
Book/tax differences in joint venture investments	994,220	644,454
Accrued distributions	594,621	573,908
Accrued fees due to general partner	1,027,744	(120,815)
Tax-deferred gain on sale of real estate	(2,690,850)	(2,690,850)
Book-deferred gain on sale of real estate	902,009	914,905
Other	28,286	(56,032)
Partners’ capital per federal income tax return	$300,766,154	$291,901,600

NOTE 12 - TRANSACTIONS WITH AFFILIATES

OFG is entitled to receive from the Partnership a management fee of up to 2.75% per annum of the average unpaid balance of the Partnership’s mortgage loans at the end of the twelve months in the calendar year for services rendered as manager of the Partnership.

All of the Partnership’s loans are serviced by OFG, in consideration for which OFG receives up to .25% per annum of the unpaid principal balance of the loans.

OFG, at its sole discretion may, on a monthly basis, adjust the management and servicing fees as long as they do not exceed the allowable limits calculated on an annual basis. Even though the fees for a month may exceed 1/12 of the maximum limits, at the end of the calendar year the sum of the fees collected for each of the 12 months must be equal to or less than the stated limits. Management fees amounted to approximately $2,176,000 and $5,616,000 for the years ended December 31, 2007 and 2006, respectively, and are included in the accompanying consolidated statements of income. Service fees amounted to approximately $692,000 and $688,000 for the years ended December 31, 2007 and 2006, respectively, and are included in the accompanying consolidated statements of income. As of December 31, 2007 and 2006, the Partnership owed management and servicing fees to OFG in the amounts of $1,870,000 and $231,000, respectively.

The maximum servicing fees were paid to OFG during the years ended December 31, 2007 and 2006. If the maximum management fees had been paid to OFG during the years ended December 31, 2007 and 2006, the management fees would have been $7,614,000 (increase of $5,438,000) and $7,569,000 (increase of $1,953,000), respectively, which would have reduced net income allocated to limited partners by approximately 25.2% and 8.9%, respectively, and would have reduced net income allocated to limited partners per weighted average limited partner unit by the same percentages to $.05 and $.07, respectively.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

In determining the yield to the partners and hence the management fees, OFG may consider a number of factors, including current market yields, delinquency experience, uninvested cash and real estate activities. Large fluctuations in the management fees paid to the General Partner are normally a result of extraordinary items of income or expense within the Partnership (such as gains or losses from sales of real estate, large increases or decreases in delinquent loans, etc.). Thus, OFG expects that the management fees that it receives from the Partnership will vary in amount and percentage from period to period, and OFG may again receive less than the maximum management fees in the future. However, if OFG chooses to take the maximum allowable management fees in the future, the yield paid to limited partners may be reduced.

Pursuant to the Partnership Agreement, OFG receives all late payment charges from borrowers on loans owned by the Partnership, with the exception of those loans participated with outside entities. The amounts paid to or collected by OFG for such charges on Partnership loans totaled approximately $910,000 and $1,088,000 for the years ended December 31, 2007 and 2006, respectively. In addition, the Partnership remits other miscellaneous fees to OFG, which are collected from loan payments, loan payoffs or advances from loan principal (i.e. funding, demand and partial release fees). Such fees remitted to OFG totaled approximately $46,000 and $97,000 for the years ended December 31, 2007 and 2006, respectively.

OFG originates all loans the Partnership invests in and receives loan origination fees from borrowers. Such fees earned by OFG amounted to approximately $6,485,000 and $5,684,000 on loans originated or extended of approximately $225,785,000 and $176,283,000 for the years ended December 31, 2007 and 2006, respectively. Such fees as a percentage of loans purchased by the Partnership were 2.9% and 3.2% for the years ended December 31, 2007 and 2006, respectively.

OFG is reimbursed by the Partnership for the actual cost of goods and materials used for or by the Partnership and obtained from unaffiliated entities and the actual cost of services of non-management and non-supervisory personnel related to the administration of the Partnership (subject to certain limitations in the Partnership Agreement). The amounts reimbursed to OFG by the Partnership during the years ended December 31, 2007 and 2006 were $48,000 and $48,000, respectively.

During 2007, the President of the General Partner, funded a $600,000 second deed of trust secured by the same property (and to the same borrower) on which the Partnership has a first deed of trust in the amount of $2,400,000 at an interest rate of 11% per annum.  The interest rate on the President’s loan is 12% per annum.  Both of these loans were paid off in full subsequent to year end.

As of December 31, 2007, the General Partner held a second deed of trust in the total amount of approximately $727,000 secured by the same property (and to the same borrower) on which the Partnership has a first deed of trust in the amount of $2,200,000 at an interest rate of 12% per annum.  Approximately $210,000 of the General Partner’s loan was funded to the borrower and the remaining $517,000 is an exit fee included in the deed of trust at the time of loan origination in 2006. The interest rate on the General Partner’s loan is 17% per annum.

NOTE 13 - NET INCOME PER LIMITED PARTNER UNIT

Net income per limited partnership unit is computed using the weighted average number of limited partnership units outstanding during the year. These amounts were approximately 292,164,000 and 286,915,000 for the years ended December 31, 2007 and 2006, respectively.

OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

NOTE 14 - RENTAL INCOME

The Partnership’s real estate properties held for investment are leased to tenants under noncancellable leases with remaining terms ranging from one to nineteen years. Certain of the leases require the tenant to pay all or some operating expenses of the properties. The future minimum rental income from noncancellable operating leases due within the five years subsequent to December 31, 2007, and thereafter is as follows:

Year ending December 31:
2008	$2,023,015
2009	1,581,516
2010	1,085,314
2011	955,655
2012	707,321
Thereafter (through 2026)	3,424,890

$9,777,711

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board’s Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of fair value for certain of the Partnership’s assets. The following methods and assumptions were used to estimate the value of the financial instruments included in the following categories:

Cash and Cash Equivalents

The carrying amount approximates fair value because of the relatively short maturity of these instruments.

Loans Secured by Trust Deeds

The carrying value of these instruments of $277,375,000 approximates the fair value as of December 31, 2007. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made by the Partnership. The carrying amount of accrued interest receivable approximates its fair value.

Line of Credit Payable

The carrying value of the line of credit payable is estimated to be fair value as borrowings on the line of credit are generally short-term and the line bears interest at a variable rate (bank’s prime rate).

Note Payable

The carrying value of the Partnership’s note payable of $10,500,000 approximates the fair value as of December 31, 2007. The fair value is estimated based upon the quoted market price for the same or similar issue or on the current rate offered to the Partnership for debt of the same remaining maturity.

SCHEDULE IV
OWENS MORTGAGE INVESTMENT FUND
MORTGAGE LOANS ON REAL ESTATE — DECEMBER 31, 2007
Description	Interest Rate	Final Maturity date	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal	Principal Amount of Loans Subject to Delinquent Payments
TYPE OF PROPERTY
Commercial	8.00-12.00%	Current to June 2016	$151,435,333	$36,567,889	$15,019,603
Condominiums	10.00-12.00%	Current to Nov. 2009	81,327,519	10,500,000	23,482,581
Apartments	10.50-11.00%	Current to Nov. 2009	7,903,750	—	—
Single family homes (1-4 units)	11.00-11.50%	Current to Oct. 2017	336,870	250,000	—
Improved and unimproved land	11.00-15.00%	Current to Oct. 2009	36,372,009	18,047,806	2,035,000
TOTAL			$277,375,481	$65,365,695	$40,537,184

AMOUNT OF LOAN
$0-250,000	10.00-12.00%	Current to Oct. 2017	$816,937	$250,000	$—
$250,001-500,000	10.00-12.00%	Current to Feb. 2013	2,719,316	1,632,851	435,000
$500,001-1,000,000	10.00-12.50%	Current to Sept. 2010	6,484,646	713,392	—
Over $1,000,000	8.00-15.00%	Current to June 2016	267,354,582	62,769,452	40,102,184
TOTAL			$277,375,481	$65,365,695	$40,537,184

POSITION OF LOAN
First	8.00-15.00%	Current to June 2016	$255,962,228	$65,365,695	$40,537,184
Second	10.50-12.00%	Feb. 2008 to Nov. 2009	21,413,253	—	—
TOTAL			$277,375,481	$65,365,695	$40,537,184

NOTE 1:	All loans are arranged by or acquired from an affiliate of the Partnership, namely Owens Financial Group, Inc., the General Partner.

NOTE 2:Balance at beginning of period (1/1/06)	$276,411,258
Additions during period:
New mortgage loans	175,713,928
Note taken back from sale of real estate property	5,025,000
Subtotal	457,150,186
Deductions during period:
Collection of principal	184,006,555
Sales of loans to third parties at face values	23,000,000
Balance at end of period (12/31/06)	$250,143,631

Balance at beginning of period (1/1/07)	$250,143,631
Additions during period:
New mortgage loans	172,292,085
Subtotal	422,435,716
Deductions during period:
Collection of principal	106,509,976
Sales of loans to third parties at face value	12,348,525
Foreclosures	26,201,734
Balance at end of period (12/31/07)	$277,375,481

During the years ended December 31, 2007 and 2006, the Partnership refinanced loans totaling $11,124,000 and $16,500,000, respectively, thereby extending the maturity date.
______________
NOTE 3:  Included in the above loans are the following loans which exceed 3% of the total loans as of December 31, 2007. There are no other loans that exceed 3% of the total loans as of December 31, 2007:

____
Description	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages	Principal Amount of Loans Subject to Delinquent Principal or Interest

Condominiums (Participated Loan) Miami, Florida	10.00%	2/1/08	Interest only, balance due at maturity	$0	$75,200,000	$23,482,581	$23,482,581

Assisted Living Facilities La Mesa and Laguna Beach, California and Bensalem, PA	11.00%	4/30/08	Interest only, balance due at maturity	$810,000	$20,000,000	$20,000,000	$0

Unimproved Land Gypsum, Colorado	12.00%	11/15/07	Interest only, balance due at maturity	$0	$11,000,000	$10,999,414	$10,999,414

Condominiums (Rehabilitation Loan) Phoenix, Arizona	10.10%	2/23/08	Interest only, balance due at maturity	$0	$16,500,000	$10,574,863	$0

Condominiums (Rehabilitation Loan) Memphis, Tennessee	10.50%	8/31/08	Interest only, balance due at maturity	$0	$15,170,000	$10,547,470	$0

Condominiums Santa Barbara, California	10.50%	4/4/07	Interest only, balance due at maturity	$0	$10,000,000	$10,000,000	$10,000,000

Land S. Lake Tahoe, California	12.00%	7/1/08	Interest only, balance due at maturity	$24,787,454	$10,000,000	$10,000,000	$0

Storage Facility Torrance, California	10.00%	2/1/08	Interest only, balance due at maturity	$0	$10,000,000	$10,000,000	$0

Assisted Living Facility Patterson, New York	10.75%	1/15/08	Interest only, balance due at maturity	$0	$9,420,000	$9,420,000	$0

Mixed Commercial Building S. Lake Tahoe, California	9.40%	6/24/14	Interest only, balance due at maturity	$0	$19,000,000	$9,000,000	$0

Medical Office Condos (Rehabilitation Loan) Gilbert, Arizona	11.50%	5/1/09	Interest only, balance due at maturity	$0	$9,725,000	$8,668,274	$0

Industrial Building Chico, California	12.00%	6/1/09	Interest only, balance due at maturity	$0	$8,500,000	$8,500,000	$0

TOTALS				$25,597,454	$214,515,000	$141,192,602	$44,481,995
___________
NOTE 4:	All amounts reported in this Schedule IV represent the aggregate cost for Federal income tax purposes.

INDEPENDENT AUDITOR’S REPORT

Board of Directors
Owens Financial Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2007. This consolidated balance sheet is the responsibility of the company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Owens Financial Group, Inc. and Subsidiaries, as of December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

San Francisco, California
March 26, 2008

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

ASSETS

Cash and cash equivalents	$ 1,691,663
Restricted cash	250,000
Other receivables	157,270
Receivables from affiliates	2,281,688
Interest receivable	667,529
Income taxes receivable	14,663
Trust deeds receivable, less allowance for losses of $322,000	15,816,167
Notes receivable	7,597,000
Notes receivable from related parties	3,000,000
Investment in limited partnership	4,008,945
Other investments	14,636,990
Real estate held for sale	7,680,611
Property and equipment, net of accumulated depreciation of
$973,498	1,880,843
Other assets	217,232

Total assets	$ 59,900,601

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Accounts payable and accrued expenses	$ 630,720
Mortgage payable	933,531
Line of credit	7,570,000

Total liabilities	9,134,251

Shareholders' equity
Class A common stock, $1 par value, authorized 1,000,000
shares, 34,167 issued and outstanding	34,167
Class B nonvoting common stock, no par value, authorized
10,000,000 shares, 427,500 issued and outstanding	985,065
Additional paid-in capital	1,281,497
Retained earnings	48,465,621

Total shareholders' equity	50,766,350

Total liabilities and shareholders' equity	$ 59,900,601

  F- 28                                                      See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 1 – Organization

Owens Financial Group, Inc. (the “Company”) was incorporated in 1981 in the State of California. The Company is primarily engaged in originating and servicing real estate loans secured by deeds of trust for investors. The Company also makes investments in unrelated corporations and partnerships that primarily invest in real estate.  The Company is the sole General Partner of Owens Mortgage Investment Fund, a California Limited Partnership (“OMIF”) that invests primarily in deeds of trust secured by commercial property. The Company derives a substantial portion of its income from its relationship with OMIF.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Investors’ Yield, Inc. (IY) and Owens Securities Corporation (OSC). The primary business of IY is to act as trustee under deeds of trust securing promissory notes. The primary business of OSC is to market the limited partnership units of OMIF. OSC is registered with the  Financial Industry Regulatory Authority (FINRA) These financial statements also include the accounts of certain entities deemed to be variable interest entities of which the Company is the primary beneficiary; which is generally when the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activity without additional subordinated financial support. The Company has determined that NW Investors LLC, Owens-NF-The Links, LLC, and OFG-Lafayette, LLC are variable interest entities for which the Company is the primary beneficiary. The Company determined it is not the primary beneficiary of its other investments in other variable interest entities (See Note 9). All significant intercompany transactions have been eliminated in consolidation.

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These significant estimates include the allowance for loan losses and the determination of fair values of real estate held for sale and other investments.

F-29                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 2 – Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents – Cash and cash equivalents includes interest-bearing bank deposits and short-term investments with original maturities of three months or less.

Trust Deeds Receivable and Allowance for Loan Losses –Trust deeds receivable are recorded at cost. A trust deed receivable is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the trust deed agreement or when the payment of principal or interest is 90 days past due. Cash receipts are specifically designated as principal reduction when management does not believe the Company’s investment in the trust deed receivable is fully recoverable. The Company maintains allowances for possible credit losses on trust deeds receivable and its other receivables. Additions to the reserves are based on an assessment of certain factors including, but not limited to, estimated losses on the loans, and general economic conditions. Additions to the reserve are provided through a charge to earnings. Actual losses on loans are generally recorded as a reduction to the loan loss reserves. Subsequent recoveries of amounts previously charged off are added back to the reserves.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the underlying collateral, if collateral dependent.

Investment in Limited Partnership – Investment in limited partnership reflects the Company’s equity basis in OMIF. Under the equity method of accounting, the original investment is recorded at cost and is adjusted periodically to recognize additional investments made by the Company and the Company’s share of profits, losses and distributions after the date of acquisition.

Other Investments – Other investments consist of investments in privately-owned corporations and partnerships. The Company accounts for substantially all of its investments in privately-owned corporations or partnerships under the equity method of accounting or at original purchase cost less any impairment in fair value or sales of such investments.  The Company reviews its investments for impairment whenever identified events or change in circumstances may have had a significant adverse effect on the fair value of those investments.

F-30                                                 See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 2 – Summary of Significant Accounting Policies (continued)

Real Estate Held for Sale – Real estate held for sale is carried at the lower of cost or estimated fair value, less estimated costs to sell. Cost includes the outstanding principal balance of the former mortgage loan plus advances made to OMIF or other investors for delinquent interest and other payments in the period prior to acquisition and the costs of obtaining title and possession. After acquisition of the real estate, a valuation allowance may be established to provide for estimated selling costs and any subsequent declines in fair value. Any operating or holding costs associated with the ownership and operation of real estate held for sale are charged to expense.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposition of Long-lived Assets, the Company periodically compares the carrying value of real estate held for sale to fair value, less estimated selling costs for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds the fair value, the assets are reduced to fair value.

Property and Equipment – Property and equipment include property, furniture, equipment and leasehold improvements stated at cost less accumulated depreciation and amortization. Buildings are depreciated using the straight-line method over an estimated life of between thirty and forty years. Furniture and equipment is depreciated using an accelerated method over the estimated useful lives of the respective assets (generally five to seven years). Leasehold improvements are depreciated over the life of the lease or useful life of the asset, whichever is shorter.

Income Taxes – The Company is a qualified Subchapter S corporation for federal income tax and state franchise tax reporting. Therefore, the net income of the Company is includable in the income tax returns of the shareholders. Accordingly, no provision has been made in the financial statements for the effect of federal income taxes. A provision has been made for minimum state franchise tax for financial institutions at 1.5% of income before income taxes for 2007.

F-31                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 3 – Financial Instruments with Concentrations of Credit Risk

Financial instruments with concentration of credit risk include cash and cash equivalents, notes and interest receivable and trust deeds receivable.

The Company maintains its cash balances at financial institutions, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Interest receivable is comprised of accrued interest on three separate trust deeds receivable. All interest receivable from the three trust deeds receivable is expected to be collected in 2007.

All of the notes receivable held by the Company are fixed rate notes secured by interests in either limited liability companies or general partnerships. Maturities on notes receivable range from one to two years (see Note 7).

Notes receivable from related parties represents one loan to shareholder of the Company secured by his interest in the Company (see Note 8).

Substantially all of the trust deeds receivable purchased by the Company are fixed rate loans secured by first and second deeds of trust. Maturities on the trust deeds receivable range from one to two years (see Note 4).

Concentration of trust deeds receivable exists in northern California with approximately 27% for 2007. Concentration of trust deeds receivable consists of income producing loans. As such, the Company has significant geographic concentration of credit risk that may be adversely affected by periods of economic decline. Additionally, the Company has a significant product concentration of credit risk that may be adversely affected by periods of economic decline.

A significant portion of the Company’s trust deeds receivable will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower’s ability to refinance.

Note 4 – Trust Deeds Receivable

Trust deeds receivable represent portions of real estate mortgages made, purchased or carried back by the Company and held for investment purposes. Such trust deeds have varying maturities through 2008 and have effective interest rates ranging from 7.5% to 17%.

F-32                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 4 – Trust Deeds Receivable (continued)

Trust deeds receivable consist of the following at December 31, 2007:

Income-producing properties	$ 9,695,415
Construction	6,442,752
16,138,167
Allowance for loan losses	(322,000)

$ 15,816,167

First mortgages	$ 11,954,378
Second mortgages	3,623,789
Third mortgages	560,000
16,138,167
Allowance for loan losses	(322,000)

$ 15,816,167

Scheduled maturities of trust deed receivables, as of December 31, 2007 are as follows:

Years Ending December 31,

2007 - past maturity	$ 560,000
2008	15,578,167

$ 16,138,167

The $560,000 in trust deeds receivable past maturity at December 31, 2007 consists of one trust deed receivable.  Although this trust deed receivable was past maturity, it was determined to not be impaired.

The Company has discontinued the accrual of interest on one loan in the amount of $2,500,000 that represents a second deed of trust on a condominium construction project in Napa, California.  With the recent downturn in residential values in that area, increased construction costs and delays in the completion of the project, the Company has determined that it is more than likely that all or most of the interest will not be collectible.

The Company had a non-specific allowance for trust deed losses equal to $322,000, as of December 31, 2007. The Company had no other impaired trust deeds or other receivables as of December 31, 2007.

F-33                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 5 – Receivables from Affiliates
Receivables of $2,281,688 at December 31, 2007 primarily represent management, servicing and late fees due from OMIF.

Note 6 – Investment in Limited Partnership

The Company is a general partner of OMIF. OMIF is engaged in the business of investing in real estate loans secured by trust deeds. As of December 31, 2007, OMIF’s total investment in loans was approximately $277,375,000. Investment in limited partnership represents the Company’s 1% general partner interest and an investment in limited partnership units of OMIF totaling $4,008,945 as of December 31, 2007.

Note 7 – Notes Receivable

Notes receivable at December 31, 2007 consist of the following:

Promissory note bearing interest at 10%. Interest payments are due monthly with all outstanding principal and interest due on February 20, 2010. Note is secured by a partnership interest.	$ 300,000

Promissory note bearing interest at 10%. Interest payments are due monthly with all outstanding principal and interest due on January 15, 2009. Note is secured by a partnership interest.	180,000

Promissory note bearing interest at 10%. All outstanding principal and accrued interest due on August 1, 2010. Note is secured by a limited liability company interest.	232,000

Promissory note bearing interest at 12%. All outstanding principal and accrued interest due on May 10, 2008. Note is secured by a limited liability company interest.	420,000

Convertible promissory note bearing interest at 8%. All outstanding principal and accrued interest due on July 1, 2007. Note is unsecured.	40,000

Promissory note bearing interest at 11%. All outstanding principal and accrued interest due on June 15, 2008. Note is secured by a limited liability company interest.	6,425,000

$ 7,597,000

F-34                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 8 – Notes Receivable from Related Parties

Notes receivable from related parties at December 31, 2007 consist of  the following:

Promissory note from a trust of a shareholder, bearing interest at prime plus 7.25%, payable monthly.  Principal and interest due at maturity on December 31, 2008.  Note is secured by interest in company stock. The interest rate at December 31, 2007 was 14.5%.
$ 2,000,000

Promissory note from a trust of a shareholder, bearing interest at prime plus 6.00%, payable monthly. Principal and interest due at maturity on December 31, 2008. Note is secured by interest in company stock. The interest rate at December 31, 2007 was 13.25%.	1,000,000

$ 3,000,000

Note 9 – Other Investments

Investment in Privately Owned Corporations and Partnerships – At December 31, 2007, investments in privately-owned corporations and partnerships consisted of:

Structured Servicing Holdings, L.P.	$ 1,150,683
SSH Strategies 1-B, L.P.	1,714,799
14.3% ownership in 1091 Calcot, LLC	94,585
40% ownership in Transcan Riverside, LLC	2,510,752
40% ownership in CPG - OFG Copperopolis, LLC	-
35% ownership in Santa Clara Communities, LLC	21,827
50% ownership in Centennial Hanford, LLC	180,719
50% ownership in Centennial Hanford II, LLC	1,567,190
50% ownership in Clovis-Herndon LLC	3,991,238
35% ownership in DHI-OFG, LLC	510,585
3% ownership in Equastone Value Fund, LLC	1,290,657
.5% ownership in Equastone Value Fund II, LLC	1,000,000
50% ownership in Lacey Hanford, LLC	276,611
Other investments	327,344

$ 14,636,990

F-35                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 9 – Other Investments (continued)

The Company has a limited partnership interest in Structured Servicing Holdings, L.P. that invests in various mortgage-related securities including, without limitation, collateralized mortgage obligations and stripped mortgage-backed securities. The total investment in this partnership as of December 31, 2007 was $1,150,683 and represents a less than 1% limited partner interest in this partnership. This investment is accounted for under the cost method of accounting.

During 2007, $1,100,000 was transferred from the Structured Services Holdings, L.P. and $113,029 was transferred from the Company’s former interest in the Parmenides Fund L.P. to SPM Strategies 1-B, L.P., which are managed by the same group.  The SPM Strategies 1-B. invests in various mortgage-related securities including, without limitation, collateralized mortgage obligations and stripped mortgage-backed securities. The total investment in this partnership as of December 31, 2007 was $1,714,799, and represents a less than 1% limited partner interest in this partnership. The Company was notified in late 2007 that this investment was being redeemed.  In January 2008, $1,568,963 was received and the remaining balance will be distributed subsequently as the investment fully winds down.  This investment is accounted for under the cost method of accounting.

At December 31, 2007, the Company’s investment in various limited liability companies was $16,754,101. As of December 31, 2007, all but $2,291,000 of these investments are accounted for under the equity method of accounting with the balance accounted for under the cost method. The remaining investments held by the Company at December 31, 2007 principally consist of investments in start-up companies and are accounted for under the cost method of accounting.

The Company has investments in three LLC’s and one general partnership in which the Company holds a significant variable interest. The Company has determined that it is not the primary beneficiary of these variable interest entities and has, as such, determined that these four entities are not subject to consolidation and are accounted for by the equity method. These four companies are further described in the following paragraphs:

DHI-OFG, LLC (“DHI-OFG”) was formed in 2004 by the Company and DeNova Homes, Inc. (“DeNova”), an unrelated party and managing member, to acquire, develop, construct and sell single-family residential property. The interests in DHI-OFG are held 65% by DeNova and 35% by the Company. The Company is not involved in the management or operating activities of DHI-OFG. The Company contributed approximately $5,146,000 ($510,585 outstanding at December 31, 2007) to DHI-OFG to purchase two separate parcels of land in Castro Valley and Pinole, California. As of December 31, 2007, all of the lots in the Castro Valley parcel had been sold and all proceeds distributed to members as per the LLC agreement. All other capital and cash necessary to construct and sell the residential units in Pinole is provided by loans that are guaranteed solely by and/or capital provided by DeNova.

F-36                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 9 – Other Investments (continued)

CPG-OFG Copperopolis, LLC was formed in 2006 by the Company and DeNova Homes, Inc.(“DeNova”), an unrelated party and managing member, to acquire, develop, construct and sell single-family residential property. The interests in DHI-OFG are held 60% by DeNova and 40% by the Company. The Company is not involved in the management or operating activities of CPG-OFG. The Company contributed approximately $6,000,000 to CPG-OFG Copperopolis to purchase a parcel of land in Copper, California. All other capital and cash necessary to construct and sell the residential units is provided by loans that are guaranteed solely by and/or capital provided by DeNova. CPG-OFG Copperopolis has taken out construction loans in the amount of $8,352,000 from an unrelated lender. As of December 31, 2007, CPG-OFG owned 5 finished models, 15 completed inventory homes, 3 partially completed inventory homes, 49 finished lots and 44 graded lots with permits. The Company performed a valuation of the remaining inventory of homes and lots held by Copperopolis as of December 31, 2007.  The Company determined the value of its investment as of December 31, 2007 is $0.

Lacey Hanford Center, LLC (“Lacey”) was formed in 2005 by the Company and David Paynter (“Paynter”), an unrelated party, to acquire, develop, manage, lease and sell commercial retail property. The interests of Lacey are held equally by the Company and Paynter. The Company is not involved in the management or operating activities of Lacey. The Company contributed approximately $281,000 and Paynter contributed $131,000 to Lacey to acquire a vacant commercial lot in Hanford, California. In addition, there is a loan secured by the lot in the amount of $325,000 from an unrelated lender which is guaranteed solely by Paynter.

The aggregate cost of the Company's cost-method investments totaled $5,466,444 at December 31, 2007. Investments were evaluated for impairment and the Company did not identify any events or changes in circumstances that may have a significant adverse effect on the fair value of those investments. The Company estimated that the fair value exceeded the cost of investments (that is, the investments were not impaired).

Olympic Blvd. Partners (“Olympic) is a general partnership formed in 1998 by the Company and Soba Construction Co. (“Soba”), an unrelated party, to acquire, develop, construct, lease, finance, manage and sell a commercial office building in Walnut Creek, California (the “Property”). The interests in Olympic are held equally by the Company and Soba. The Company is, and has been since construction, the sole tenant in the Property.

The Property has approximately $780,000 in debt which is secured by the Property and guaranteed by Soba and the Company’s president, William Owens. Both general partners have voting rights equal to their ownership and there are no priority returns. Partners share in income and losses in proportion to their ownership interests.

F-37                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 10 – Variable Interest Entities

During 2004, the Company formed NW Investors, LLC (“NW”) with the Alamo Group (“Alamo”), an unrelated entity to acquire, develop, manage, lease and sell commercial leasehold interests in Gresham and Salem, Oregon (the “Leaseholds”). The interests in NW are held equally by the Company and Alamo.

The Company has consolidated NW in its December 31, 2007 balance sheet as NW was determined to be a variable interest entity for which the Company is the primary beneficiary.

In a prior year, the Company formed Owens-NF The Links, LLC (the "Links") with New Frontier Development Company (“New Frontier”), an unrelated party, to acquire, subdivide, develop, construct, lease, finance, manage and sell single-family residential property. The interests in the Links are held equally by the Company and New Frontier. The Company has consolidated the Links in its December 31, 2007 balance sheet as the Links was determined to be a variable interest entity for which the Company is the primary beneficiary.

In a prior year, the Company contributed approximately $214,000 to the Links to acquire a parcel of land in Queens Creek, Arizona. As of December 31, 2007, the Company has invested approximately an additional $2,748,000 for development and operating expenses. As of December 31, 2007, there were two loans on the property from unrelated lenders totaling approximately $1,425,000. New Frontier has no financial obligation to make capital contributions to the Links and, as such, the Company is required to cover all cash shortfalls from operations.

During 2006, the Company formed Owens-Lafayette Properties LLC (“Owens-Lafayette”) with two unrelated individuals, to acquire, subdivide, develop, construct, lease, finance, manage and sell single-family residential property. The interests in Owens-Lafayette are held 40% by the Company and 30% each by the two unrelated individuals. The Company has consolidated Owens-Lafayette in its December 31, 2007 balance sheet as Owens-Lafayette was determined to be a variable interest entity for which the Company is the primary beneficiary.

In 2006, the Company contributed approximately $1,238,000 to Owens-Lafayette to acquire a parcel of land in Lafayette, California. As of December 31, 2007, the Company has invested approximately an additional $1,423,000 for development and operating expenses. As of December 31, 2007, there was one loan on the property from unrelated lenders totaling approximately $934,000. The two unrelated individuals have no financial obligation to make capital contributions to Owens-Lafayette and, as such, the Company is required to cover all cash shortfalls from operations.

F-38                                                   See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 11 – Real Estate Held for Sale

Real estate held for sale as of December 31, 2007 consists of the following:

Residential land, Lafayette, California	$ 2,600,070
Residential lots, Queens Creek, Arizona	1,433,295
Residential units, Queens Creek, Arizona	1,642,701
Residential land, Casa Grande, Arizona	2,004,545

$ 7,680,611

Note 12 – Note Payable to Bank

The Company has a line of credit agreement with a group of banks. The amount of credit available under this line is $20,000,000, of which $7,570,000 was outstanding at December 31, 2007. The line of credit is secured by a first lien security interest in all of the Company’s business personal property. Borrowings under this line of credit bear interest at the bank’s prime rate, which was 7.25% at December 31, 2007 plus .25%. The line of credit expires on July 31, 2009.

The agreement requires the Company to meet certain financial covenants including a minimum amount of restricted cash, minimum tangible net worth and total liabilities to tangible net worth. The Company has complied with these covenants as of December 31, 2007.

Note 13 – Mortgage Payable

Mortgage payable consists of a loan of $933,531 from an unrelated bank and is secured by property held in Owens-Lafayette (see Note 10). The promissory note bears interest at the 12 month average of the annual yields on United Stated Treasury Securities adjusted to a constant maturity of one year plus 2.3%, payable monthly.  All outstanding interest and principal is due on August 1, 2035.  The interest rate at December 31, 2007 is 7.125%.

Note 14 – Profit Sharing and Pension Plans

The Company maintains defined contribution 401(k) profit sharing plan covering substantially all full-time employees. Contributions to the plan are determined by the rules of the plan and the Board of Directors and are dependent on gross payroll of eligible employees and statutory limitations of the Internal Revenue Code.

F-39                                                  See accompanying notes.

OWENS FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2007

Note 15 – Commitments and Contingencies

The Company leases its offices under a non-cancelable operating lease from a partnership in which the Company is a partner. The lease expires September 30, 2009. There are no renewal options in the lease terms. The Company is required to pay all operating expenses of the property. The annual base rent of $178,824 is subject to adjustment each year based on a defined index. The Company also leases equipment under a non-cancelable operating lease.

NW Investors is subject to two separate leases on commercial properties in Salem and Gresham, Oregon with aggregate minimum lease payments of $508,000 and $1,061,000 through 2028 and 2033, respectively.  NW Investors is required to pay all operating expenses of the properties.

The Company in the normal course of business in involved in legal issues.  None of these is considered significant as of December 31, 2007.

Future minimum rental payments for operating leases are as follows:

Years Ending December 31,

2008	$ 288,489
2009	244,925
2010	88,942
2011	88,942
2012	88,942
Thereafter	1,124,285

$ 1,924,525

Note 16 – Loan Administration

As of December 31, 2007 the Company serviced 92 loans on behalf of private and institutional investors, including OMIF. Such serviced loans amounted to approximately $268,333,000 at December 31, 2007 of which approximately $248,702,000 loans where owned by OMIF. The serviced loans are not included in the accompanying consolidated financial statements.

F-40                                                    See accompanying notes.

EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SIXTH AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

THIS SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”), dated March 13, 2001, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the “General Partner”), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the “Limited Partners”).

RECITALS

A.           Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”) was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name “Owens Mortgage Investment Fund II”.  Effective October 16, 1992, the Partnership changed its name to its current name.

B.           The Limited Partnership Agreement was amended and restated as of October 16, 1992, December 14, 1998, February 16, 1999, April 17, 2000, and November 10, 2000 and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I.           FORMATION

1.           California Revised Limited Partnership Act.  The Partnership was formed on June 14, 1984 and, until the February 16, 1999 amendment and restatement (the “Third Amendment and Restatement”), was governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the “Act”). The General Partner, pursuant to and by the Third Amendment and Restatement, elected under California Corporations Code § 15712(b)(1) to have the Partnership governed thenceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

2.           Name.  The name of the Partnership is “Owens Mortgage Investment Fund, a California Limited Partnership.”

3.           Place of Business.  The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4.           Addresses for the General Partner and Limited Partners.  The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595.  The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business.

The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

5.           Term.  The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034.  The Partnership may be extended by the affirmative vote of a Majority-In-Interest of the Limited Partners.

6.           Purpose.  The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7.           Agent for Service of Process; Tax Matters Partner.  So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership’s agent for service of process.  If the General Partner moves from California, the Limited Partners will designate a new agent for service of process.  The General Partner also is the “Tax Matters Partner” as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II.           DEFINITIONS

The following terms shall have the following respective meanings:

“Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Partnership, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.  The General Partner or its Affiliates shall not receive reimbursement of Acquisition and Origination Expenses.

“Acquisition and Origination Fees” means the total of all fees and commissions paid to the General Partner by any party in connection with making or investing in Mortgage Loans.  Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the General Partner, or any fee of a similar nature, however designated.

“Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

“Affiliate” means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

“Capital Account” means the definition in Article III hereof.

“Capital Contribution” means the total investment and contribution to the capital of the Partnership by a Partner in cash or by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Carried Interest as hereinafter defined.

“Capital Transaction” means the repayment of principal or prepayment of a Mortgage Loan to the extent classified as a return of capital under the Code, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Mortgage Loan or Real Property subject to a Mortgage Loan, or the payment of insurance or a guarantee with respect to a Mortgage Loan.

“Carried Interest” (previously called “Promotional Interest”) means a Partnership Interest held by the General Partner, which participates in all allocations and distributions, equal to one half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Carried Interest being an expense of the Partnership, subject to the limitation set forth in Article IX. 1. (c) of this Agreement.

 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

“Controlling Person” means any Person, whatever their title, who performs functions for the General Partner similar to those of (i) chairman or member of the board of directors; (ii) executive or senior management, such as the president, vice-president, or chief financial officer; or (iii) those holding 5% or more equity interest in the General Partner or a Person having the power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

“Front-End Fees” means fees and expenses paid by any party to acquire assets for the Partnership, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the General Partner.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

“Investment in Mortgage Loans” means the amount of Capital Contributions used to make or invest in Mortgage Loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Late Payment Charges” means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

“Majority-In-Interest” means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

“Management Fee” means a fee paid to the General Partner or other Persons for management and administration of the Partnership.

“Mortgage Loans” means investments of the Partnership that are notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages or deeds of trust.

“NASAA Guidelines” means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996.

“Net Income Available for Distribution” means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

“Net Proceeds” means the net cash proceeds from any Capital Transaction.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Organization and Offering Expenses” means those expenses incurred in connection with and in preparing for registration and subsequently offering and distributing Units to the public, including sales commissions, if any, paid to broker-dealers in connection with the distribution of Units and any advertising expenses.

“Partners” means the holders of Partnership interests, including the General Partner and the Limited Partners.

“Partnership Interest” means a limited partnership unit or other indicium of ownership in the Partnership.

“Person” means any natural person, partnership, corporation, association, or other legal entity.

“Profits and Losses” means, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

“Program” means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in mortgage loans.

“Property Management Fee” means any fee paid for day-to-day professional property management services.

“Prospectus” shall mean the prospectus that forms a part of the effective registration statement under the Securities Act of 1933, as amended, including any preliminary prospectus.

“Real property” means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include, deeds of trust, mortgages, mortgage loans or interests therein.

“Regulations” means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

“Reinvested Distributions” means Units purchased under the Partnership’s Reinvested Distribution Plan that is described in Article III. 3. of this Agreement.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly of the Partnership and the issuance of securities of a Roll-Up Entity.  Such term does not include a transaction involving the conversion of corporate, trust, limited liability company, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Partners’ voting rights; (b) the term of existence of the Partnership; (c) General Partner compensation; (d) the Partnership’s investment objectives.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means the General Partner or any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.

“Unit” means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III.           PARTNERSHIP INTEREST AND CAPITAL

1.           Capital Contributions of Partners.  The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners.  The General Partner shall also receive the Carried Interest in the capital of the Partnership.

2.           Sale of Units.  In the General Partner’s sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership.  Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner.  Subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt by the General Partner; if rejected, all funds will be returned to the subscriber within 10 business days.

3.           Limited Partners’ Reinvested Distributions: A Limited Partner may elect to participate in the Partnership’s Reinvested Distributions Plan (the “Plan”) at the time of his purchase of Units, by making such election in the form of the Subscription Agreement for Units executed by each Limited Partner.  Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner’s Subscription Agreement.  Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership.  Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit.  Units so purchased under the Plan are credited to the Limited Partner’s Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made.  If a Limited Partner revokes a previous election to participate in the Plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the Partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

           The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited.  The General Partner will also mail an updated Prospectus to each Limited Partner each time a new Prospectus is filed, which fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Limited Partners.

           Each Limited Partner who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus for participation in each reinvestment.  It is the responsibility of each Limited Partner to notify the General Partner promptly if he or she no longer meets the suitability standards.

The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

The General Partner, in its sole discretion, may suspend or terminate the Plan if:

(a)           it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

(b)           any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

(c)           in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

(d)           it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a “publicly traded partnership,” within the meaning of Code Section 7704.

4.           Nonassessability of Units.  The Units are nonassessable.  Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional Capital Contributions to the Partnership.

5.           Capital Accounts.  The Partnership shall maintain a Capital Account for each Partner.  Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership.  Thereafter, each Partner’s Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a)           To each Partner’s Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner’s distributive share of Partnership profits.

(b)            To each Partner’s Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner’s distributive share of Partnership losses.

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership.  The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

6.           No Liability of Limited Partners.   A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV.           MANAGEMENT

1.           Control in General Partner.  Subject to the limitations of Article IV.5. of this Agreement, and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership’s assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Loans and contracts, and to assume direction of the business operations.  As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership’s investments and loans, determining how and when to invest the Partnership’s capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto.  Without limiting the generality of the foregoing, such powers include the right:

(a)           To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership’s business;

(b)           To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c)           To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through or resulting from foreclosure of a Mortgage Loan;

(d)           To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the General Partner;

(e)           To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

(f)           To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

(g)           To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its Affiliates, required for the operation of the Partnership’s business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an Affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days’ written notice and without advance notice if the General Partner or Affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement.  Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h)           To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i)           To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

(j)           To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

(k)           To pay all expenses incurred in connection with the operation of the Partnership;

(l)           To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

(m)           Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons, provided no such change shall adversely affect the rights of Limited Partners:

(i)           To cure any ambiguity or formal defect or omission herein;

(ii)           To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii)           To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines; and

(iv)           To make any other change in this Agreement which,  in the judgment of the General Partner, does not adversely affect the rights of the Limited Partners.

(n)           To elect to have the Partnership governed by the California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to Subsection (m).

2.           Limitations on General Partner’s Authority.  Without the concurrence of a Majority-in-Interest, the General Partner has no authority to:

(a)           amend this Agreement in any respect that adversely affects the rights of the Limited Partners;
(b)           do any act in contravention of this Agreement;

(c)           do any act which would make it impossible to carry on the ordinary business of the Partnership;

(d)           confess a judgment against the Partnership;

                         (e)          possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

(f)           admit a person as a General Partner;

(g)           voluntarily withdraw as General Partner unless such withdrawal would not affect the tax status of the Partnership and would not materially adversely affect the Limited Partners;

(h)          sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership;

(i)           dissolve the Partnership;

(j)           cause the merger or other reorganization of the Partnership;

(k)          grant to the General Partner or any of its Affiliates an exclusive right to sell any Partnership assets;

(l)           receive or permit the General Partner or any Affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

(m)           receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its Affiliates to do so;

(n)           commingle the Partnership’s assets with those of any other Person;

(o)           use or permit another to use the Partnership’s assets in any manner, except for the exclusive benefit of the Partnership;

(p)           pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units; or

(q)           receive, directly or indirectly, a commission or fee (except as permitted under Article IX.
of this Agreement) in connection with the reinvestment or distribution of Net Proceeds.

3.           Right to Purchase Receivables and Loans.  As long as the requirements of Article VI. 9 of this Agreement are met, the General Partner, in its sole discretion, may at any time, but is not obligated to:

(a)           purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

(b)           purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

(c)           use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

4.           Extent of General Partner’s Obligation and Fiduciary Duty.  The General Partner shall devote such time to the business of the Partnership as the General Partner determines, in good faith, to be reasonably necessary to conduct the business of the Partnership. The General Partner shall not be required to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership.  The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s possession or control, and the General Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.  The General Partner will not allow the assets of the Partnership to be commingled with the assets of the General Partner or any other Person.  The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any Units as a Limited Partner, its right to vote such Units will be waived and not considered outstanding in any vote for removal of the General Partner or regarding any transaction between the Partnership and the General Partner.

5.           Liability and Indemnification of General Partner.

(a)           Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on,  incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of  any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership.  Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership.  If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding.  The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)           Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited.  Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above.  If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above.  The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received.  In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c)           Notwithstanding anything to the contrary contained in Subsection 7(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made.  Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d)           The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)           For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V.           VOTING AND OTHER RIGHTS OF LIMITED PARTNERS

1.           No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VII.3. of this Agreement (and such vote or consent will be required) to:

(a)           amend this Agreement (except for any amendment permitted to be made by the General Partner as provided in Article IV. 1. (m) of this Agreement; provided that any amendment which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner shall require the written consent of the General Partner),

(b)           dissolve and windup the Partnership,

(c)           remove the General Partner and elect one or more new General Partners (see Article XII. 1. and 2.), or

(d)           approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

2.           The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of all Limited Partners along with the number of Units held by each of them is maintained as a part of the books and records of the Partnership and shall be made available on request to any Limited Partner or his representative for a stated purpose including, without limitation, matters relating to Limited Partners’ voting rights, tender offers, and the exercise of Limited Partners’ rights under federal proxy law.  A copy of the Limited Partner list shall be mailed to any Limited

Partner requesting it within ten business days of the request and may include a reasonable charge for the copy work.  The Limited Partner list shall be updated at least quarterly to reflect changes in the information contained therein.

If the General Partner neglects or refuses to exhibit, produce or mail a copy of the Limited Partner list as requested, the General Partner shall be liable to any Partner requesting the list for the costs, including attorneys’ fees, incurred by that Partner for compelling the production of the list, and for actual damages suffered by any Partner by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy thereof, or of using the same for a commercial purpose other than in the interest of the Partner relative to the affairs of the Partnership.  The General Partner may require the Partner requesting the Limited Partner list to represent that the list is not requested for a commercial purpose unrelated to the Partner’s interest in the Partnership.  The remedies provided hereunder to Partners requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Partners under federal law, or the laws of California.

VI.           INVESTMENT AND OPERATING POLICIES

           1.           The General Partner shall commit at least 86.5% of Capital Contributions to Investment in Mortgage Loans.  The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

The Partnership normally shall not make or invest in Mortgage Loans on any one property if at the time of the acquisition of the loan the aggregate amount of all Mortgage Loans outstanding on the property, including loans of the Partnership, would exceed an amount equal to 80% of the appraised value of the property as determined by independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria.  For purposes of this Subsection, the “aggregate amount of all Mortgage Loans outstanding on the property, including the loans of the Partnership”, shall include all interest (excluding contingent participations in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans.  This restriction applies to all loans, including construction loans.

2.           The Partnership may incur indebtedness for the purpose of making or purchasing Mortgage Loans, as determined by the General Partner, or in the following circumstances:

(a)           to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership’s Mortgage Loans, or

(b)           to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

The total amount of indebtedness incurred by the Partnership shall at no time exceed the sum of fifty percent (50%) of the aggregate fair market value of all Partnership loans.  The General Partner shall be prohibited from providing financing to the Partnership.

3.           The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

4.           The Partnership may not invest in or make Mortgage Loans on unimproved real property in an amount in excess of 25% of the total Partnership assets.

5.           The Partnership may not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts are in recordable form and appropriately recorded in the chain of title.

6.           The Partnership shall require that a mortgagee’s or owner’s title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by an Independent Expert.  Such appraisals will be retained at the office of the Partnership and will be available for review and duplication by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

7.           There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership’s Mortgage Loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

8.           Mortgage Loans may be purchased from the General Partner or its Affiliates only if the General Partner acquires such loans in its own name and temporarily holds title thereto for the purpose of facilitating the acquisition of such loans, and provided that such loans are purchased by the Partnership for a price no greater than the cost of such loans to the General Partner (except compensation in accordance with Article IX. of this Agreement), there is no other benefit arising out of such transactions to the General Partner, such loans are not in default, and otherwise satisfy all requirements of this Article VI.   Accordingly, all income generated (except Acquisition and Origination Fees) and expenses associated with a Mortgage Loan so acquired shall be treated as belonging to the Partnership.  The General Partner shall not sell a loan to the Partnership if the cost of the loan exceeds the funds reasonably anticipated to be available to the Partnership to purchase the loan.

Normally, when the Partnership has sufficient funds available to invest in a specific Mortgage Loan, the General Partner will give the Partnership priority in purchasing such Mortgage Loan over other Persons to whom the General Partner may sell Mortgage Loans as a part of its business. Factors that further influence the General Partner in determining whether the Partnership has priority over other investors include the following: (i) All loans originated by the General Partner which are secured by property located outside the State of California and that satisfy investment criteria of the Partnership will be acquired by the Partnership; (ii) All hypothecation loans will be acquired by the Partnership.

9.           The Partnership shall not sell a Mortgage Loan to the General Partner unless all of the following criteria are met:  (i) the loan is in default; (ii) the General Partner pays the Partnership an amount in cash equal to the cost of the loan to the Partnership (including all cash payments and carrying costs related thereto); and (iii) the General Partner assumes all of the Partnership’s obligations and liabilities incurred in connection with the holding of the loan by the Partnership.

10.           The Partnership shall not acquire a loan from, or sell a loan to, another Program in which the General Partner has an interest.

11.           The Partnership shall not sell a foreclosed property to the General Partner or to another Program in which the General Partner has an interest.

12.           The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners.  The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

13.           The Partnership will not reinvest Net Income Available for Distribution, unless it is Limited Partners’ Reinvested Distributions under Article III. 3. of this Agreement.

14.           No loans may be made by the Partnership to the General Partner or an Affiliate except as provided in Article IV. 5. of this Agreement.

VII.           ACCOUNTING RECORDS, REPORTS AND MEETINGS

1.           Books of Accounts and Records.  The Partnership’s books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. of this Agreement. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership.  The Partnership shall file all required documents with the applicable regulatory agencies.

2.           Cash and Cash Equivalents and Marketable Securities.  Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any Person or Persons authorized by it.

3.           Meetings of Limited Partners.  Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding Units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy.  The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner.  Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

4.           Reports.  Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return.

Within sixty days (60) days after the end of each quarter of the Partnership, the General Partner will transmit to each Limited Partner a report which includes a balance sheet, a statement of income for the quarter then ended, a statement of cash flows for the quarter then ended and other pertinent information regarding the Partnership and its activities during the quarter covered by the report, all of which may be unaudited.

Within one hundred twenty (120) days after the end of the Partnership’s calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership’s independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles.  Such financial statements will include the Partnership’s statements of income, balance sheets, statements of cash flows and statements of Partners’ capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes.  The annual report for each year will report on the Partnership’s activities for that year and identify the source of Partnership distributions as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.  In addition, the annual report will contain a breakdown of the costs reimbursed to the General Partner and Affiliates.    The Partnership’s independent certified public accountants must perform agreed-upon procedures to verify the allocation of such costs to the Partnership by, at a minimum, a review of the time records of individual employees (the costs of whose services were reimbursed) and a review of the specific nature of the work performed by each such employee.  This review will be reported on by the independent certified public accountants in a report that is separate from the Partnership’s audited financial statements.  The additional costs of such verification will be itemized by said accountants and may be reimbursed to the General Partner by the Partnership only to the extent that such reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for such services as determined by this paragraph.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K not more than ninety (90) days after the closing of the fiscal year end, and on Form 10-Q not more than forty-five (45) days after the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII.           ALLOCATIONS AND DISTRIBUTIONS

1.           Allocations of Profits and Losses.  Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2.           Distributions.

(a)           Net Income Available for Distribution.  Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3 of this Agreement.  The General Partner’s proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

(b)           Net Proceeds.  Net Proceeds, if any, may be reinvested in new Mortgage Loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner.  In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 2 (a) above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Carried Interest, until the Limited Partners shall have received 100% of their Capital Accounts.  Reinvestment of Net Proceeds will not take place unless sufficient cash will be distributed to Partners to pay any state or federal income tax created by the Capital Transaction that created the Net Proceeds.

IX.           TRANSACTIONS BETWEEN THE PARTNERSHIP AND
THE GENERAL PARTNER

1.           Compensation to General Partner from the Partnership.  The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

(a)           Management Fee.  In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a Management Fee payable monthly, subject to a maximum of 2.75% per annum, of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year.  Although the Management Fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the Management Fee in any one month could exceed .2292% (2.75% / 12 months) of the unpaid balance of the Partnership’s Mortgage Loans at the end of such month, provided that the maximum annual Management Fee shall not exceed 2.75% of the average unpaid balance of the Partnership’s Mortgage Loans at the end of each month in the calendar year.  In the event the Management Fee paid by the General Partner in a calendar year exceeds such 2.75%, the General Partner shall promptly refund such excess to the Partnership.  The Management Fee may be accrued without interest when Partnership funds are not available for its payment.  Any accrued Management Fee may be paid from the next available Net Income Available for Distribution or Net Proceeds.  No Management Fee may be paid from Partnership reserves.

(b)           Loan Servicing Fee.  The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee, which, when added to all other fees paid in connection with the servicing of a particular loan, does not exceed the lesser of the customary, competitive fee in the community where the loan is placed for the provision of such mortgage services on that type of loan or up to 0.25% per annum of the unpaid balance of the Partnership’s Mortgage Loans at the end of each month.

(c)           Carried Interest (previously the “Promotional Interest”).   The Carried Interest can only be taken if a minimum of 86.5% of Capital Contributions are committed to Investment in Mortgages.

(d)           Partnership Expenses.  All of the Partnership’s expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its Affiliates, for any expenses paid by the General Partner, or its Affiliates, including, but not limited to, legal and accounting expenses, filing fees, printing costs, goods, services and materials used by or for the Partnership will be made from Net Income Available for Distribution immediately following the expenditure.  Except as indicated in this Article IX.1.(d), the General Partner or any affiliate shall not be reimbursed by the Partnership for services for which the General Partner is entitled to compensation by way of a separate fee.  Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative items; and (ii) salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any Controlling Person of the General Partner or Affiliates.  The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its Affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership.  The reimbursement for expenses provided for in this Article IX.1.(d) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(e)           No Other Fees.  The General Partner is not entitled to receive real estate brokerage commissions, Property Management Fees, insurance service fees or a Promotional Interest (as defined by the NASAA Guidelines) from the Partnership.  In addition, the General Partner is not entitled to receive reimbursement of Acquisition and Origination Expenses incurred by the General Partner or its Affiliates in the origination, selection and acquisition of Mortgage Loans.

2.           Payments by Borrowers.

(a)           Acquisition and Origination Fees.  The General Partner or its Affiliates shall be entitled to receive and retain all Acquisition and Origination Fees paid or payable by borrowers for services rendered in connection with the evaluation and consideration of potential investments of the Partnership.

(b)           Late Payment Charges.  The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

X.           ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1.           General Partner.  The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.

2.           Partnership Interests.  A Limited Partner’s interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a)           no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b)           no transfer may be made except where the transfer complies with any restriction imposed under applicable state securities laws or regulations with regard to suitability standards;

(c)           no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

(d)           the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI.           DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1.           Effect of Death or Legal Incompetency of a Limited Partner on the Partnership.  The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

2.           Rights of Personal Representative.  On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

3.           Withdrawal of Limited Partners.   To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a)           except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI., no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of Reinvested Distributions discussed in Article III. 3.

(b)           any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

(c)           a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

(d)           the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership’s loan portfolio or any other asset in order to make a cash distribution of any Capital Account;

(e)           during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

(f)           the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner’s Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this Subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner’s proportionate share of the current fair market value of the Partnership’s net assets;

(g)           in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners’ Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

(h)           requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner.  If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in Subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing,  whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

(i)           if a Limited Partner’s Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII.           BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1.           Removal of the General Partner.  A Majority-In-Interest by vote or written consent given in accordance with Article VII.3. of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2.           Dissolution or Continuance of Partnership.  The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred to hereafter as the “Terminating Event,” and the General Partner affected as the “Terminated General Partner”) shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner.   No other events affecting the General Partner shall constitute or be a “Terminating Event.”  A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to Subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a)  below.

(a)           Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up.  A successor General Partner must be named if the newly admitted General Partner under this provision is an individual.

(b)           If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII. of this Agreement.

3.           Rights of Terminated General Partner.  Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner’s interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner’s interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner must be fair and must protect the solvency and liquidity of the Partnership.  Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Terminated General Partner otherwise would have received under the Agreement had the General Partner not terminated.  Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than 5 years with equal installments each year.

XIII.	DISSOLUTION AND WINDING UP

1.           Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

(a)           the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b)           the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

(c)           the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2.(b) hereof.

2.           In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV.	ROLL-UP

1.           In connection with a proposed Roll-up, an appraisal of all Partnership assets shall be obtained from a competent, Independent Expert.  If the appraisal will be included in the Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an Exhibit to the Registration Statement for the offering.  Partnership assets shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up.  The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12-month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale.  The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners.  A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Partners in connection with the proposed Roll-up.

2.           In connection with a proposed Roll-up, the person sponsoring the Roll-up shall provide each
Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Limited Partners voting “no” on the proposal the choice of: (a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (b) one of the following (i) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (ii) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

3.           The Partnership shall not participate in any proposed Roll-Up which would result in Limited
Partners having democracy rights in the Roll-Up Entity which are less than those provided for under Articles IV., V. and VII. of this Agreement.  If the Roll-Up Entity is a corporation, the voting rights of Limited Partners shall correspond to the voting rights provided for in these guidelines to the greatest extent possible.

4.           The Partnership shall not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).  The Partnership shall not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up on the basis of the number of Partnership Units held by that Limited Partner.

5.           The Partnership shall not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Article V. of this Agreement.

6.           The Partnership shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Limited Partners.

XV.	INVESTMENTS IN OR WITH OTHER PROGRAMS

1.           The Partnership shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-Affiliates that own one or more particular loans, if the Partnership, alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Subsection, acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted.  For purposes of this paragraph, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

(a)           review all contracts entered into by the general partnership or joint venture that will have a material effect on its business or assets;

(b)           cause a sale of the loan or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

(c)           approve budgets and major capital expenditures, subject to a stated minimum amount;

(d)           veto any sale of the loan, or, alternatively, to receive a specified preference on sale or proceeds; and

(e)           exercise a right of first refusal on any desired sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

2.           The Partnership shall be permitted to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Partnership if all of the following conditions are met:

(a)	the Programs have substantially identical investment objectives.

(b)	there are no duplicate fees.

(c)	the compensation to Sponsors is substantially identical in each Program.

(d)	each program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture.

(e)	the investment of each Program is on substantially the same terms and conditions.

(f)           the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program controls and the potential risk that while a Program may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

3.           The Partnership shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Partnership only under the following conditions:

(a)           the investment is necessary to relieve the Sponsor from any commitment to purchase a loan entered into in compliance with Article VI. 8.  prior to the closing of the offering period of the Program;

(b)           there are no duplicate fees;

(c)           the investment of each entity is on substantially the same terms and conditions;

(d)           the Program provides for a right of first refusal to buy if the Sponsor wishes to sell a loan held in the joint venture; and

(e)	the Prospectus discloses the potential risk of impasse on joint venture decisions.

4.           Other than as specifically permitted in paragraphs 2 and 3 of this Subsection, the Partnership shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

5.           The Partnership shall be permitted to invest in general partnership interests of limited partnerships if the Partnership alone or together with any publicly registered Affiliate of the Partnership meeting the requirements of paragraph 2 of this Article acquires a “controlling interest” as defined in paragraph 1 of this Article, no duplicate fees are permitted, and no additional compensation beyond that permitted by Article IX. shall be paid to the Sponsor.

6.           A Program that is an “upper-tier Program” shall be permitted to invest in interests of other Programs (the “lower-tier Programs”) only if the conditions provided for under Sections V.G. 6. and 7. of the NASAA Guidelines are met.

XVI.           SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XVII.          SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1.           This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

2.           All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

3.           All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

1.           is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2.           shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVIII.                      MISCELLANEOUS

1.           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc.
2221 Olympic Boulevard
P. O. Box 2400
Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner’s address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2.           Application of California Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4.           Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

5.           Assignability.  Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6.           Interpretation.  As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

7.           Captions.  Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8.           Adjustment of Basis.  The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 13th day of March, 2001.

GENERAL PARTNER:

OWENS FINANCIAL GROUP, INC.

By:           /s/ William C. Owens
William C. Owens, President

LIMITED PARTNERS:

By:           OWENS FINANCIAL GROUP, INC., GENERAL PARTNER

By:           /s/ William C. Owens
William C. Owens, President
As Attorney-In-Fact for the Limited Partners

                                                                                       EXHIBIT B
                                                        OWENS MORTGAGE INVESTMENT FUND
SUBSCRIPTION AGREEMENT & ACCOUNT APPLICATION INSTRUCTIONS
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  What this means for you:  When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you.  We may also ask to see your driver’s license or other identifying documents.  For certain entities, such as trusts, estates, corporations, partnerships, or other organizations, identifying documents are also required.  Your account may be restricted and/or closed if we cannot verify this information.  We will not be responsible for any losses or damages resulting from any failure to provide this information, or from any restriction placed upon, or closing of, your account.

NOTICE TO CALIFORNIA RESIDENTS.  The following legend applies to all Units sold to residents of California.  A copy of the applicable rule of the California Commissioner of Corporations is furnished to each California investor by the General Partner on page B-5 of the Subscription Agreement.
IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Complete all relevant sections, sign in ink, and return to: Owens Securities Corporation, P.O. Box 2400, Walnut Creek, CA  94595
Contact our office at (925) 935-3840 if you have any questions or need assistance in completing the Subscription Agreement, Account Application, or any additional documentation required.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
•	Please read the Subscription Agreement and Power of Attorney on page B-2 carefully.
ACCOUNT APPLICATION: Please complete the following sections of the Account Application
•	Account Registration - Select the type of account you would like to open. Mark only one box please.
•	Account Information - Indicate the Subscription Amount for this account and complete the account owner’s information, as indicated below, and the mailing address for the account:
•	For individual accounts, complete the Owner’s First Name, MI (middle initial), Last Name, and Suffix, if applicable.
•	For Joint accounts, complete both the Owner’s and Joint Owner’s First Names, MI’s, Last Names, and Suffixes, if applicable.
•	For Custodial for Minor account, complete the Custodian’s First Name, MI, Last Name, and Suffix, if applicable and the Minor’s First Name, MI, Last Name, and Suffix, if applicable.
•	For Organization (business) accounts, complete the “Corporation/Partnership/Trust or Other Entity Name”.
•	For Retirement Accounts for individuals, complete the Owner’s First Name, MI, Last Name, and Suffix, if applicable.
•	For Retirement Accounts for Plans or Trusts, complete the “Corporation/Partnership/Trust or Other Entity Name” with the name of the retirement plan or trust.
•	For Living, Revocable, or Irrevocable Trusts, complete both the Owner’s and Joint Owner’s First Names, MI’s, Last Names, and Suffixes, if applicable, as appropriate for each trustee of the trust.
•	For Estate accounts, complete the Owner’s First Name, MI, Last Name, and Suffix, if applicable, for the executor of the estate.
•	Tax Reporting Number – enter either the Social Security Number (SSN) or Employer Identification Number (EIN)/Taxpayer Identification Number (TIN) for the account owner.
•	Enter the taxpayer identification number that is associated with this account.
•
For individual or Joint accounts use the Social Security Number of the first person in the Account Information.  For Custodial accounts use the minor’s Social Security Number.  For Trust, Corporation, or Partnership accounts, use the Taxpayer Identification Number.

•	For Custodial accounts, indicate the UGMA or UTMA state in which the account is being established.
•	Reinvestment Of Distributions - Indicate whether or not this account will participate in the Partnership Distribution Reinvestment Plan. See Item 11 of the Subscription Agreement.
•	Account Owner Information - Complete the Account Owner sections for each person authorized to sign on this account.
•	For Custodial accounts, complete Account Owner #1 for the Custodian and Account Owner #2 for the minor.
•	For Organization (business) accounts, complete an Account Owner section for each person authorized for this account.
•	For individual Retirement Accounts, complete only Account Owner #1.
•	For Retirement Plans or Trusts, complete an Account Owner section for each person acting as a trustee of the Plan or Trust.
•	For Living/Revocable or Irrevocable Trusts, and Estates, complete an Account Owner section for each person acting as a trustee of the Trust or Estate.
•	We are required by the NASD and other industry regulators to obtain the financial information in this section.
•	For Custodial accounts provide the financial information of the custodian.
•	For Retirement accounts provide the financial information of the beneficiary of the account.
•	Signatures – please initial and sign where indicated by the (✗).
ADDITIONAL DOCUMENTATION REQUIREMENTS
•           Provide additional documentation as required for the following types of accounts:  Organizational, Retirement, Trust, Estate, or others, as may be determined.  Please contact our office at (925) 935-3840 for assistance or questions relating to these types of accounts and the documentation required.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS
NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Owens Mortgage Investment Fund, a California Limited Partnership

1.      SUBSCRIPTION. The undersigned investor (“Investor”) hereby applies to become a Limited Partner in Owens Mortgage Investment Fund, a California Limited Partnership (the “Partnership”), and agrees to purchase the number of units of limited partnership interest in the Partnership (the “Units”) stated below in accordance with the terms and conditions of the Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), a copy of which is contained in the Prospectus of the Partnership, and tenders the amount required to purchase the Units ($1.00 per Unit, 2,000 Unit minimum purchase). The Units which the Investor offers to purchase hereby shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid in cash for such Units, and (b) the General Partner has in its sole discretion accepted Investor’s offer of purchase.  A sale of Partnership Units to an Investor may not be completed until at least five business days after the date the Investor receives a Prospectus.  The General Partner will send each Investor a confirmation of purchase within five business days of acceptance of the Subscription Agreement.
2.      REPRESENTATIONS BY THE UNDERSIGNED. The Investor represents and assures the Partnership that the Investor:
(a)         has received the Prospectus of the Partnership dated April __, 2008;
(b)         understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;
(c)         understands that Units are offered for a minimum investment of $2,000;
(d)         understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;
(e)         has (i) a minimum net worth (exclusive of home, home furnishings, and automobiles) of $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington), plus an annual gross income of at least $45,000 ($30,000 in the State of California and $70,000 in the States of Arizona, Oregon and Washington); or (ii) minimum net worth (exclusive of home, home furnishings, and automobiles) of $150,000 ($75,000 in the State of California and $250,000 in the States of Arizona, Oregon and Washington); or (iii)  if purchasing for a fiduciary account,  the minimum standards in (i) or (ii) above are met by the beneficiary, the fiduciary account, or by a donor or grantor who directly or indirectly supplies the funds to purchase the Partnership Units if the donor or grantor is the fiduciary;
(f)         if an individual, has attained the age of majority (as established in the state in which domiciled), and, in any event, is under no disability with respect to entering into a contractual relationship with the Partnership;
(g)         if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;
(h)         fully indemnifies and holds harmless the Partnership, the General Partner, and its Affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach or alleged breach of any of the representations by Investor contained herein;
(i)         understands that if this is a Uniform Gifts to Minors Act ("UGMA") or Uniform Transfers to Minors Act ("UTMA") custodial account,  Investor represents and warrants that the Units belong to the minor and the Units, whether or not withdrawn, will only be used for the benefit of the minor. Investor also understands that the minor has the legal right to withdraw the Units for any purpose when he or she reaches the age that the custodianship terminates – usually 18 or 21 depending upon the state UGMA/UTMA law and/or terms of the custodianship.
3.      ADOPTION OF AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT.  The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Limited Partnership Agreement and to perform all obligations therein imposed upon a Limited Partner with respect to Units to be purchased. Upon acceptance of this Subscription Agreement by the General Partner on behalf of the Partnership and payment in full of the subscription price, the undersigned shall become a Limited Partner for all purposes of the Limited Partnership Agreement.
4.      LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Limited Partnership Agreement and further acknowledges the restrictions on resale, transfer, or assignment of the Units set forth in the Limited Partnership Agreement and as described in the Prospectus.
5.      SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the General Partner of the Partnership to be such person's true and lawful attorney-in-fact to sign and acknowledge, file and record:

(a)                 the Limited Partnership Agreement and any amended certificate of limited partnership, as well as any and all amendments thereto required under the laws of the State of California or of any other state to be filed or which the General Partner deems advisable to prepare, execute and file;
(b)                 any other instrument or document which may be required to be filed by the Partnership by any governmental agency or by the laws of any state, or which the General Partner deems it advisable to file; and
(c)                 any documents which may be required to effect the continuation of the Partnership, the admission of a substituted Limited Partner, or the dissolution and termination of the Partnership, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Limited Partnership Agreement.
The foregoing grant of authority:
(i)                 is a Special Power of Attorney coupled with an interest, is irrevocable, shall survive the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;
(ii)                 may be exercised by the General Partner for each Limited Partner by a facsimile signature of or on behalf of the General Partner or by listing all of the Limited Partners and by executing any instrument with a single signature of or on behalf of the General Partner, acting as attorney-in-fact for all of them; and
(iii)         shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his interest; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.
6.      PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription is set forth below and payment of such amount is enclosed by a check payable to Owens Mortgage Investment Fund, a California Limited Partnership. The Investor hereby authorizes and directs the General Partner to deliver this Subscription Agreement to the Partnership and pay the funds delivered herewith to the Partnership, to the extent the Investor’s subscription has been accepted. If the Investor’s subscription is rejected in part, the funds delivered herewith will, to the extent the application is so rejected, be returned to the Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.
7.      PURCHASE BY FIDUCIARY.  If the Investor is purchasing the Units subscribed hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.
8.      NOTIFICATION OF GENERAL PARTNER.  The Investor agrees to notify the General Partner immediately if any of the foregoing statements made herein shall become untrue.
9.      LIMITED PARTNERSHIP AGREEMENT GOVERNS.  In the event of any conflict between the provisions of the Limited Partnership Agreement and any instrument or document executed, acknowledged, filed or recorded by the General Partner pursuant to this special power of attorney, the Limited Partnership Agreement will govern.
10.      SUBSCRIPTION AMOUNT.  The Investor subscribes and encloses such sum herewith as indicated on the Account Application as the purchase of Units at the purchase price of $1.00 per Unit.
11.      REINVESTMENT OF DISTRIBUTIONS.  The Partnership maintains a Distribution Reinvestment Plan (“Plan”) under which distributions of income of the Partnership may be reinvested for the purchase of additional Units, rather than being received in cash.  See Prospectus at page 83. So long as the Investor meets the suitability standards established by the Partnership and by the securities law administrator of the state in which the Investor is domiciled, and subject to possible suspension or termination of the Plan by the General Partner, as set forth in the Limited Partnership Agreement, the Investor will continue to participate in the Plan if it elects Option A for the Reinvestment of Distributions on the Account Application portion of the Subscription Agreement.  Option B will constitute an election not to participate in the Plan.  The Investor may change this election at any time by written notice to the Partnership.  Please choose one or the other of the two options by a check mark in the appropriate box.  If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

ACCOUNT APPLICATION
OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership
Account Registration
Types of ownership are governed by the laws of your state of residence.  If you need information about which are appropriate in your state, please consult your state tax officials or your tax advisor.  Please check only one registration type.

☐ Individual ☐ Joint – Tenants w/Rights of Survivorship ☐ Joint – Tenants in Common ☐ Joint – Community Property ☐ Joint – Comm. Prop. w/Right of Survivor ☐ Custodial for Minor UGMA/UTMA	Organization * ☐ C Corporation ☐ S Corporation ☐ Limited Liability Company ☐ General Partnership ☐ Limited Partnership ☐ Limited Liability Partnership ☐ Sole Proprietorship ☐ Exempt/Non-Profit		Retirement Account * ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA ☐ Keogh ☐ Other Retirement Plan or Trust	Trust under Agreement * ☐ Living/Revocable (SSN) ☐ Irrevocable (EIN) ☐ Estate * ☐ Other * ______________
* Additional Documentation may be Required
Account Information
CHECK ONE:    ☐ Initial Investment/Subscription or    ☐ Additional Investment*
*A completed subscription agreement is required for additional investments. Please correct any information below regarding your subscription agreement information.

SUBSCRIPTION AMOUNT - Subscribed and enclosed at the purchase price of $1.00 per Unit (see Item 10 of the SUBSCRIPTION AGREEMENT)				$
Owner’s First Name/Custodian’s First Name	MI		Last Name	Suffix

Joint Owner’s First Name/Minor’s First Name	MI		Last Name	Suffix

Corporation/Partnership/Trust or Other Entity Name

Mailing Address (Street or P.O. Box)

City			State	Zip

Evening/Home Phone			Daytime/Work Phone

Tax Reporting Number
For individual or Joint accounts use the Social Security Number of the first person listed in the Account Information.  For Custodial accounts use the minor’s Social Security Number.  For Trust, Corporation, or Partnership accounts use Taxpayer Identification Number.

For Custodial for Minor accounts, UGMA/UTMA State
SSN	OR	EIN (TIN)

Reinvestment of Distributions
See Paragraph 11 of the SUBSCRIPTION AGREEMENT for full details of these options.
☐ Option A - Investor elects to participate in the Partnership Distribution Reinvestment Plan.
☐ Option B - Investor elects not to participate in the Partnership Distribution Reinvestment Plan and to receive distributions in cash.
Account Owner #1 Information
First Name		MI	Last Name	Suffix	OFAC-SDN

Date of Birth (month/day/year)		SSN		Driver License Number	State of Issuance

Permanent address (no P.O. boxes)				Country of Citizenship
☐ U.S. ☐ Other (please state)
City			State	Zip

Evening/Home Phone		Daytime/Work Phone		Marital Status (check one)
☐ Single ☐ Married
Occupation		Employer Name and Address

Is this Employer a Securities Broker/Dealer?		If yes, provide contact name and phone number
☐ Yes ☐ No
Check one box from each column below.			Investment objective:
ANNUAL INCOME (from all sources)	ESTIMATED NET WORTH (excluding residence)	ESTIMATED LIQUID NET WORTH	FEDERAL TAX BRACKET	☐ Current income with retention of capital ☐ Other (please explain):
☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000 and over	☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000–$74,999 ☐ $75,000–$149,999 ☐ $150,000–$249,999 ☐ $250,000 and over	☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000–$74,999 ☐ $75,000–$149,999 ☐ $150,000–$249,999 ☐ $250,000 and over	☐ ≤ 15% ☐ 25% ☐ > 27%	Investor’s years of investment experience:

Account Owner #2 Information
First Name	MI	Last Name		Suffix	OFAC-SDN

Date of Birth (month/day/year)	SSN			Driver License Number	State of Issuance

Permanent address (no P.O. boxes)				Country of Citizenship
☐ U.S. ☐ Other (please state)
City			State	Zip

Evening/Home Phone	Daytime/Work Phone			Marital Status (check one)
☐ Single ☐ Married
Occupation	Employer Name and Address

Is this Employer a Securities Broker/Dealer?	If yes, provide contact name and phone number
☐ Yes ☐ No
Check one box from each column below.				Investment objective:
ANNUAL INCOME (from all sources)	ESTIMATED NET WORTH (excluding residence)	ESTIMATED LIQUID NET WORTH	FEDERAL TAX BRACKET	☐ Current income with retention of capital ☐ Other (please explain):
☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000 and over	☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000–$74,999 ☐ $75,000–$149,999 ☐ $150,000–$249,999 ☐ $250,000 and over	☐ Under $30,000 ☐ $30,000–$44,999 ☐ $45,000–$69,999 ☐ $70,000–$74,999 ☐ $75,000–$149,999 ☐ $150,000–$249,999 ☐ $250,000 and over	☐ ≤ 15% ☐ 25% ☐ > 27%	Investor’s years of investment experience:

Signatures

Please initial here to acknowledge your understanding that it may not be possible to readily liquidate your investment in the Partnership:
Signer #1 _______   Signer #2 _______

Please initial here to acknowledge your understanding that if you move to a state in which the Partnership Units are not registered under that state’s securities law, you may not be able to purchase additional Units or receive new Units through your participation in the Dividend Reinvestment Plan:
Signer #1 _______   Signer #2 _______

IF APPLICABLE, THE ACCOUNT REPRESENTATIVE AND INVESTMENT FIRM PRINCIPAL MUST EACH SIGN BELOW IN ORDER TO SUBSTANTIATE COMPLIANCE WITH APPENDIX F TO ARTICLE 3, SECTION 34 OF THE NASD'S RULES OF FAIR PRACTICE.

IN WITNESS WHEREOF, the undersigned Investor has executed this Subscription Agreement and Power of Attorney.

I declare that the information contained in this Subscription Agreement and Account Application is true and correct and may be relied upon by Owens Securities Corporation in connection with my investment in Owens Mortgage Investment Fund.  Under penalty of perjury, by signing below, I hereby certify that (a) I have provided my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise herein.

Dated: ________________                                                                                                ACCEPTED:
                                                                                                                                    Owens Mortgage Investment Fund, a California Limited Partnership
                                                                                                                                    Owens Financial Group, Inc., General Partner
____________________________________________________
Authorized Signature of Subscriber  (Account Owner #1)                               ___________________________________________________
                                                                                                                                    William C. Owens, President
____________________________________________________
Authorized Signature of Subscriber (Account Owner #2)                                             Dated: ________________

The Account Representative and Principal signing below each have reasonable grounds to believe, based on information obtained from the above Investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by either of them, that investment in the Partnership is suitable for such Investor in light of his or her financial position, net worth and other suitability characteristics, and that the Investor meets the suitability requirements applicable to this offering.

The undersigned account representative and principal have advised the above Investor that no market for the securities being offered exists nor is one expected to develop, and that the Investor may not be able to liquidate his or her investment in the event of an emergency or for any other reason.

__________________________________________________________          _______________________________________________________
Signature of Investment Firm Principal, Owens Securities Corporation                       Signature of Account Representative

__________________________________________________________          _______________________________________________________
Please PRINT Name and Title                                                                                              Please PRINT Account Representative Name

NOTICE TO CALIFORNIA RESIDENTS
RESTRICTIONS ON TRANSFER SET FORTH
IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS
TITLE 10, CHAPTER 3 (THE CODE)

§260.141.11. Restriction on Transfer

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
(4)
to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;
(6)	by way of gift or donation inter vivos or on death;
(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

(10)
by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
(12)
by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(15)
by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or
(17)
by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures About Market Risk
Not Required

Item 31.  Other Expenses of Issuance and Distribution

The expenses incurred and estimated to be incurred in connection with this offering are as follows:
Securities and Exchange Commission Registration Fee	$50,000
National Association of Securities Dealers, Inc. and Blue
Sky Registration Fees	82,000
Accounting Fees and Expenses	108,000
Legal Fees and Expenses	159,000
Printing Fees and Expenses	82,000
Mailing	9,000
Miscellaneous	4,000

Total	$494,000

Item 32.    Sales to Special Parties
Not Applicable

Item 33.    Recent Sales of Unregistered Securities
Not Applicable

Item 34.    Indemnification of Directors and Officers

Section IV.5. of the Sixth Amended and Restated Limited Partnership Agreement which is included as Exhibit A to the Prospectus, provides for indemnification of the General Partner and its affiliates as follows:

Liability and Indemnification of General Partner

(a)           Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on,  incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of  any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership.  Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership.  If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of (b), below), separate counsel of such indemnified Party’s choice in such action, suit or proceeding.  The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)           Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited.  Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under (a) above.  If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under (a) above.  The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received.  In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c)           Notwithstanding anything to the contrary contained in Subsection 7(a) of the Partnership Agreement, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made.  Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d)           The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)           An Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

Item 35.    Treatment of Proceeds from Stock Being Registered
Not Applicable

Item 36.    Consolidated Financial Statements and Exhibits

(a)         Consolidated Financial Statements and Supplementary Information:  See “Index to Consolidated Financial Statements” and the consolidated financial statements and supplementary information appearing thereafter in Part I of this Registration Statement.

(b)	Exhibits:

1	Underwriting Agreement*
3	Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)
3.1	Certificate of Limited Partnership – Form LP-1: Filed July 1, 1984*
3.2	Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 20, 1987*
3.3	Amendment to Certificate of Limited Partnership – Form LP-2: Filed August 29, 1989*
3.4	Amendment to Certificate of Limited Partnership – Form LP-2: Filed October 22, 1992*
3.5	Amendment to Certificate of Limited Partnership – Form LP-2: Filed January 24, 1994*
3.6	Amendment to Certificate of Limited Partnership – Form LP-2: Filed December 30, 1998***
Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 19, 1999***
4.1	Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)
5	Opinion of Morgan Miller Blair, a Law Corporation, with Respect to Legality of the Securities
8	Opinion of Morgan Miller Blair, a Law Corporation, with Respect to Federal Income Tax Matters
10.1	Credit Agreement By and Among Owens Mortgage Investment Fund, California Bank & Trust, As Agent, and the Lenders Parties Thereto Dated as of August 31, 2001**
Modification to Credit Agreement as of February 28, 2002**
Second Modification to Credit Agreement as of August 16, 2002**
Modification to Credit Agreement as of July 31, 2003**
Modification to Credit Agreement as of July 31, 2005**
Modification to Credit Agreement as of September 30, 2005**
Modification to Credit Agreement as of February 9, 2006**
Modification to Credit Agreement as of August 15, 2006**
Modification to Credit Agreement as of February 23, 2007**
Modification to Credit Agreement dated July 20, 2007****
23.1	Consent of Morgan Miller Blair, a Law Corporation (included in Exhibit 5)
23.2	Consent of Morgan Miller Blair, a Law Corporation (included in Exhibit 8)
23.3	Consent of Moss Adams LLP (Owens Mortgage Investment Fund)
23.4	Consent of Moss Adams LLP (Owens Financial Group, Inc.)
____________________________
*Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.
**Previously filed as Exhibit 10.1 to Form 10-K on March 29, 2007 and incorporated herein by this reference.
***Previously filed under Amendment No. 7 to Registration Statement No. 333-69272 and incorporated herein by this reference.

****Previously filed under Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by this reference.

Item 37.  Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

(4)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)To send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6)That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-69272) and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California on March 27, 2008.

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA
LIMITED PARTNERSHIP

By:	OWENS FINANCIAL GROUP, INC.
General Partner

By:	/s/ William C. Owens
William C. Owens, President

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 8 to the Registration Statement on Form S-11 (No. 333-69272) has been signed by the following persons in the capacities and on the dates indicated.

Signature OWENS FINANCIAL GROUP, INC. By /s/ William C. Owens William C. Owens	Capacity General Partner Principal Executive Officer, Director	Date March 27, 2008
By /s/ Bryan H. Draper Bryan H. Draper	Principal Financial Officer, Director	March 27, 2008
By /s/ William E. Dutra William E. Dutra	Director	March 27, 2008
By /s/ Andrew J. Navone Andrew J. Navone	Director	March 27, 2008
By /s/ Melina A. Platt Melina A. Platt	Controller	March 27, 2008

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

INDEX TO EXHIBITS
Exhibit No.                                                    Description
1	Underwriting Agreement*
3	Sixth Amended and Restated Agreement of Limited Partnership (included as Exhibit A to the Prospectus)
3.1	Certificate of Limited Partnership – Form LP-1: Filed July 1, 1984*
3.2	Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 20, 1987*
3.3	Amendment to Certificate of Limited Partnership – Form LP-2: Filed August 29, 1989*
3.4	Amendment to Certificate of Limited Partnership – Form LP-2: Filed October 22, 1992*
3.5	Amendment to Certificate of Limited Partnership – Form LP-2: Filed January 24, 1994*
3.6	Amendment to Certificate of Limited Partnership – Form LP-2: Filed December 30, 1998***
Amendment to Certificate of Limited Partnership – Form LP-2: Filed March 19,1999***
4.1	Sixth Amended and Restated Agreement of Limited Partnership (Included as Exhibit A to the Prospectus)
4.2	Subscription Agreement and Power of Attorney (included as Exhibit B to Prospectus)
5	Opinion of Morgan Miller Blair, a Law Corporation, with Respect to Legality of the Securities
8	Opinion of Morgan Miller Blair, a Law Corporation, with Respect to Federal Income Tax Matters
10.1	Credit Agreement By and Among Owens Mortgage Investment Fund, California Bank & Trust, As Agent, and the Lenders Parties Thereto Dated as of August 31, 2001**
Modification to Credit Agreement as of February 28, 2002**
Second Modification to Credit Agreement as of August 16, 2002**
Modification to Credit Agreement as of July 31, 2003**
Modification to Credit Agreement as of July 31, 2005**
Modification to Credit Agreement as of September 30, 2005**
Modification to Credit Agreement as of February 9, 2006**
Modification to Credit Agreement as of August 15, 2006**
Modification to Credit Agreement as of February 23, 2007**
Modification to Credit Agreement dated July 20, 2007****
23.1	Consent of Morgan Miller Blair, a Law Corporation (included in Exhibit 5)
23.2	Consent of Morgan Miller Blair, a Law Corporation (included in Exhibit 8)
23.3	Consent of Moss Adams LLP (Owens Mortgage Investment Fund)
23.4	Consent of Moss Adams LLP (Owens Financial Group, Inc.)

* Previously filed under Amendment No. 3 to Registration Statement No. 333-69272 and incorporated herein by this reference.
** Previously filed as Exhibit 10.1 to Form 10-K on March 29, 2007 and incorporated herein by this reference.
***Previously filed under Amendment No. 7 to Registration Statement No. 333-69272 and incorporated herein by this reference.
****Previously filed under Form 10-Q for the quarterly period ended June 30, 2007 and incorporated herein by this reference.